Exhibit 99.1

2015 ANNUAL

REPORT

From Luxury Duty Free Shopping, Exciting Entertainment and Fabulous Dining to World-Class Hotel Suites and MICE, Come and Discover Everything at Sands China.

    SANDS CHINA LTD.

    CONTENTS

1.    OVERVIEW 4

1.1    Financial Highlights4

1.2    Highlights of 20155

1.3    Directors and Senior Management11

2.    BUSINESS REVIEW 19

2.1    Chairman’s Statement19

2.2    Business Overview and Outlook21

2.3    Our Properties28

2.4    Management Discussion and Analysis35

2.5    Risk Factors47

2.6    Stakeholder Information61

2.6.1    Our Shareholders61

2.6.2    Our Lenders63

2.6.3    Our Customers64

2.6.4    Our Suppliers64

2.6.5    Our Employees65

2.6.6    Our Commitment to the Community67

2.6.7    Preserving the Environment71

3.    CORPORATE GOVERNANCE

REPORT    77

3.1    Chairman’s Introduction77

3.2    Good Governance78

3.3    The Board79

3.4    Key Roles83

3.5    Activity85

3.6    The Committees87

3.7    Risk and Internal Control91

3.8    Shareholders92

3.9    Compliance Disclosures and

    Other Matters94

3.10    Directors’ Report96

4.    FINANCIAL STATEMENTS 113

4.1    Independent Auditor’s Report113

4.2    Financial Statements115

4.3    Notes to the Consolidated

    Financial Statements121

4.4    Financial Summary206

5.    CORPORATE INFORMATION 207

6.    CONTACT US 208

7.    GLOSSARY 209

In case of any inconsistency between the English version and the Chinese version of this annual report, the English version shall prevail.

our

Luxurious Hotel Rooms and Suites await you.

INTRODUCTION

Sands China operates the largest collection of integrated resorts in Macao. As at December 31, 2015, we had 9,782 hotel rooms and suites, 124 restaurants, 1.5 million square feet of retail, 1.6 million square feet of meeting space, 2 permanent theaters, a 15,000-seat arena and some of the world’s largest casinos.

SANDS CHINA LTD.

1.1 FINANCIAL HIGHLIGHTS

Net revenues were US$6,820.1 million (HK$52,861.2 million) for the year ended December 31, 2015, a decrease of US$2,685.1 million (HK$20,882.0 million), or 28.2%, compared to US$9,505.2 million (HK$73,743.2 million) for the year ended December 31, 2014.

Operating expenses were US$5,301.3 million (HK$41,089.3 million) for the year ended December 31, 2015, a decrease of US$1,579.7 million (HK$12,294.9 million), or 23.0%, compared to US$6,881.0 million (HK$53,384.2 million) for the year ended December 31, 2014.

Adjusted EBITDA for the year ended December 31, 2015 was US$2,223.0 million (HK$17,230.0 million), a decrease of US$1,038.0 million (HK$8,069.5 million), or 31.8%, compared to US$3,261.0 million (HK$25,299.5 million) for the year ended December 31, 2014.

Profit for the year ended December 31, 2015 was US$1,459.4 million (HK$11,311.5 million), a decrease of US$1,088.3 million (HK$8,454.1 million), or 42.7%, compared to US$2,547.7 million (HK$19,765.6 million) for the year ended December 31, 2014.

Note: The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7508 (2014: US$1.00 to HK$7.7582) for the purposes of illustration only.

ANNUAL REPORT 2015

SANDS CHINA LTD.

1.2 HIGHLIGHTS OF 2015

Business

We garnered over 2.5 billion media impressions throughout China with our Venetian David Beckham brand advertising campaign in 2015.

We participated in trade shows and launched VIP dinners to educate the Travel Trade and Meetings sectors about Sands Resorts Cotai Strip Macao and new developments, visiting eight cities across Asia including Taipei, Shanghai, Beijing, Guangzhou, Seoul, Tokyo, Osaka and Singapore. These events introduced the brand positioning of Sands Resorts Cotai Strip Macao, our integrated product offerings of The Venetian Macao, Sands Cotai Central and The Plaza Macao, highlighting the retail and entertainment offering of our integrated resorts. A strong emphasis continued in 2015 with the positioning of luxury retail shopping, live entertainment and the extensive meeting space available at Sands Resorts Cotai Strip Macao.

Destination events continued to drive increased visitation with some 670,000 visitors experiencing the diversified events across our integrated resorts. These events included Chinese New Year celebrations, Carnevale, Macau Wine & Dine Festival, 19th China Music Awards, Monopoly World Championship, DreamWorks Experience, Showdown at Sands, 15th Hua Ding Awards and 4th Master in Paintings.

Sands China continued to leverage the DreamWorks Experience, including Shrekfast, All Stars Daily Parade, Kung Fu Panda Training Academy, King Juliens New Year’s Eve Countdown and hosting film premieres including Penguins at the Madagascar and Return of the Cuckoo.

Sands Resorts Cotai Strip Macao hosted 384 travel industry and meeting planner familiarization events in order to showcase the integrated resorts under a common destination umbrella. Such familiarization events were held with buyers from Asia, emphasizing China, Taiwan, Hong Kong, Japan, Korea and Thailand, highlighting the increased demand for Macao as an ideal meetings and leisure tourism destination.

Cooperative marketing agreements with 38 travel agents across seven Asian countries generated promotional package in excess of 217,000 room nights.

Sales managed 2,019 group enquires in 2015 converting 31%, or 628, bookings resulting in a 1% conversion increase compared to 2014.

The Venetian Macao and Sands Cotai Central together hosted 688 events including exhibitions, trade shows, conferences and social and government events, as well as incentive groups, attracting 1,380,000 visitors.

The Company hosted 73 live international entertainment events attracting more than 331,000 visitors. Major entertainment events held during the year included concerts by top stars such as Big Bang, Eason Chan, Katy Perry, Sammi Cheng, Bon Jovi, Joey Yung, Backstreet Boys and Super Junior, as well as hosting the boxing event Showdown at Sands, The Voice of China, CATS and Beauty and the Beast.

Cotai Jet ferry services carried 7.6 million passengers in 2015 (an average of 21,000 per day), providing an average of 45 daily round trip sailings in 2015.

ANNUAL REPORT 2015

SANDS CHINA LTD.

1.2 HIGHLIGHTS OF 2015

Attendance

Sands China’s properties are among the most visited destinations in Macao, attracting families, business visitors and entertainment seekers from around the world. More than 30% of our hotel guests are families with children and business travelers attending corporate meetings, conventions and exhibitions.

In 2015, all four of our properties, The Venetian Macao, Sands Cotai Central, The Plaza Macao and Sands Macao, attracted a combined total of 68.1 million (2014: 69.7 million) visitors or approximately 186,500 (2014: 191,000) visitors per day.

Entertainment

Entertainment is at the heart of our business. Since opening in 2007, our 15,000-seat Cotai Arena has established itself as one of the top live-entertainment venues in Southern China. It is the only venue in Asia ranked in Pollstar’s Top 100 Arena Venues worldwide, based on ticket sales. The live entertainment program at our properties, from concerts to sporting events to awards ceremonies, is a key traffic and revenue driver and has established the Company as the leader in the field of tourism and leisure activities.

The diversity of entertainment offered by the Company sets it apart from other gaming destinations. Our entertainment offerings include lounge acts, dancers, singers, gondoliers and street performers, all of whom contribute to the overall customer experience at our properties.

Cotai Arena, The Venetian Theatre, Sands Theatre and The Venetian Macao and Sands Cotai Central ballrooms hosted a total of 73 different live entertainment events over 200 event days in 2015. Taken together, these events attracted more than 331,000 visitors. Major entertainment events held during the year included concerts by top stars such as Big Bang, Eason Chan, Katy Perry, Sammi Cheng, Bon Jovi, Joey Yung, Backstreet Boys and Super Junior, as well as hosting the boxing event Showdown at Sands, The Voice of China, CATS and Beauty and the Beast.

Meetings, Incentives, Conventions and Exhibitions

As at December 31, 2015, Sands China’s properties boasted 1.6 million square feet of MICE space specifically designed to meet the needs of meeting planners and corporate events and trade show organizers from around the world. The CotaiExpo at The Venetian Macao is one of the largest exhibition centers in Asia and has hosted some of the region’s biggest exhibitions. Our experience and expertise in this industry continues to drive business and leisure tourism to Macao.

With the opening of Sands Cotai Central in 2012, our meeting and convention capabilities continued to expand and we were proud to provide the same guaranteed expertise and service in our new facilities that has made CotaiExpo the region’s MICE leader. With hotel brands Conrad, Holiday Inn, Sheraton and St. Regis, MICE organizers now have an expanded selection of accommodation choices to satisfy a wider demographic of event attendees. With the implementation of our “Green Meetings” initiative through the global ECO360° program, we will be pursuing our goal of having one of the most sustainable and environmentally-friendly conference centers in Asia.

The Venetian Macao and Sands Cotai Central together attracted 1,380,000 visitors to Macao for MICE events throughout the year, compared to 1,685,000 visitors in 2014, with 1,234,000 visitors attending our 51 exhibitions and trade shows and 146,000 conference and corporate visitors attending 637 meeting and incentive events.

ANNUAL REPORT 2015

SANDS CHINA LTD.

1.2 HIGHLIGHTS OF 2015

Highlights and New Shows during the year include:

The CotaiExpo was the only venue in Asia in 2015 to have both ISO 9001 Quality Management System certification and ISO 20121 Event Sustainability System certification.

Stylish Lifestyle and Housewares Fair 2015 generating more than 20,000 visitors.

Macau Amusement Expo 2015 generating more than 25,000 visitors.

Groups that came back to CotaiExpo in 2015 include:

20th Macao International Trade & Investment Fair (MIF), which attracted 110,000 visitors.

Global Gaming Expo Asia (G2E Asia) 2015, which attracted more than 10,000 visitors.

The Macao International Environmental Co-operation Forum & Exhibition (MIECF), organized annually by the Macao Government, the Macao Trade and Investment Promotion Institute (IPIM) and the Environment Council, which once again attracted approximately 10,000 delegates from around the world to The Venetian Macao.

The February and October sections of International Food Expo 2015, which attracted more than 105,000 visitors.

Baby & Child Products Expo, which attracted more than 86,000 visitors.

China Macau International Automobile Expo 2015, which attracted 80,000 visitors.

Other notable events held throughout 2015 include:

Ice World: 53,000 attendees.

Sands Mega Brand Sales: 48,000 attendees.

International Toy & Game Expo 2015: 30,000 attendees.

ANNUAL REPORT 2015

SANDS CHINA LTD.

1.2 HIGHLIGHTS OF 2015

Awards

Sands China's properties, and in particular The Venetian Macao, continue to set the standard in customer service, MICE, business and leisure travel. Since the opening of The Venetian Macao in 2007, we have received numerous prestigious awards for being Asia's leading integrated resort for business and leisure tourism as well as for our commitment to environmental practices. Awards given to our properties and operations in 2015 include:

Sands China Ltd.

- China International Public Relations Association Golden Flag Award
  Most Influential Publicity Event Award — Macao Handover Anniversary Feature

The Venetian Macao

- Forbes Travel Guide
  Four-Star Rating
- Travel & Leisure China — Travel Awards
  Best Entertainment Resort
- DestinAsian Magazine — 10th Reader's Choice
  Best Hotel in Macao
- Travel + Leisure India & South Asia
  India's Best Awards — Best Luxury Resort
- SmartTravelAsia.com
  Top 25 Conference Hotels 2015
- TripAdvisor Travelers' Choice Awards 2015
  Certificate of Excellence
- Mag Magazine China
  2015 China Mag Travel Awards — 2015 Special Award — The Best Entertainment Resort Hotel
- World Luxury Hotel Awards 2015
  Best Luxury Suite — Macao
- World Travel Awards
  Macao's Leading Casino Resort
  Macao's Leading Resort
- Travel + Leisure 2015 China Travel Award
  China's Top 100 Hotels
- Bid Convention Award
  2015 Macao Convention and Exhibition Commendation Awards
- SCMP: Good Eating Guide 100 Top Tables
  Canton
- 2015 China's Wine List Award
  Two Wine Glasses — Portofino
  Two Wine Glasses — North
  Three Wine Glasses — Canton
- Wine Spectator Magazine 2015
  Best of Award of Excellence — 2 Glasses — Portofino
  Best of Award of Excellence — 2 Glasses — Canton
  Best of Award of Excellence — 2 Glasses — North
- Macau Government Tourist Office Star Merchant Awards
  First Class Restaurant — Imperial House
  First Class Restaurant — Portofino
  First Class Restaurant — Red Dragon
  First Class Restaurant — Golden Peacock
  Deluxe Restaurant — North
- Voyage
  Gourmet Gold List — Best International Restaurant — Golden Peacock
- "mangazine" Magazine
  Golden Locale Award — Best International Travel Destination
- DSPA
  DSPA 2014 Green Hotel — Gold Medal
- Michelin Guide
  One-Star Rating 2015 — Golden Peacock

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ANNUAL REPORT 2015

SANDS CHINA LTD.
1.2 HIGHLIGHTS OF 2015

- Hong Kong Tatler
  Best Restaurant 2015 — Golden Peacock
  Best Restaurant 2015 — North
  Best Restaurant 2015 — Portofino
  Best Restaurant 2015 — Canton

- Agoda.com
  Golden Circle Award

- Golden Net Award — Social Media Marketing Bronze Cup
  Clash in Cotai 2014 Social Media Campaign

Sands Macao

- Travel & Leisure China — Travel Awards
  Best Entertainment Resort

- China Hotel Magazine
  Hotels China Distinguished Achievement — Gold Award

- Wine Spectator Magazine 2015
  Award of Excellence — 1 Glass — Copa Steakhouse

- Macau Government Tourist Office Star Merchant Awards
  First Class Restaurant — Moonlight Food Market
  Deluxe Restaurant — 888 Gourmet Place
  Deluxe Restaurant — Golden Court
  Deluxe Restaurant — Copa Steakhouse

- CEM
  Macau Energy Saving Contest 2014

- Hong Kong Tatler
  Best Restaurant 2015 — Golden Court
  Best Restaurant 2015 — Copa Steakhouse

The Plaza Macao

- Forbes Travel Guide
  Five-Star Rating — Four Seasons Macao
  Four-Star Rating — The Spa at Four Seasons

- TripAdvisor Travellers' Choice Awards 2015
  Top 25 Hotels in China — Four Seasons Macao
  Certificate of Excellence — Four Seasons Macao

- Travel + Leisure 2015 China Travel Award
  China's Top 100 Hotels — Four Seasons Macao

- Conde Nast Traveler China
  2015 Gold List — Four Seasons Macao

- Target Magazine
  Target Taste Award — Recommended Chinese Restaurant 2015 — Zi Yat Heen

- 2015 China's Wine List Award
  Two Wine Glasses — Zi Yat Heen

- Wine Spectator Magazine 2015
  Best of Award of Excellence — Zi Yat Heen

- Michelin Guide
  Two-Star Rating 2015 — Zi Yat Heen

Sands Cotai Central

- Macau Government Tourist Office Star Merchant Awards
  First Class Restaurant — North (SCC)
  First Class Restaurant — Rice Empire
  First Class Restaurant — Yum Cha

Conrad Macao, Cotai Central

- Forbes Travel Guide
  Five-Star Rating
  Four-Star Rating — Bodhi Spa

- Conde Nast Traveler China
  2015 Gold List

- TripAdvisor Travelers' Choice Awards 2015
  Top 25 Hotels in China
  Top 25 Hotels for Service in China
  Top 25 Luxury Hotels in China
  Certificate of Excellence
  Certificate of Excellence — Dynasty 8
  Certificate of Excellence — Grand Orbit

- Hong Kong Tatler
  2015 Best Restaurant Awards — Dynasty 8

- Travel & Leisure China — Travel Awards
  Best Resort Hotels

9
ANNUAL REPORT 2015

SANDS CHINA LTD.

1.2 HIGHLIGHTS OF 2015

- Metropolitan Hotel Awards
  Best Hong Kong/Macau Best Luxury Hotel

- Now Travel Asia Award 2015
  Asia's Top Business Hotel

- World Travel Award
  China's Leading Conference Hotel 2015

- Travel + Leisure 2015 China Travel Award
  China's Top 100 Hotels

- Travel+
  The Best Resort Hotel

- IACM
  Glass Container Recycling Program Award

- World Luxury Hotel Award
  Luxury Green Hotel Winner — China

- SCMP: Good Eating Guide 100 Top Tables
  Dynasty 8

- 2015 China's Wine List Award
  Two Wine Glasses — Dynasty 8

- Wine Spectator Magazine 2015
  Best Award of Excellence — 2 Glasses — Dynasty 8

- Macau Government Tourist Office Star Merchant Awards
  First Class Restaurant — Dynasty 8
  First Class Restaurant — Grand Orbit

- 2015 World Luxury Spa Awards Continent Winners
  Best Luxury Emerging Spa — Bodhi Spa

- World Luxury Spa Awards
  Best Luxury Day Spa — Bodhi Spa

- Hong Kong Tatler
  Best Restaurant 2015 — Dynasty 8

Holiday Inn Macao, Cotai Central

- Forbes Travel Guide
  Four-Star Rating

- TripAdvisor Traveler's Choice Awards 2015
  Certificate of Excellence

- IACM
  Glass Container Recycling Program Award

- "mangazine" Magazine
  Golden Locale Award — Most Popular Hotel for Family

Sheraton Macao Hotel, Cotai Central

- Agoda.com
  Golden Circle Award

- 12th Golden-Pillow Award of China Hotels
  2015 China's Top 10 Popular Resort Hotel

- Travel Weekly Magellan Awards
  2015 Magellan Award Gold Winner — Family Resort/Hotel

- Travel Weekly China
  Best Leisure Hotel of the Year (Hong Kong & Macao)

- TTG China Travel Awards TTG
  Best Meeting & Conventions Hotel in Macao

St. Regis Macao, Cotai Central

- The 5th Annual China Hotel Awards
  "Most Anticipated Hotel Opening" — Ultra Luxury

Cotai Water Jet

- Yazhou Zhoukan
  Asia Excellence Brand Award 2015

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ANNUAL REPORT 2015

SANDS CHINA LTD.

1.3 DIRECTORS AND SENIOR MANAGEMENT

DIRECTORS

As at the Latest Practicable Date, our Board of Directors consists of nine Directors, three of whom are Independent Non-Executive Directors. The following table sets forth certain information concerning our Directors:

Name	Age	Title
Sheldon Gary Adelson	82	Chairman of the Board, Chief Executive Officer and Executive Director
Wong Ying Wai	63	President and Chief Operating Officer and Executive Director
Toh Hup Hock*	50	Chief Financial Officer and Executive Vice President and Executive Director
Robert Glen Goldstein	60	Non-Executive Director
Michael Alan Leven	78	Non-Executive Director
Charles Daniel Forman	69	Non-Executive Director
Chiang Yun	48	Independent Non-Executive Director
Victor Patrick Hoog Antink	62	Independent Non-Executive Director
Steven Zygmunt Strasser	67	Independent Non-Executive Director

Chairman and Executive Director

Sheldon Gary Adelson

aged 82, is the Chairman of our Board, Chief Executive Officer and Executive Director (since March 6, 2015) and the Chairman of the Nomination Committee. Mr. Adelson served as a Non-Executive Director from August 18, 2009 until March 5, 2015. Mr. Adelson has been the Chairman of the board of LVS, Chief Executive Officer and a director of LVS since August 2004. Mr. Adelson has been the Chairman of the board, Chief Executive Officer and a director of Las Vegas Sands, LLC (or its predecessor) since April 1988, when Las Vegas Sands, LLC was formed to own and operate the former Sands Hotel and Casino. Mr. Adelson has extensive experience in the convention, trade show and tour and travel businesses. Mr. Adelson also has investments in other business enterprises. Mr. Adelson created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world's largest computer show in the 1990s. COMDEX was sold to Softbank Corporation in April 1995. Mr. Adelson also created and developed the Sands Expo Center, which he grew into one of the largest privately owned convention and trade show destinations in the United States, before transferring it to LVS in July 2004. He has been the President and Chairman of Interface Group Holding Company, Inc. and its predecessors since the mid-1970s and of LVS's affiliate Interface-Group Massachusetts, LLC and was President of its predecessors since 1990. Mr. Adelson was re-designated as an Executive Director with effect from March 6, 2015.

* Mr. Toh Hup Hock will resign as the Chief Financial Officer and Executive Vice President, an Executive Director, and a director of various subsidiaries of the Company, in each case, with effect from April 15, 2016. For details, please refer to the announcement of the Company dated October 18, 2015.

11

ANNUAL REPORT 2015

SANDS CHINA LTD.

1.3 DIRECTORS AND SENIOR MANAGEMENT

Executive Directors

Wong Ying Wai

aged 63, is our President and Chief Operating Officer (since November 1, 2015), and Executive Director, a member of the Remuneration Committee and the Capex Committee (since January 22, 2016). He is also a director of various subsidiaries of the Company. Dr. Wong joined the Administrative Officer grade of the Hong Kong Government in 1975 and served in a number of key positions including Deputy Secretary for the Civil Service and Deputy Director — General of Industry. Dr. Wong joined the private sector in 1992 and has held top management positions in a number of Hong Kong listed companies in the property development and construction business sectors including Hsin Chong Construction Group Ltd., K. Wah International Holdings Limited, Henderson China Holdings Limited and the Shui On Group.

Dr. Wong started his political career at the national level when he was appointed as a member of The Basic Law Consultative Committee (1985–1990) by the Central People’s Government of the People’s Republic of China. He was subsequently appointed by The National People’s Congress of the People’s Republic of China (the “NPC”) as a member of the Preliminary Working Committee for the HKSAR Preparatory Committee in 1993 and a member of the HKSAR Preparatory Committee in 1995, both bodies were responsible for the transitional policies and arrangements relating to the establishment of the HKSAR

Government in 1997. Dr. Wong was a Deputy to the NPC during the period from 1997 to 2013.

Dr. Wong’s public service continues through his participation in a number of councils and committees in Hong Kong. He is currently the Chairman of Hong Kong Arts Development Council, the Standing Commission on Civil Service Salaries and Conditions of Service and the Hong Kong Baptist University Foundation, the Chairman and director of The Hong Kong International Film Festival Society Limited, Asian Film Awards Academy Limited, Pacific Basin Economic Council Limited and the Hong Kong Institute for Public Administration. He was appointed as the Vice Chairman of Hong Kong Film Development Council in April 2013. He was the Chairman of the Court and Council of the Hong Kong Baptist University during the period from 2007 to 2012.

For his long and distinguished public and community service, Dr. Wong was awarded the Silver Bauhinia Star and the Gold Bauhinia Star by the Government of the HKSAR in 2007 and 2015 respectively. Dr. Wong was conferred the degree of Doctor of Humanities honoris causa from Hong Kong Baptist University in November 2013, recognizing his outstanding professional achievements as well as his remarkable contributions to society. He was educated at Harvard University (MPA), University of Oxford, The University of Hong Kong (BSocSc) and The Chinese University of Hong Kong.

Dr. Wong is currently an Independent Non-Executive Director of Xinyi Glass Holdings Limited, a company listed on the Stock Exchange (Stock code: 868). Dr. Wong was the Executive Director, Executive Chairman and Chief Executive Officer of Hsin Chong Construction Group Ltd., a company listed on the Stock Exchange (Stock code: 404), until November 1, 2015 and serves as the senior adviser to the board of Hsin Chong Construction Group Ltd. subsequent to his resignation from other positions mentioned above. He was also a Non-Executive Director and Chairman of Synergis Holdings Limited, a company listed on the Stock Exchange (Stock code: 2340), until December 11, 2015. Dr. Wong was appointed Executive Director on January 22, 2016.

ANNUAL REPORT 2015

SANDS CHINA LTD.

1.3 DIRECTORS AND SENIOR MANAGEMENT

Toh Hup Hock*

aged 50, is our Chief Financial Officer and Executive Vice President and Executive Director. Mr. Toh is currently also a director of some of our PRC, Cayman Islands, Macao and Hong Kong subsidiaries. Mr. Toh joined our Group in April 2007 and served as Senior Vice President, Finance until November 2009. Mr. Toh had a 15-year career with General Electric Company (“GE”) prior to joining our Group. During his tenure at GE, Mr. Toh held a number of Chief Financial Offi cer and similar positions in Asia, including GE Lighting Asia, GE Consumer Products Asia, GE Consumer & Industrial Asia and GE Plastics Greater China.

On June 8, 2015, Mr. Toh was appointed as a committee member of the Tourism Development Committee of the Macao Government. Mr. Toh holds a Bachelor of Science in Accounting from Murdoch University and a Masters in Business Administration from the University of Queensland. Mr. Toh is a full member of FCPA Australia. Mr. Toh was appointed Executive Director on June 30, 2010.

Non-Executive Directors

Robert Glen Goldstein

aged 60, is a Non-Executive Director since November 1, 2015 and the chairman of the Capex Committee since March 11, 2016. He is also a director of one of our Macao subsidiaries and the senior vice president of one of our U.S. subsidiaries. Mr. Goldstein has been the President and Chief Operating Officer of LVS and Las Vegas Sands, LLC since January 1, 2015 and a Class III director of LVS since January 29, 2015. Mr. Goldstein served as a Non-Executive Director since May 30, 2014 until he was subsequently re-designated as an Executive Director on March 6, 2015, and he was further re-designated as a Non-Executive Director with effect from November 1, 2015.

Mr. Goldstein was our Interim President from March 6, 2015 to November 1, 2015 and was a member of the Capex Committee from March 6, 2015 to March 10, 2016. Prior to 2015, he was LVS’ Executive Vice President and President of Global Gaming Operations since 2011. Prior to joining LVS in 1995, Mr. Goldstein was involved in casino-hotel developments in the United States and the Caribbean. Since joining LVS, he has played a key role in the development of The Venetian and The Palazzo in Las Vegas. Mr. Goldstein was also the President and the Chief Operating Officer of The Venetian and The Palazzo in Las Vegas from their opening to 2010. His current primary focus at LVS is overseeing all aspects of the company’s operations in the United States, Macao and Singapore. Mr. Goldstein holds a Bachelor of Arts, History and Political Science, Magna Cum Laude, from the University of Pittsburgh and a Juris Doctorate from the Temple University School of Law. In 1980, he became a member of the Pennsylvania Bar Association. Mr. Goldstein has also been a director of Remark Media, Inc., a company listed on The National Association of Securities Dealers Automated Quotations (NASDAQ), since May 2013. Mr. Goldstein was re-designated as a Non-Executive Director on November 1, 2015.

* Mr. Toh Hup Hock will resign as the Chief Financial Officer and Executive Vice President, an Executive Director, and a director of various subsidiaries of the Company, in each case, with effect from April 15, 2016. For details, please refer to the announcement of the Company dated October 18, 2015.

ANNUAL REPORT 2015

SANDS CHINA LTD.

1.3 DIRECTORS AND SENIOR MANAGEMENT

Michael Alan Leven

aged 78, is a Non-Executive Director and a member of the Capex Committee since March 11, 2016. He is the Chairman and Chief Executive Officer of The Georgia Aquarium since January 2015. Mr. Leven was our Acting Chief Executive Officer from July 2010 to July 2011, a Special Advisor to the Board from October 2009 to July 2010, an Executive Director from July 2010 to July 2011, and the chairman of the Capex Committee from March 1, 2011 to March 10, 2016. From March 2009 until December 2014, Mr. Leven was the President and Chief Operating Officer of LVS, a company listed on the New York Stock Exchange and its wholly-owned subsidiary, Las Vegas Sands, LLC. Mr. Leven has been a member of LVS’s board of directors since August 2004. Prior to joining LVS, Mr. Leven served as the Chief Executive Officer of The Georgia Aquarium since September 2008. From January 2006 through September 2008, Mr. Leven was the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation. Until July 2006, Mr. Leven was the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. He was previously the President and Chief Operating Officer of Holiday Inn Worldwide, President of Days Inn of America, and President of Americana Hotels. Mr. Leven has also been a Trustee of Hersha Hospitality Trust, a company listed on the New York Stock Exchange, since May 2012 (Mr. Leven previously served as a Trustee of Hersha Hospitality Trust from May 2001 until March 2010). Mr. Leven was re-designated as a Non-Executive Director on July 27, 2011.

Charles Daniel Forman

aged 69, is a Non-Executive Director. Mr. Forman is currently a member of the board of directors of LVS and its wholly-owned subsidiary, Las Vegas Sands, LLC since August 2004 and March 2004 respectively. Mr. Forman served as Chairman and Chief Executive Officer of Centric Events Group, LLC, a trade show and conference business from April 2002 until his retirement upon the sale of the business in 2007. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. During 2000, he was Executive Vice President of International Operations of Key3Media, Inc. From 1998 to 2000, he was Chief Legal Officer of ZD Events Inc., a tradeshow business that included COMDEX. From 1995 to 1998, Mr. Forman was Executive Vice President, Chief Financial and Legal Officer of Softbank Comdex Inc. From 1989 to 1995, Mr.

Forman was Vice President and General Counsel of The Interface Group, a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988. Mr. Forman is a member of the Board of Trustees of The Dana-Farber Cancer Institute. Mr. Forman holds a Bachelor of Arts from the University of Pennsylvania and a Juris Doctorate from the Boston University School of Law. Mr. Forman was appointed Non-Executive Director on May 30, 2014.

ANNUAL REPORT 2015

SANDS CHINA LTD.

1.3 DIRECTORS AND SENIOR MANAGEMENT

Independent Non-Executive Directors

Chiang Yun

aged 48, is an Independent Non-Executive Director and a member of the Audit Committee. With over 20 years of private equity investment experience, Ms. Chiang is one of the founding managing partners of Pacific Alliance Equity Partners, the private equity division of Pacific Alliance Group. Ms. Chiang had been a Non-Executive Director of Goodbaby International Holdings Limited, listed on the Stock Exchange, since July 2000 until she was re-designated as an Independent Non-Executive Director on May 23, 2014. Ms. Chiang is currently an Independent Non-Executive Director of Pacific Century Premium Developments Limited, listed on the Stock Exchange. Ms. Chiang obtained her Executive Master of Business Administration from The Kellogg Graduate School of Management of Northwestern University and Hong Kong University of Science and Technology and her Bachelor of Science degree, cum laude, from Virginia Polytechnic Institute and State University. Ms. Chiang was appointed Independent Non-Executive Director on October 14, 2009.

Victor Patrick Hoog Antink

aged 62, is an Independent Non-Executive Director, the Chairman of the Audit Committee, a member of the Remuneration Committee and a member of the Capex Committee. Mr. Hoog Antink is the former Chairman of South Bank Corporation, and a Director of Property Industry Foundation. He is also a member of the Bond University Council and the Chairman of the Bond Business School Board of Advisors in Australia. Mr. Hoog Antink retired as a Chief Executive Officer of DEXUS Property Group in March 2012, a company listed on the Australian Stock Exchange (ASX: DXS), which specializes in owning, managing and developing world class office, industrial and retail properties with total assets under management of approximately 14 billion Australian dollars as at December 31, 2011. Prior to joining DEXUS Property Group in 2003, Mr. Hoog Antink was the Director of Funds Management of Westfield Holdings Limited in Sydney. Mr. Hoog Antink has also held positions with Greenprint Foundation as a Director, Property Council of Australia as National President, Shopping Centre Council of Australia as Director, McIntosh Securities Limited, Sydney as a Director in Corporate and Property, Allco Finance Group Limited, Sydney as a Director in Property Finance, Chase Corporation Limited, Sydney as a Property Director, and Hill Samuel Limited (now Macquarie Bank), Sydney as an Associate Director. Mr. Hoog Antink holds a Bachelor of Commerce from the University of Queensland and a Master of Business Administration from Harvard Business School. He is a Fellow of the Australian Institute of Company Directors, a Fellow of the Institute of Chartered Accountants, Australia, a Fellow of the Australian Property Institute and a Fellow of the Royal Institute of Chartered Surveyors. Mr. Hoog Antink possesses the accounting and related financial management expertise required under Rule 3.10(2) of the Listing Rules. Mr. Hoog Antink was appointed Independent Non-Executive Director on December 7, 2012.

ANNUAL REPORT 2015

SANDS CHINA LTD.

1.3 DIRECTORS AND

SENIOR MANAGEMENT

Steven Zygmunt Strasser

aged 67, is an Independent Non-Executive Director, a member of the Audit Committee and a member of the Remuneration Committee. Mr. Strasser has spent 28 years heading energy companies in the United States of America and in Asia. Mr. Strasser was, until June 2012, (i) the chairman, director and chief executive officer of Power Efficiency Corporation, a start up clean-tech company in the United States and (ii) the chairman, director and chief executive officer of Power Efficiency Asia Ltd. In 2001, Mr. Strasser also founded and became the chief executive Officer of Summit Energy Ventures LLC, a “clean-tech” venture capital fund. Mr. Strasser holds a Bachelor of Arts in Political Science and Economics and a Bachelor of Civil Law from McGill University and a Juris Doctor degree from the University of Washington. He also pursued post-graduate studies in international law at the University of Aix-en-Provence. Mr. Strasser was appointed Independent Non-Executive Director on May 31, 2013.

ANNUAL REPORT 2015

SANDS CHINA LTD.

1.3 DIRECTORS AND SENIOR MANAGEMENT

SENIOR MANAGEMENT

Sheldon Gary Adelson

aged 82, is the Chairman of our Board, our Chief Executive Officer, Executive Director and the Chairman of the Nomination Committee.

Wong Ying Wai

aged 63, is our President and Chief Operating Officer, Executive Director and a member of the Remuneration Committee and the Capex Committee.

Toh Hup Hock*

aged 50, is our Chief Financial Officer and Executive Vice President and Executive Director.

Chum Kwan Lock, Grant

aged 40, is our Chief of Staff and is also a director of a number of our subsidiaries. Mr. Chum joined LVS and our Group as Senior Vice President, Global Gaming Strategy in July 2013. Prior to joining the Group, Mr. Chum spent 14 years at UBS Investment Bank (“UBS”) in a variety of roles, including serving as Head of Hong Kong Equity Research from 2010 to 2013, and Head of China Equity Research from 2007 to 2010. Mr. Chum was also responsible for Asia gaming equity research from 2006 to 2013 for UBS and was named Asia’s stock-picker of the year by the Financial Times in 2011. Mr. Chum graduated in Philosophy, Politics, and Economics with First Class Honors from Oxford University.

* Mr. Toh Hup Hock will resign as the Chief Financial Officer and Executive Vice President, an Executive Director, and a director of various subsidiaries of the Company, in each case, with effect from April 15, 2016. For details, please refer to the announcement of the Company dated October 18, 2015.

ANNUAL REPORT 2015

Something Sumptuous To Suit Every Taste.

SANDS CHINA LTD.

2.1 CHAIRMAN’S STATEMENT

Dear Shareholders,

On behalf of the Board, I am pleased to report that we continued to execute our strategic objectives during the year.

Despite the challenges in the Macao market, we again delivered a strong set of financial results, while meaningfully contributing to Macao’s diversification and long-term development objectives as Asia’s leading business and leisure tourism destination.

We once again generated market-leading adjusted EBITDA and profit while returning excess capital to Shareholders. Our strong cash flow generation and balance sheet allowed the Board to declare dividends per share of HK$1.99 in 2015, returning over HK$16.0 billion to Shareholders.

The Company generated a market-leading US$2.22 billion in adjusted EBITDA in 2015, with an adjusted EBITDA margin of 32.6%. Net revenues were US$6.82 billion.

Our property portfolio in Macao continues to generate strong visitation and financial results. We welcomed over 68 million visitors to our properties during 2015. The Venetian Macao, our ?agship property on Cotai, remains the iconic, must-see integrated resort destination in Macao, welcoming over 31 million visitors annually. Despite all the headwinds and challenges in 2015, and the arrival of new competition, The Venetian Macao generated US$1.1 billion of adjusted EBITDA for the year, and was the only property in Macao to exceed US$1.0 billion in adjusted EBITDA. Sands Cotai Central, The Plaza Macao and Sands Macao also delivered solid operating results for the year.

Looking ahead, we remain fully committed to playing the pioneering role in Macao’s transformation into Asia’s leading business and leisure tourism destination. Our track record in being transformative pioneers in MICE, retail and entertainment remains unmatched in our industry. Sands China’s unrivaled diversity of product offering, scale and critical mass allow the Company to cater to every type of business and leisure visitor. Our integrated resort business model clearly positions the Company well for future growth.

With the opening of The Parisian Macao in 2016, Sands China will have invested in excess of US$13.0 billion to deliver on our promise to contribute to Macao’s diversification and success as Asia’s leading business and leisure tourism destination. Our investment includes nearly 13,000 hotel rooms, 2.0 million square feet (approximately 186,000 square meters) of retail-mall offerings and 2.0 million square feet (approximately 186,000 square meters) of MICE capacity.

I am confident that The Parisian Macao will both replicate the success of The Venetian Macao as another themed, iconic and must-see integrated resort destination for Macao’s visitors, while expanding the overall business and leisure tourism appeal of Macao.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.1 CHAIRMAN’S STATEMENT

Importantly, the benefits of our integrated resort business model extend far beyond our own financial success. As one of the largest employers in Macao, we take our responsibilities to the community very seriously. Our decade-long effort in developing and promoting local talent is showing clear results. In 2004, when we opened the Sands Macao, only 7% of our approximately 900 managerial staff were citizens of Macao. Today, after eleven years of training and development programs focused on our local team members, 86% of our approximately 2,700 managerial staff are citizens of Macao.

We could not have achieved our industry-leading financial results and contributions to Macao’s diversification and success as a business and leisure tourism destination without the hard work and dedication of Sands China’s nearly 27,000 team members. I thank them once again for their efforts and look forward to their continued contributions in the years ahead.

We look forward to sharing the Company’s continued success with you and other stakeholders at the upcoming Sands China Annual General Meeting.

I thank you again for the confidence you have placed in us.

Sheldon G. Adelson

Chairman of the Board and Chief Executive Officer

March 11, 2016

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.2 BUSINESS OVERVIEW AND OUTLOOK

We are the leading developer, owner and operator of integrated resorts and casinos in Macao as measured by adjusted EBITDA. We are the largest operator of integrated resorts in Macao, which contain not only gaming areas but also meeting space, convention and exhibition halls, retail and dining areas and entertainment venues. We believe that our integrated resorts are unique to Macao and differentiate us from our competitors. VML, our subsidiary, holds one of six concessions or subconcessions permitted by the Macao Government to operate casinos or gaming areas in Macao. Macao is the largest gaming market in the world as measured by casino gaming revenue and is the only location in China offering legalized casino gaming.

We own The Venetian Macao, Sands Cotai Central, The Plaza Macao and Sands Macao. We also own CotaiExpo, one of the largest convention and exhibition halls in Asia; Macao’s largest entertainment venue, the Cotai Arena; and one of the two major high speed ferry companies operating between Hong Kong and Macao. Our luxury and mid-market retail malls feature over 600 shops with well-known retail brands such as Bottega Veneta, Brioni, Bulgari, Cartier, Chanel, Dior, Dolce and Gabbana, Giorgio Armani, Gucci, Hermès, Louis Vuitton, Marks and Spencer, Montblanc, Omega, Prada, Ralph Lauren, Saint Laurent, Tiffany & Co., Uniqlo, H&M, Valentino, Versace, Victoria’s Secret and Zara. As at December 31, 2015, our properties featured 9,782 suites and hotel rooms, 19 Paiza Mansions, 1,535 table games, 4,183 slot machines, over 120 different restaurants and food outlets, as well as other integrated resort amenities.

In May 2004, we opened the Sands Macao to target the mass market segment. The Sands Macao was the ? rst Las Vegas-style casino in Macao and currently contains a mix of gaming areas for mass market, VIP and premium players, entertainment and dining facilities, and hotel rooms and suites. In August 2007, we opened The Venetian Macao, the anchor property of our Cotai Strip development, and in August 2008, we opened The Plaza Macao, a boutique luxury integrated resort featuring a Four Seasons Hotel, the Shoppes at Four Seasons and the Plaza Casino. In July 2009, we completed and introduced our ultra-exclusive Paiza Mansions at The Plaza Macao. These mansions are individually designed and are made available by invitation only. On April 11, 2012, we opened the Conrad and Holiday Inn tower at Sands Cotai Central, featuring more than 600 rooms and suites under the Conrad hotel brand and more than 1,200 rooms under the Holiday Inn hotel brand. On September 20, 2012, we opened the ? rst Sheraton tower at Sands Cotai Central, featuring approximately 1,800 rooms and suites. On January 28, 2013, we opened the second Sheraton tower, featuring approximately 2,100 additional rooms and suites. On December 18, 2015, we opened the St. Regis tower, featuring 400 rooms and suites. The Company is constructing the remainder of the St. Regis tower, an apart-hotel wing that consists of approximately 1.0 million square feet of St. Regis-serviced and -branded luxury apart-hotel units and common areas, subject to Macao Government approval. All hotel towers at Sands Cotai Central also feature significant gaming, meeting, convention and retail space as well as several distinctive dining offerings. On December 20, 2012, we opened a fully enclosed climate-controlled footbridge with moving walkways to enhance the inter-connectivity and accessibility between our Cotai Strip properties.

We are constructing The Parisian Macao, an integrated resort that will be connected to The Venetian Macao and Four Seasons Macao. The Parisian Macao is intended to include a gaming area (to be operated under our gaming subconcession), a hotel with approximately 3,000 rooms and suites and retail, entertainment, dining and meeting facilities. We expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.7 billion, inclusive of payments made for the land premium. As with projects of this nature, we will continue to analyze options for both a full and phased opening of the facility, which is anticipated to open in the second half of 2016, subject to Macao Government approval. In addition, we will be completing the development of some open areas surrounding our Cotai Strip properties.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.2 BUSINESS OVERVIEW AND OUTLOOK

Our business strategy continues to be to develop Cotai and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our interconnected integrated resorts, which leverage a wide range of branded hotel and resort offerings, are designed to attract different segments of the market all year round. When fully completed, we expect our Cotai Strip development to contain over 12,000 hotel rooms, nearly 2.0 million square feet of MICE space, approximately 2.0 million square feet of retail malls, theaters and other amenities. We believe our business strategy and development plan will allow us to achieve more consistent demand, longer average length of stay in our hotels and higher margins than more gaming-centric facilities.

KEY STRENGTHS

We believe that we have a number of key strengths that differentiate our business from that of our competitors, including:

Diversified, high quality integrated resort offerings with substantial non-gaming amenities;

Substantial cash flow from existing operations and a significant development pipeline;

Established brands with broad regional and international market awareness and appeal;

An experienced management team with a proven track record;

Significant benefits from our on-going relationship with LVS; and

A focus on high-margin mass market gaming.

BUSINESS STRATEGIES

Building on our key strengths, we seek to enhance our position as the leading developer and operator of integrated resorts and casinos in Macao by continuing to implement the following business strategies:

Developing and diversifying our integrated resort offerings on Cotai to include a full complement of products and services to cater to different market segments. Our ultimate plans for Cotai include four integrated resorts, MICE space, additional retail, dining and entertainment facilities and a range of hotel offerings to cater to different segments of the market. Our plans include offering ?ve-, four- and three-star hotel rooms on Cotai. With the completion of Sands Cotai Central, we have Conrad, Holiday Inn, Sheraton and St. Regis branded hotel rooms. We are able to leverage the recognition and the sales, marketing and reservation capabilities of these premier hotel brands to attract a new segment of customers to our properties. We believe our partnerships with renowned hotel management partners, our diverse integrated resort offerings and the convenience and accessibility of our properties will further increase the appeal of our properties to both the business and leisure customer segments.

Leveraging our scale of operations to create and maintain an absolute cost advantage. Management expects to benefit from lower unit costs due to the economies of scale inherent in our operations. Opportunities for lower unit costs include, but are not limited to, lower utility costs; more ef?cient staffing of hotel and gaming operations; and centralized laundry, transportation, marketing and sales, and procurement. In addition, our scale allows us to consolidate certain back office functions and, where appropriate, to relocate these functions to Zhuhai, China. Zhuhai labor rates are approximately one third of those in Macao.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.2 BUSINESS OVERVIEW AND OUTLOOK

Focusing on the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP and premium players. Our properties cater not only to VIP and premium players, but also to mass market customers, which comprise our most profitable gaming segment. We believe that the mass market segment will continue to be a long-term growing segment as a result of the introduction of more high-quality gaming facilities and non-gaming amenities into the market. Our management estimates that our mass market table revenues typically generate a gross margin that is approximately four times higher than that of our typical VIP table revenues. Additionally, because mass market players do not receive extensive complimentary services, including provision of hotel rooms, meals or other products or services, they contribute significantly to our non-gaming revenues.

Monetizing our non-core assets to reduce net investment through the sale of retail malls and the sale or cooperativization of luxury apart-hotels. Our integrated resorts include retail facilities and apart-hotels. These assets can be sold to increase our financial flexibility and improve our returns on invested capital. The sale of these assets would not diminish the ability of the retail facilities and apart-hotels to attract traffic to our properties.

INDUSTRY

Despite challenging economic conditions that resulted in a year-over-year decline in annual gaming revenue, Macao remains the largest gaming market in the world and the only market in China to offer legalized casino gaming. According to Macao Government statistics that are issued publicly on a monthly basis by DICJ, annual gaming revenues were US$29.0 billion in 2015, a 34.2% decrease compared to 2014.

Despite the recent decrease in gaming revenues, we expect that Macao will return to meaningful long-term growth and the 30.7 million visitors that Macao welcomed in 2015 will continue to increase over time. We believe this growth will be driven by a variety of factors, including the movement of Chinese citizens to urban centers in China, continued growth of the Chinese outbound tourism market, the increased utilization of existing transportation infrastructure, the introduction of new transportation infrastructure and the continued increase in hotel room inventory in Macao and neighboring Hengqin Island. Based on announced plans in Macao, over US$13 billion of capital is expected to be invested by concessionaires and subconcessionaires in new resort development projects on Cotai with announced opening dates between 2016 and 2017, including our investment in The Parisian Macao. In total, these new projects will add over 8,000 incremental hotel rooms, along with incremental gaming capacity as well as other non-gaming offerings. These new resorts should help increase the critical mass on Cotai and further drive Macao’s transformation into a leading business and leisure tourism hub in Asia.

We believe the development of additional integrated resort products in Macao will also drive increased demand for gaming products. Table games are the dominant form of gaming in Asia with Baccarat being the most popular game. Historically, VIP baccarat has generated the majority of gaming revenue in Macao. In 2015, however, the mass gaming and slot segments represented a record 44.6% of the market revenue due to the increasing diversity of mass gaming and slot products in Cotai. We expect this trend to continue and thereby intend to introduce more modern and popular products catering to this growing customer segment. Furthermore, continued improvement of our high-quality gaming product offerings has enabled us to capture a meaningful share of the overall Macao gaming market across all player segments.

Proximity to Major Asian Cities

More than 1.0 billion people are estimated to live within a three-hour flight from Macao and more than 3.0 billion people are estimated to live within a five-hour flight from Macao.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.2 BUSINESS OVERVIEW AND OUTLOOK

Visitors from Hong Kong, southeast China, Taiwan and other locations in Asia can reach Macao in a relatively short time, using a variety of transportation methods, and visitors from more distant locations in Asia can take advantage of short travel times by air to Zhuhai, Shenzhen, Guangzhou or Hong Kong (followed by a road, ferry or helicopter trip to Macao). In addition, numerous air carriers fly directly into Macao International Airport from many major cities in Asia.

Macao draws a significant number of customers who are visitors or residents of Hong Kong. One of the major methods of transportation to Macao from Hong Kong is the jetfoil ferry service, including our ferry service, CotaiJet. Macao is also accessible from Hong Kong by helicopter. In addition, the bridge linking Hong Kong, Macao and Zhuhai is expected to reduce the travel time between Hong Kong and Macao and is expected to begin a phased opening in 2017.

Competition in Macao

Gaming in Macao is administered by the government through concessions awarded to three different concessionaires and three subconcessionaires, of which we are one. No additional concessions have been granted by the Macao Government since 2002; however, if the Macao Government were to allow additional gaming operators in Macao through the grant of additional concessions or subconcessions, we would face additional competition.

SJM holds one of the three concessions and currently operates 17 facilities throughout Macao. Historically, SJM was the only gaming operator in Macao. Many of its gaming facilities are relatively small locations that are offered as amenities in hotels; however, some are large operations, including the Hotel Lisboa and The Grand Lisboa. SJM is currently developing the Grand Lisboa Palace, a 2,000-room resort on Cotai, that is scheduled to open in 2017.

Wynn Resorts Macau, a subsidiary of Wynn Resorts Limited, holds a concession and owns and operates the Wynn Macau and Encore at Wynn Macau, which opened in September 2006 and April 2010, respectively. In May 2012, the Macao Government granted a land concession to Wynn Resorts Macau, allowing the casino operator to construct a full scale integrated resort on Cotai. The 1,700-room integrated resort, Wynn Palace, will be located behind the City of Dreams and currently is expected to open in 2016.

In 2006, an affiliate of Publishing and Broadcasting Limited (“PBL”) purchased Wynn Resorts Macau’s subconcession right under its gaming concession, which permitted the PBL affiliate to receive a gaming subconcession from the Macao Government. In May 2007, the PBL affiliate, Melco Crown, opened the Crown Macao, later renamed Altira. In June 2009, Melco Crown opened the City of Dreams, an integrated casino resort located adjacent to our Sands Cotai Central, which includes Crown Towers, Hard Rock and Grand Hyatt hotels. In October 2015, Melco Crown and its joint venture partners opened its second casino resort on Cotai, Studio City; which includes 1,600 hotel rooms, restaurants, retail, convention and exhibition facilities and other resort attractions.

Galaxy holds the third concession and has the ability to operate casino properties independent of our subconcession agreement with Galaxy and the Macao Government. Galaxy currently operates six casinos in Macao, including StarWorld Hotel, which opened in October 2006; Galaxy Macau, which is located near The Venetian Macao and opened in May 2011; and Broadway, which opened in May 2015. Additionally, in May 2015, Galaxy opened the second phase of its Galaxy Macau property on Cotai. The expansion includes the JW Marriott and Ritz Carlton, comprised of approximately 1,250 hotel rooms, as well as additional restaurants, retail and convention and exhibition facilities.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.2 BUSINESS OVERVIEW AND OUTLOOK

MGM Grand Paradise, a joint venture between MGM Resorts International and Pansy Ho Chiu-King, obtained a subconcession from SJM in April 2005, allowing the joint venture to conduct gaming operations in Macao. The MGM Grand Macau opened in December 2007 and is located on the Macao Peninsula adjacent to the Wynn Macau. In October 2012, MGM Grand Paradise received a land concession from the Macao Government to develop a casino resort on Cotai. MGM Cotai will be located behind Sands Cotai Central and currently is expected to open in the ? rst quarter of 2017. The casino resort is expected to include approximately 1,500 hotel rooms and other non-gaming amenities.

Our operations also face competition from other gaming and resort destinations, both in Asia and globally.

OTHER OPERATIONS

As part of our goal of driving visitation to Cotai and improving the customer experience in Macao, we have made targeted investments to help develop Macao’s transportation infrastructure. Our transportation operations consist of our high-speed CotaiJet ferry service between Hong Kong and Macao, CotaiLimo™ service, CotaiShuttle bus service, airplane service for VIP and premium players, and a travel agency.

COTAIJET FERRY SERVICES

In November 2007, we launched our high-speed CotaiJet ferry service between the Hong Kong Macau Ferry Terminal and the TTFT near our Cotai Strip development. With our 14 ferries, we have the ability to run ferries on 15-minute intervals as needed to meet demand. We transferred approximately 21,000 passengers per day for the year ended December 31, 2015, which was in line with the results of 2014. We provided an average of approximately 45 daily round trip sailings between Macao and Hong Kong. Our CotaiJet ferry service offered the following routes during 2015:

From Hong Kong To Macao

Hong Kong Macau Ferry Terminal Taipa Temporary Ferry Terminal Hong Kong China Ferry Terminal Taipa Temporary Ferry Terminal Sky Pier at Hong Kong International Airport Taipa Temporary Ferry Terminal Hong Kong Macau Ferry Terminal Macau Maritime Ferry Terminal Hong Kong China Ferry Terminal Macau Maritime Ferry Terminal

From Macao To Hong Kong

Taipa Temporary Ferry Terminal Hong Kong Macau Ferry Terminal Taipa Temporary Ferry Terminal Hong Kong China Ferry Terminal

Taipa Temporary Ferry Terminal Sky Pier at Hong Kong International Airport Macau Maritime Ferry Terminal Sky Pier at Hong Kong International Airport

The CotaiJet service is fully managed and operated on our behalf by Chu Kong High-Speed Ferry Co., Ltd. of Hong Kong, using catamarans owned by our wholly owned indirect subsidiaries. Each custom-built catamaran has the capacity to carry more than 400 passengers and operate at top speeds of approximately 42 knots.

We operate our passenger ferry service pursuant to a 10-year license granted to us by the Macao Government on January 14, 2010.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.2 BUSINESS OVERVIEW AND OUTLOOK

CotaiLimo

Our CotaiLimo service fleet consists over 90 limousines. It operates 24 hours per day and includes five signature vehicles (five Rolls-Royce Phantom EWB), which are provided on an exclusive basis to our VIP and premium players. Fleet deployment is managed through a centralized dispatch office for all pre-booked services, while additional vehicles are at various locations to provide “on demand” services.

CotaiShuttle Bus Service

We operate a fleet of 141 (78 owned, 63 rented) complimentary shuttle buses that transport passengers between our properties and from the Macau Maritime Ferry Terminal, the TTFT and the Macau International Airport to our properties every five to ten minutes during peak periods. These shuttle buses are also supported by an additional 30 coaches to serve increased demand. The CotaiShuttle also runs to and from two border checkpoints with mainland China, the Gongbei Border Gate and the Lotus Flower Bridge, transporting visitors directly to and between our properties every five to eight minutes during peak periods. The services between the TTFT and our properties operate 24 hours per day to provide a connecting service for all CotaiJet ferry arrivals and help direct visitors to our properties. Based on our operational data, 16.2 million passengers arrived at The Venetian Macao, Sands Cotai Central, The Plaza Macao and Sands Macao on our complimentary shuttle bus service in 2015, which is a decline of 8% compared to 2014. In addition, a complimentary shuttle bus service operates between our Cotai properties and Galaxy Macau to enhance the overall Cotai experience. All of these routes maintain a regular schedule, although exact operating hours are dependent on the specific route. Most routes operate for a minimum of 16 hours every day.

Airplanes

Through a Shared Services Agreement with LVS, we have access to a fleet of 18 corporate configured airplanes, four of which are currently stationed permanently in Asia. All airplanes are owned by LVS or by various entities controlled by our Controlling Shareholder and are operated by Sands Aviation, LLC, an affiliate of our Company. We can deploy these airplanes to bring VIP and premium players from around the globe to our properties in Macao.

CotaiTicketing

Our CotaiTicketing operations were established in 2007 and provide all ticketing requirements for events and services at all of our properties. CotaiTicketing currently sells tickets for the Cotai Arena, and events at Venetian Theatre, Sands Theatre, Venetian Ballroom, Sands Cotai Central Ballroom and Venetian pool-side, as well as gondola rides and the CotaiJet ferry. Our CotaiTicketing operations consist of seven box office locations across all properties and a call center based in Macao with three language options and direct phone numbers for Asian and North American countries. We also sell tickets online 24 hours per day at our website www.CotaiTicketing.com, which is available in numerous languages.

CotaiTravel

We have our own travel agency, CotaiTravel and have also developed partnerships with a large number of tour and travel companies throughout Asia. These agencies assist with reservations and booking for travel to Macao and for various shows and other activities and entertainment amenities at our properties.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.2 BUSINESS OVERVIEW AND OUTLOOK

LEGAL PROCEEDINGS

The Company is involved in other litigation in addition to those noted below, arising in the normal course of business. Management has made certain estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material effect on the Company’s financial condition, results of operations and cash flows.

On October 20, 2010, Mr. Steven C. Jacobs, the former Chief Executive Officer and President and an Executive Director of the Company, ? led an action against LVS and Sands China in District Court of Clark County, Nevada, United States (the “Nevada District Court”) alleging, amongst other things, breach of contract against LVS and Sands China. Mr. Jacobs is also claiming for defamation per se against LVS, Sands China and Mr. Sheldon Gary Adelson. On May 28, 2015, the Nevada District Court found, after holding an evidentiary hearing on jurisdiction, that it had specific and general jurisdiction over Sands China. The Nevada Supreme Court, on November 4, 2015, found that Sands China was not subject to general jurisdiction in the Nevada court, but upheld the finding of specific jurisdiction. Discovery is ongoing and there are a number of outstanding preliminary issues to be dealt with. The Nevada District Court has entered a scheduling order under which discovery will close on May 5, 2016, and the case is to be tried to a jury beginning on or after June 27, 2016. On January 29, 2016, Mr. Jacobs ? led a complaint against VML in the United States District Court for the District of Nevada alleging a breach of contract claim. The Company has ? led a motion to dismiss this complaint. Mr. Jacobs is seeking unspecified damages. These actions are in a preliminary stage and management has determined that based on proceedings to date, it is currently unable to determine the probability of the outcome or the range of reasonably possible loss, if any. The Company intends to defend this matter vigorously.

On January 19, 2012, Asian American Entertainment Corporation, Limited (“AAEC”) fi led a claim with the Macao Judicial Court (Tribunal Judicial de Base) against VML, LVS (Nevada) International Holdings, Inc., Las Vegas Sands, LLC and Venetian Casino Resort, LLC (collectively, the “Defendants”). The claim is for 3.0 billion patacas (approximately US$375.8 million at exchange rates in effect on December 31, 2015) as compensation for damages resulting from the alleged breach of agreements entered into between AAEC and the Defendants for their joint presentation of a bid in response to the public tender held by the Macao Government for the award of gaming concessions at the end of 2001. On April 24, 2014, the Macao Judicial Court issued a decision holding that AAEC’s claim against VML is unfounded and that VML be removed as a party to the proceedings, and that the claim should proceed exclusively against the three U.S. Defendants. On May 8, 2014, AAEC lodged an appeal against that decision. This action is in a preliminary stage and management has determined that based on proceedings to date, it is currently unable to determine the probability of the outcome of this matter or the range of reasonably possible loss, if any. The Company intends to defend this matter vigorously.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.3 OUR PROPERTIES

Our operations consist of The Venetian Macao, Sands Cotai Central and The Plaza Macao on Cotai and the Sands Macao on the Macao Peninsula, along with other services that support these properties, including our high-speed CotaiJet ferries operating between Hong Kong and Macao.


Hong Kong
CHINA (Zhuhai)
Inner Harbor
MACAO PENINSULA
Immigration
HK-Zhuhai-Macao Bridge
St. Paul's ruins
Macau Maritime Ferry Terminal
Outer Harbor
A-Ma Temple
Macau Tower
Sai Van Bridge
Macao-Taipa Bridge
Friendship Bridge
Taipa Temporary Ferry Terminal (and the site of the future permanent Taipa Ferry Terminal)
TAIPA
Macau International Airport
Macao Jockey Club
COTAI
Lotus Flower Bridge
Immigration
CHINA
(Hengqin Island)
COLOANE
Hac Sa Bay
Macao Peninsula
A Sands Macao
Cotai
B The Venetian Macao
C The Plaza Macao
D The Parisian Macao
E Sands Cotai Central
Tropical Garden
Macao Light Rapid Transit (under construction)

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ANNUAL REPORT 2015

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2.3 OUR PROPERTIES

The following table sets forth data on our existing operations as at December 31, 2015:

	The Venetian Macao	Sands Cotai Central	The Plaza Macao	Sands Macao	Total
Opening date	August 2007	April 2012[i]	August 2008	May 2004	—
Hotel rooms	2,841	6,228	360	238	9,667
Paiza suites	64	—	—	51	115
Paiza mansions	—	—	19	—	19
MICE (square feet)	1,200,000	369,000	28,000	—	1,597,000
Theater (seat)	1,800	—	—	650	—
Arena (seat)	15,000	—	—	—	—
Total retail (square feet)	921,000	332,000	259,000	16,000	1,528,000
Number of shops	347	138	146	13	644
Number of restaurants and food outlets	55	51	8	10	124
Total gaming facility (square feet)	376,000	370,000	105,000	216,000	1,067,000
Gaming Units:					
Tables[ii]	643	515	98	279	1,535
Slots	1,744	1,512	144	783	4,183

Notes:

(i) Sands Cotai Central consists of the Conrad and Holiday Inn tower, the first Sheraton tower, the second Sheraton tower and the St. Regis tower, which opened in April 2012, September 2012, January 2013 and December 2015, respectively.

(ii) Permanent table count as at December 31, 2015.

The Venetian Macao

In August 2007, we opened The Venetian Macao, the anchor property of our Cotai Strip development, located approximately three kilometers from the TTFT on Macao's Taipa Island. As at December 31, 2015, The Venetian Macao included approximately 376,000 square feet of casino and gaming areas spread across exclusive VIP rooms and an expansive mass market gaming floor.

As at December 31, 2015, The Venetian Macao featured 643 table games and 1,744 slot machines or similar electronic gaming devices. The mass market gaming floor is divided into four uniquely designed areas: Red Dragon, Golden Fish, Phoenix and Imperial House. The Venetian Macao, with a theme similar to that of The Venetian Las Vegas, features replicas of many famous sites in Venice, Italy, including St. Mark's Square, the Campanile Tower and Doge's Palace. During the year ended December 31, 2015, The Venetian Macao had approximately 31.4 million visitors, which remained relatively constant compared to 2014.

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2.3 OUR PROPERTIES

In addition to gaming facilities, The Venetian Macao features a 39-floor flve-star hotel tower with 2,841 standard hotel suites and 64 Paiza suites. Standard suites consist of a raised sleeping area and bathroom as well as a sunken living/working area. We believe that these designs are responsive to the needs of regional leisure and business travelers as well as players, and help attract more multi-night leisure or business visitors to Macao, as typically seen in Las Vegas. The 64 Paiza suites range from 2,300 to 8,000 square feet. Each Paiza suite in The Venetian Macao offers a living room, a dining room, at least two bedrooms and private concierge service. Some larger suites include a private massage room, gym, pool and media/karaoke room.

The Venetian Macao also provides a broad selection of entertainment options and amenities that cater to mass market customers, including families, and also targets VIP and premium players with special products and services, such as the Paiza Club. The Venetian Macao has more than 920,000 square feet of retail and dining areas at the Shoppes at Venetian, consisting of more than 340 stores and over 50 world-class restaurants, including a food court. Visitors and guests can access the Shoppes at Venetian from several different locations, including the main road through Cotai, the Shoppes at Four Seasons, The Venetian Macao hotel and The Venetian Macao gaming floor. Offerings include a wide variety of shops, ranging from well-known international brands such as Calvin Klein, Coach, Diesel, Emporio Armani and Fossil, to mid-level retail offerings such as Massimo Dutti, Nike, Rimowa, Uniqlo, H&M, Versace Jeans and Zara. The mall has an extensive selection of high-end jewelry and watch retailers such as Chopard, Chow Tai Fook, Franck Muller, Glashutte, Blancpain, Longines, Lukfook Jewellery, Montblanc, Omega, Rolex, Piaget and Tiffany & Co.

The restaurants and stores are set along streetscapes reminiscent of historical streetscapes in Venice. The common areas within the retail space include St. Mark’s Square and three indoor canals with gondola rides, similar to the Grand Canal Shoppes in Las Vegas.

In addition, The Venetian Macao features a convention center and meeting room complex of approximately 1.2 million square feet. These MICE facilities provide a flexible and expansive space that can be configured to provide small, mid-size or large meeting rooms and/or accommodate large-scale multi-media events or trade shows. MICE events typically take place on weekdays, thereby drawing traffic during the portion of the week when hotels and casinos in Macao normally experience lower demand relative to weekends and holidays, when occupancy and room rates are typically at their peak due to leisure travel. In 2015, we welcomed more than 1.3 million MICE visitors, hosted 51 trade shows and exhibitions attracting 1.2 million visitors and 227 corporate groups with approximately 86,000 delegates. The Venetian Macao also has a 15,000-seat arena, the Cotai Arena, which has hosted a wide range of entertainment and sporting events, and a 1,800-seat theater.

Sands Cotai Central

Sands Cotai Central is located across the street from The Venetian Macao and The Plaza Macao and is our largest integrated resort on Cotai. Sands Cotai Central consists of four hotel towers including 636 five-star rooms and suites under the Conrad brand, 1,224 four-star rooms and suites under the Holiday Inn brand, 3,968 rooms and suites under the Sheraton brand, and 400 rooms and suites under the St. Regis brand. In April 2012, we opened the Conrad and Holiday Inn tower, a variety of retail offerings, more than 300,000 square feet of meeting space, several food and beverage establishments, along with the Himalaya casino and VIP gaming areas. In September 2012, we opened the first Sheraton tower featuring 1,796 rooms and suites, the Pacifica casino and additional retail, entertainment, dining and meeting facilities. In January 2013, we opened the second Sheraton tower featuring an additional 2,067 rooms and suites. In November 2015, we further expanded the Sheraton towers featuring an additional 105 rooms and suites. In December 2015, we opened the St. Regis tower featuring 400 rooms and suites, and dinning and meeting facilities. We are constructing the remainder of the St. Regis tower, which includes St. Regis-serviced and -branded apart-hotel units.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.3 OUR PROPERTIES

As at December 31, 2015, Sands Cotai Central had approximately 370,000 square feet of gaming space with 515 table games and 1,512 slot machines or similar electronic gaming devices, and included exclusive VIP rooms designed for VIP and premium players. During the year ended December 31, 2015, Sands Cotai Central welcomed 410 corporate groups with more than 60,000 delegates, and had a total of approximately 18.5 million visitors.

The Plaza Macao

In August 2008, we opened The Plaza Macao, which is located adjacent to The Venetian Macao. The Plaza Macao includes the Four Seasons Hotel (360 rooms and suites managed by Four Seasons Hotels Inc.) and the Plaza Casino, which we own and operate and which features approximately 105,000 square feet of gaming space with 98 table games and 144 slot machines or similar electronic gaming devices; 19 Paiza Mansions; several food and beverage offerings; conference and banquet facilities; and the Shoppes at Four Seasons, which comprise retail space of approximately 259,000 square feet and is connected to the Shoppes at Venetian and the Shoppes at Cotai Central. The ultra-exclusive Paiza Mansions at The Plaza Macao were completed and introduced to the VIP market in July 2009. During the year ended December 31, 2015, The Plaza Macao had a total of approximately 11.8 million visitors.

The Plaza Macao will also feature an apart-hotel tower consisting of approximately 1.0 million square feet of luxury apart-hotel units and common areas, and is expected to be branded and serviced by Four Seasons. We have completed the structural work of the tower and are advancing our plan to monetize units within the apart-hotel tower subject to obtaining the necessary government approvals.

Sands Macao

We opened the Sands Macao in May 2004. The Sands Macao was the first Las Vegas-style casino in Macao and currently contains a mix of gaming areas for mass market, VIP and premium players, and entertainment and dining facilities. The Sands Macao is situated on the Macao Peninsula near the Macau Maritime Ferry Terminal, on a waterfront parcel centrally located between the Gongbei border gate and the central business district in Macao. This location provides the Sands Macao access to a large customer base, particularly the approximately 11.4 million visitors who arrived in Macao in 2015 by sea at the TTFT, the inner harbor or the Macau Maritime Ferry Terminal. During the year ended December 31, 2015, the Sands Macao had a total of approximately 6.3 million visitors.

The Sands Macao contained 289 suites, which are furnished with modern and luxurious amenities and decorated with stylish dark wood paneling and high-end furniture. As at December 31, 2015, the Sands Macao also included approximately 216,000 square feet of gaming space and had 279 table games and 783 slot machines or similar electronic gaming devices.

In addition to gaming facilities and hotel accommodations, the Sands Macao also includes restaurants, spa facilities, entertainment areas and other amenities. The dining venues feature popular regional cuisine and include a Cantonese restaurant, a Japanese restaurant and an upscale western-style steakhouse.

ANNUAL REPORT 2015

SANDS CHINA LTD.
2.3 OUR PROPERTIES

Our Development Projects

The map below indicates the location of our existing and planned Cotai Strip properties. We are constructing The Parisian Macao, an integrated resort currently anticipated to open in the second half of 2016 that will be connected to The Venetian Macao and The Plaza Macao. In addition, we are constructing the remainder of the fourth tower of Sands Cotai Central, which includes St. Regis-serviced and -branded apart-hotel units. We plan to own and operate the related gaming areas under our Macao gaming subconcession. In addition, we will be completing the development of some public areas surrounding our Cotai Strip properties on behalf of the Macao Government.


Lake and Nature Preserve
Macau University of Science & Technology
Ferry Terminal
Macau Int'l Airport
The Venetian Macao (Parcel 1)
Sands Cotai Central[Note] (Parcels 5&6)
The Plaza Macao (Parcel 2)
Tropical Garden
The Parisian Macao (Parcel 3)
Lake and Nature Preserve
Customs Immigration
China Border
Company's Operating Asset
Company's Development: Under Construction
Third Party Development

Note : We opened Sands Cotai Central in phases, beginning in April 2012. Today the property features four hotel towers: the first hotel tower consists of approximately 650 five-star rooms and suites under the Conrad brand and approximately 1,200 four-star rooms and suites under the Holiday Inn brand; the second hotel tower consists of approximately 1,800 rooms and suites under the Sheraton brand; the third hotel tower consists of approximately 2,100 rooms and suites under the Sheraton brand; and the fourth hotel tower consists of approximately 400 rooms and suites under the St. Regis brand. The Company is constructing the remainder of the fourth tower, an apart-hotel wing that consists of approximately 1.0 million square feet of St. Regis-serviced and -branded luxury apart-hotel units and common areas, subject to Macao Government approval.

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2.3 OUR PROPERTIES

The Parisian Macao

The Parisian Macao, which is currently expected to open in the second half of 2016 (subject to Macao Government approval), is intended to include a gaming area (to be operated under our gaming subconcession), a hotel with over 3,000 rooms and suites and retail, entertainment, dining and meeting facilities. We expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.7 billion, inclusive of land premium payments. We had capitalized construction costs of US$1.68 billion for The Parisian Macao, including land, as at December 31, 2015.

Our Land Concessions

We have received land concessions from the Macao Government to build the Sands Macao and Parcels 1, 2, 3 and 5 and 6 on Cotai, the sites on which The Venetian Macao (Parcel 1), The Plaza Macao (Parcel 2) and Sands Cotai Central (Parcels 5 and 6) are located and The Parisian Macao (Parcel 3) is being constructed. We do not own these parcels; however, the land concessions, which have an initial term of 25 years and are renewable at our option in accordance with Macao law, grant us exclusive use of the land.

As specified in each land concession, we are required to pay premiums, which are either payable in a single lump sum upon acceptance of the land concession or in seven semi-annual installments, as well as annual rent for the term of the land concession, which may be revised every five years by the Macao Government.

ANNUAL REPORT 2015

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2.3 OUR PROPERTIES

Under our land concession for The Parisian Macao, we are required to complete the development by November 2016. The land concession for Sands Cotai Central contains a similar requirement that the development be completed by December 2016. Should we determine that we are unable to complete The Parisian Macao or Sands Cotai Central by their respective deadlines, we would then expect to apply for another extension from the Macao Government. If we are unable to meet the current deadlines and the deadlines for either development are not extended, we could lose our land concessions for The Parisian Macao or Sands Cotai Central, which would prohibit us from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$1.68 billion or US$4.97 billion in capitalized construction costs, including land, as at December 31, 2015, related to The Parisian Macao and Sands Cotai Central, respectively.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.4 MANAGEMENT DISCUSSION AND ANALYSIS

KEY OPERATING REVENUE MEASUREMENTS

Operating revenues at The Venetian Macao, Sands Cotai Central and The Plaza Macao are dependent upon the volume of customers who stay at the hotel, which affects the price that can be charged for hotel rooms and our gaming volume. Operating revenues at Sands Macao are principally driven by casino customers who visit the properties on a daily basis.

The following are the key measurements we use to evaluate operating revenues:

Casino revenue measurements: Table games are segregated into two groups, consistent with the Macao market’s convention: Rolling Chip play (all VIP players) and Non-Rolling Chip play (mostly non-VIP players). The volume measurement for Rolling Chip play is non-negotiable gaming chips wagered and lost. The volume measurement for Non-Rolling Chip play is table games drop (“drop”), which is the sum of markers issued (credit instruments), cash deposited in the table drop box and gaming chips purchased at the cage. Rolling Chip and Non-Rolling Chip volume measurements are not comparable as the amounts wagered and lost are substantially higher than the amounts dropped. Slot handle, also a volume measurement, is the gross amount wagered for the period cited.

We view Rolling Chip win as a percentage of Rolling Chip volume, Non-Rolling Chip win as a percentage of drop and slot hold as a percentage of slot handle. Win or hold percentage represents the percentage of Rolling Chip volume, Non-Rolling Chip drop or slot handle that is won by the casino and recorded as casino revenue. Based upon our mix of table games, our Rolling Chip win percentage (calculated before discounts and commissions) is expected to be 2.7% to 3.0%. Generally, slot machine play is conducted on a cash basis. In Macao, 23.1% of our table games play was conducted on a credit basis for the year ended December 31, 2015.

Hotel revenue measurements: Performance indicators used are occupancy rate, which is the average percentage of available hotel rooms occupied during a period, and average daily room rate, which is the average price of occupied rooms per day. The calculations of the hotel occupancy and average daily room rates include the impact of rooms provided on a complimentary basis. Complimentary room rates are determined based on an analysis of retail (or cash) room rates by customer segment and type of room product to ensure the complimentary room rates are consistent with retail rates. Revenue per available room represents a summary of hotel average daily room rates and occupancy. Because not all available rooms are occupied, average daily room rates are normally higher than revenue per available room. Reserved rooms where the guests do not show up for their stay and lose their deposit may be re-sold to walk-in guests. These rooms are considered to be occupied twice for statistical purposes due to obtaining the original deposit and the walk-in guest revenue. In cases where a significant number of rooms are resold, occupancy rates may be in excess of 100% and revenue per available room may be higher than the average daily room rate.

Mall revenue measurements: Occupancy, base rent per square foot and tenant sales per square foot are used as performance indicators. Occupancy represents gross leasable occupied area (“GLOA”) divided by gross leasable area (“GLA”) at the end of the reporting period. GLOA is the sum of: (1) tenant occupied space under lease and (2) tenants no longer occupying space, but paying rent. GLA does not include space that is currently under development or not on the market for lease. Base rent per square foot is the annualized base, or minimum, rent charge in effect at the end of the reporting period, which is calculated on a weighted average basis, for all tenants that would qualify to be included in occupancy. Tenant sales per square foot is the sum of reported comparable sales for the trailing 12 months divided by the comparable square footage for the same period. Only tenants that have been open for a minimum of 12 months are included in the tenant sales per square foot calculation.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.4 MANAGEMENT DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014

Net Revenues

Our net revenues consisted of the following:

Year ended December 31,

2015    2014Percent change

(US$ in millions, except percentages)

Casino    5,736.4 8,361.7(31.4)%

Mall    396.7 380.44.3%

Rooms    299.8 346.4(13.5)%

Food and beverage    151.0 175.1(13.8)%

Convention, ferry, retail and other    236.1 241.6(2.3)%

Total net revenues    6,820.1 9,505.2(28.2)%

Net revenues were US$6,820.1 million for the year ended December 31, 2015, a decrease of US$2,685.1 million, or 28.2%, compared to US$9,505.2 million for the year ended December 31, 2014. Net revenues decreased in all segments except mall, mainly due to the overall market slowdown in the Macao gaming industry. Despite the softer gaming market in Macao, we continued to enjoy Macao market-leading visitation and focused on driving the high-margin mass market gaming segment, while providing luxury amenities and high service levels to our VIP and premium players.

Our net casino revenues for the year ended December 31, 2015 were US$5,736.4 million, a decrease of US$2,625.3 million, or

31.4%, compared to US$8,361.7 million for the year ended December 31, 2014. The decrease was primarily attributable to a decrease of US$1,010.6 million at The Venetian Macao and a decrease of US$913.6 million at Sands Cotai Central, driven by a decrease in volume in both VIP and mass segments.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.4 MANAGEMENT DISCUSSION AND ANALYSIS

The following table summarizes the results of our casino activity:

	Year ended December 31,		
	2015	2014	Change
	(US$ in millions, except percentages and points)		
The Venetian Macao			
Total net casino revenues	**2,509.2**	3,519.8	(28.7)%
Non-Rolling Chip drop	**7,029.7**	8,960.8	(21.6)%
Non-Rolling Chip win percentage	**24.5%**	25.2%	(0.7) pts
Rolling Chip volume	**31,024.6**	47,871.4	(35.2)%
Rolling Chip win percentage	**3.08%**	3.22%	(0.14) pts
Slot handle	**4,092.8**	5,564.6	(26.4)%
Slot hold percentage	**4.8%**	4.8%	— pts
Sands Cotai Central			
Total net casino revenues	**1,852.8**	2,766.4	(33.0)%
Non-Rolling Chip drop	**6,025.8**	7,432.5	(18.9)%
Non-Rolling Chip win percentage	**21.5%**	21.8%	(0.3) pts
Rolling Chip volume	**19,678.8**	46,860.6	(58.0)%
Rolling Chip win percentage	**3.08%**	3.08%	— pts
Slot handle	**6,128.3**	7,630.4	(19.7)%
Slot hold percentage	**3.5%**	3.5%	— pts
The Plaza Macao			
Total net casino revenues	**532.1**	942.5	(43.5)%
Non-Rolling Chip drop	**1,058.2**	1,335.9	(20.8)%
Non-Rolling Chip win percentage	**22.6%**	24.0%	(1.4) pts
Rolling Chip volume	**13,390.2**	27,072.9	(50.5)%
Rolling Chip win percentage	**3.23%**	3.36%	(0.13) pts
Slot handle	**476.0**	830.2	(42.7)%
Slot hold percentage	**6.1%**	5.1%	1.0 pts
Sands Macao			
Total net casino revenues	**842.3**	1,133.0	(25.7)%
Non-Rolling Chip drop	**3,035.2**	3,937.9	(22.9)%
Non-Rolling Chip win percentage	**18.4%**	18.1%	0.3 pts
Rolling Chip volume	**9,608.4**	17,663.5	(45.6)%
Rolling Chip win percentage	**3.36%**	2.98%	0.38 pts
Slot handle	**2,737.4**	3,236.1	(15.4)%
Slot hold percentage	**3.5%**	3.7%	(0.2) pts

Net mall revenues for the year ended December 31, 2015 were US$396.7 million, an increase of US$16.3 million, or 4.3%, compared to US$380.4 million for the year ended December 31, 2014. The increase was driven by higher base fees due to contract renewals and replacements, as well as additional stores that opened at Sands Cotai Central in June 2014.

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2.4 MANAGEMENT DISCUSSION

AND ANALYSIS

The following table summarizes the results of our mall activity:

Year ended December 31,

2015    2014Change

(US$, except leasable area, percentages and points)

The Venetian Macao

Total mall revenues (in millions)    204.6 191.66.8%

Mall gross leasable area (in square feet)    780,165 771,3451.1%

Occupancy    97.8% 93.4%4.4 pts

Base rent per square foot    223 2125.2%

Tenant sales per square foot    1,469 1,673(12.2)%

Sands Cotai Central

Total mall revenues (in millions)    61.9 56.49.8%

Mall gross leasable area (in square feet)    331,499 330,2580.4%

Occupancy    97.9% 97.9%— pts

Base rent per square foot    153 13612.5%

Tenant sales per square foot    896 1,450(38.2)%

The Plaza Macao

Total mall revenues (in millions)    130.2 132.3(1.6)%

Mall gross leasable area (in square feet)    259,394 257,9630.6%

Occupancy    99.0% 99.2%(0.2) pts

Base rent per square foot    454 4188.6%

Tenant sales per square foot    3,423 5,689(39.8)%

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.4 MANAGEMENT DISCUSSION AND ANALYSIS

Net room revenues for the year ended December 31, 2015 were US$299.8 million, a decrease of US$46.6 million, or 13.5%, compared to US$346.4 million for the year ended December 31, 2014. The decrease was primarily driven by the slowdown in the overall Macao gaming industry and reduced visitation.

The following table summarizes our room activity. Information in this table takes into account rooms provided to customers on a complimentary basis.

	Year ended December 31,		
	2015	2014	Change
	(US$, except percentages and points)		
The Venetian Macao			
Gross room revenues (in millions)	**213.7**	258.9	(17.5)%
Occupancy rate	**84.0%**	91.3%	(7.3) pts
Average daily rate	**243**	270	(10.0)%
Revenue per available room	**204**	246	(17.1)%
Sands Cotai Central			
Gross room revenues (in millions)	**272.7**	320.9	(15.0)%
Occupancy rate	**83.1%**	88.5%	(5.4) pts
Average daily rate	**157**	176	(10.8)%
Revenue per available room	**131**	156	(16.0)%
The Plaza Macao			
Gross room revenues (in millions)	**42.3**	47.8	(11.5)%
Occupancy rate	**82.0%**	87.0%	(5.0) pts
Average daily rate	**376**	400	(6.0)%
Revenue per available room	**308**	348	(11.5)%
Sands Macao			
Gross room revenues (in millions)	**22.7**	24.1	(5.8)%
Occupancy rate	**99.3%**	98.6%	0.7 pts
Average daily rate	**220**	238	(7.6)%
Revenue per available room	**218**	235	(7.2)%

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2.4 MANAGEMENT DISCUSSION

AND ANALYSIS

Net food and beverage revenues for the year ended December 31, 2015 were US$151.0 million, a decrease of US$24.1 million, or 13.8%, compared to US$175.1 million for the year ended December 31, 2014. The decrease was primarily due to lower business volume at food and beverage outlets at all properties.

Net convention, ferry, retail and other revenues for the year ended December 31, 2015 were US$236.1 million, a decrease of US$5.5 million, or 2.3%, compared to US$241.6 million for the year ended December 31, 2014. The decrease was primarily due to decreases in the convention and entertainment business segments. Meanwhile, ferry operations continued to experience positive momentum.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.4 MANAGEMENT DISCUSSION AND ANALYSIS

Operating Expenses

Our operating expenses consisted of the following:

Year ended December 31,

2015    2014Percent change

(US$ in millions, except percentages)

Casino    3,618.3 5,149.0(29.7)%

Mall    35.4 39.7(10.8)%

Rooms    70.0 77.4(9.6)%

Food and beverage    126.2 141.8(11.0)%

Convention, ferry, retail and other    186.3 217.8(14.5)%

Provision for doubtful accounts    17.2 17.2—%

General and administrative    558.7 623.6(10.4)%

Corporate    89.0 60.148.1%

Pre-opening    45.7 25.479.9%

Depreciation and amortization    535.1 523.52.2%

Net foreign exchange (gains)/losses    (0.8) 2.3(134.8)%

Loss on disposal of property and equipment,

investment properties and intangible assets    20.1 3.2528.1%

Total operating expenses    5,301.3 6,881.0(23.0)%

Operating expenses were US$5,301.3 million for the year ended December 31, 2015, a decrease of US$1,579.7 million, or 23.0%, compared to US$6,881.0 million for the year ended December 31, 2014. The decrease in operating expenses was primarily attributed to a decrease in business volume across all properties and savings from our cost control programs.

Casino expenses for the year ended December 31, 2015 were US$3,618.3 million, a decrease of US$1,530.7 million, or 29.7%, compared to US$5,149.0 million for the year ended December 31, 2014. The decrease was primarily due to decreases in gaming taxes as a result of decreased gaming revenues, gaming promoter commissions, as well as the implementation of certain cost control measures.

Mall expenses for the year ended December 31, 2015 were US$35.4 million, a decrease of US$4.3 million, or 10.8%, compared to US$39.7 million for the year ended December 31, 2014. The decrease was mainly due to lower common area maintenance costs.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.4 MANAGEMENT DISCUSSION AND ANALYSIS

Room expenses for the year ended December 31, 2015 were US$70.0 million, a decrease of US$7.4 million, or 9.6%, compared to US$77.4 million for the year ended December 31, 2014. The decrease was mainly driven by decreases in payroll and other operating expenses as a result of lower hotel occupancy.

Food and beverage expenses for the year ended December 31, 2015 were US$126.2 million, a decrease of US$15.6 million, or 11.0%, compared to US$141.8 million for the year ended December 31, 2014. The decrease was primarily driven by decreases in cost of sales and other operating expenses, consistent with lower business volumes.

Convention, ferry, retail and other expenses for the year ended December 31, 2015 were US$186.3 million, a decrease of US$31.5 million, or 14.5%, compared to US$217.8 million for the year ended December 31, 2014. The decrease was primarily driven by a decrease in contract entertainment expenses and lower fuel cost for our ferry operations.

General and administrative expenses were US$558.7 million for the year ended December 31, 2015, a decrease of US$64.9 million, or 10.4%, compared to US$623.6 million for the year ended December 31, 2014. The decrease was mainly driven by decreases in marketing and utilities expenses, as well as savings from other cost control measures.

Corporate expenses were US$89.0 million for the year ended December 31, 2015, an increase of US$28.9 million, or 48.1%, as compared to US$60.1 million for the year ended December 31, 2014. The increase was mainly driven by increases in royalty fee, payroll and corporate legal expenses.

Pre-opening expenses were US$45.7 million for the year ended December 31, 2015, an increase of US$20.3 million, or 79.9%, compared to US$25.4 million for the year ended December 31, 2014. The increase was mainly attributable to The Parisian Macao and the St. Regis tower at Sands Cotai Central (that opened in December 2015).

Depreciation and amortization expenses were US$535.1 million for the year ended December 31, 2015, an increase of US$11.6 million, or 2.2%, compared to US$523.5 million for the year ended December 31, 2014. The increase was primarily due to expansions and additions at The Venetian Macao and Sands Cotai Central.

Net foreign exchange gains for the year ended December 31, 2015 were US$0.8 million and were primarily associated with U.S. dollar denominated debt held in Macao. This compared with net foreign exchange losses of US$2.3 million for the year ended December 31, 2014.

Loss on disposal of property and equipment, investment properties and intangible assets was US$20.1 million for the year ended December 31, 2015. This compared with a loss of US$3.2 million for the year ended December 31, 2014. The increase was primarily related to dispositions at our operating properties.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.4 MANAGEMENT DISCUSSION

AND ANALYSIS

Adjusted EBITDA(i)

The following table summarizes information related to our segments:

Year ended December 31,

2015    2014Percent change

(US$ in millions, except percentages)

The Venetian Macao    1,081.4 1,547.9(30.1)%

Sands Cotai Central    650.6 999.2(34.9)%

The Plaza Macao    243.4 374.6(35.0)%

Sands Macao    225.4 337.1(33.1)%

Ferry and other operations    22.1 2.3860.9%

Total adjusted EBITDA    2,223.0 3,261.0(31.8)%

Adjusted EBITDA for the year ended December 31, 2015 was US$2,223.0 million, a decrease of US$1,038.0 million, or 31.8%, compared to US$3,261.0 million for the year ended December 31, 2014. The decrease was driven by decreases across all business segments, except for the mall, as a result of the overall market slowdown in the Macao gaming industry. The management team continued to focus on operational efficiencies and cost control measures throughout both the gaming and non-gaming areas of the business, maintaining a market-leading adjusted EBITDA.

(i) Adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment, investment properties and intangible assets, fair value losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Interest Expense

The following table summarizes information related to interest expense:

Year ended December 31,

2015    2014Percent change

(US$ in millions, except percentages)

Interest and other finance cost    88.1 82.27.2%

Less: capitalized interest    (28.3) (10.2)177.5%

Interest expense, net    59.8 72.0(16.9)%

ANNUAL REPORT 2015

SANDS CHINA LTD.
2.4 MANAGEMENT DISCUSSION AND ANALYSIS

Interest expense, net of amounts capitalized, was US$59.8 million for the year ended December 31, 2015, compared to US$72.0 million for the year ended December 31, 2014. The decrease was primarily due to a US$18.1 million increase in capitalized interest for The Parisian Macao and the St. Regis tower of Sands Cotai Central, partially offset by a US$5.9 million increase in interest and other finance cost, primarily driven by an increase in bank borrowing and our undrawn revolving facility.

Profit for the Year

Profit for the year ended December 31, 2015 was US$1,459.4 million, a decrease of US$1,088.3 million, or 42.7%, compared to US$2,547.7 million for the year ended December 31, 2014.

LIQUIDITY AND CAPITAL RESOURCES

We fund our operations through cash generated from our operations and our debt financing.

In April 2015, we entered into a joinder agreement (the "Joinder Agreement") to the 2011 VML Credit Facility. Under the Joinder Agreement, certain lenders agreed to provide additional term loan commitments of US$1.0 billion (the "2011 VML Accordion Term"), which was funded on April 30, 2015. During the year ended December 31, 2015, we made repayments of US$820.2 million on the Extended 2011 VML Revolving Facility. As at December 31, 2015, we had US$2.0 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility. Subsequent to year ended December 31, 2015, US$350.2 million was drawn under the Extended 2011 VML Revolving Facility.

We held cash and cash equivalents of US$1.28 billion as at December 31, 2015, which was primarily generated from our operations.

Cash Flows — Summary

Our cash flows consisted of the following:

	Year ended December 31,	
	2015	2014
	(US$ in millions)	
Net cash generated from operating activities	**1,967.5**	3,223.8
Net cash used in investing activities	**(1,252.1)**	(917.2)
Net cash used in financing activities	**(1,968.1)**	(2,713.1)
Net decrease in cash and cash equivalents	**(1,252.7)**	(406.5)
Cash and cash equivalents at beginning of year	**2,535.3**	2,943.4
Effect of exchange rate on cash and cash equivalents	**0.5**	(1.6)
Cash and cash equivalents at end of year	**1,283.1**	2,535.3

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, mall and hotel operations. Net cash generated from operating activities for the year ended December 31, 2015 was US$1,967.5 million, a decrease of US$1,256.3 million, or 39.0%, compared to US$3,223.8 million for the year ended December 31, 2014. The decrease in net cash generated from operating activities was primarily due to the decrease in our operating results.

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ANNUAL REPORT 2015

SANDS CHINA LTD.

2.4 MANAGEMENT DISCUSSION AND ANALYSIS

Cash Flows — Investing Activities

Net cash used in investing activities for the year ended December 31, 2015 was US$1,252.1 million and was primarily attributable to capital expenditures for development projects as well as maintenance spending. Capital expenditures for the year ended December 31, 2015, totaled US$1,265.4 million, including US$1,143.3 million for construction activities at The Parisian Macao and Sands Cotai Central, and US$122.1 million for our operations, mainly at The Venetian Macao, The Plaza Macao and Sands Macao.

Cash Flows — Financing Activities

For the year ended December 31, 2015, net cash used in financing activities was US$1,968.1 million, which was primarily attributable to US$2,071.0 million in dividend payments and repayments of US$820.2 million on our Extended 2011 VML Revolving Facility, partially offset by proceeds of US$999.3 million from our 2011 VML Accordion Term.

As at December 31, 2015, we had $2.0 billion available for borrowing under our Extended 2011 VML Revolving Facility.

CAPITAL EXPENDITURES

Capital expenditures were used primarily for new projects and to renovate, upgrade and maintain existing properties. Set forth below is historical information on our capital expenditures, excluding capitalized interest and construction payables:

	Year ended December 31,	
	2015	2014
	(US$ in millions)	
The Venetian Macao	**82.4**	125.4
Sands Cotai Central	**396.7**	345.0
The Plaza Macao	**14.8**	41.4
Sands Macao	**21.3**	40.4
Ferry and other operations	**3.7**	2.4
The Parisian Macao	**746.6**	382.2
Total capital expenditures	**1,265.4**	936.9

Our capital expenditure plans are significant. We are constructing The Parisian Macao, an integrated resort that will be connected to The Venetian Macao and The Plaza Macao. The Parisian Macao is intended to include a gaming area (to be operated under our gaming subconcession), a hotel with over 3,000 rooms and suites and retail, entertainment, dining and meeting facilities. We expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.7 billion, inclusive of payments made for the land premium. As with projects of this nature, we will continue to analyze options for both a full and phased opening of the facility, which is anticipated to open in the second half of 2016, subject to Macao Government approval. We had capitalized construction costs of US$1.68 billion, including land, as at December 31, 2015.

Sands Cotai Central opened in phases beginning in April 2012. In December 2015, we opened the St. Regis Macao Hotel. We are constructing the remainder of the fourth tower, an apart-hotel wing that consists of approximately 1.0 million square feet of St. Regis-serviced and -branded luxury apart-hotel units and common areas, subject to Macao Government approval. The total cost to complete the remainder of the tower is expected to be approximately US$220 million.

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ANNUAL REPORT 2015

SANDS CHINA LTD.

2.4 MANAGEMENT DISCUSSION AND ANALYSIS

CAPITAL COMMITMENTS

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

December 31,

2015    2014

(US$ in millions)

Contracted but not provided for    868.8 1,884.5

Authorized but not contracted for    970.2 1,161.3

Total capital commitments    1,839.0 3,045.8

DIVIDENDS

On January 22, 2016, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.128) per share, payable to Shareholders whose names appeared on the register of members of the Company on February 9, 2016. The interim dividend, amounting in aggregate to approximately HK$7.99 billion (equivalent to US$1.03 billion), was paid on February 26, 2016.

On March 11, 2016, the Board proposed the payment of a final dividend of HK$1.00 (equivalent to US$0.129) per share, which is subject to the approval of the Shareholders at the forthcoming annual general meeting. Based on the ordinary shares and share-based awards in issue as at February 29, 2016, the total amount of the final dividend to be distributed is estimated to be approximately HK$8.07 billion (equivalent to US$1.04 billion).

PLEDGED FIXED ASSETS

We have pledged a substantial portion of our fixed assets to secure the loan facilities. As at December 31, 2015, we have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress; and vehicles with an aggregate net book value of approximately US$7.04 billion (2014: US$7.06 billion).

CONTINGENT LIABILITIES

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

The Company has identified the following as risks of the Group. You should carefully consider the risk factors set forth below as well as the other information contained in this Annual Report in connection with evaluating the Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also have a material adverse effect on our business, financial condition, results of operations and cash flows.

We will stop generating any revenues from our gaming operations if we cannot secure an extension of our subconcession in 2022 or if the Macao Government exercises its redemption right.

Our subconcession agreement expires on June 26, 2022. Unless our subconcession is extended, all of VML’s casino premises and gaming-related equipment will be transferred automatically to the Macao Government on that date without compensation to us and we will cease to generate revenues from these gaming operations. Beginning on December 26, 2017, the Macao Government may redeem the subconcession agreement by providing us at least one year prior notice. In the event the Macao Government exercises this redemption right, we are entitled to fair compensation or indemnity. The amount of this compensation or indemnity will be determined based on the amount of gaming and non-gaming revenue generated by The Venetian Macao during the tax year prior to the redemption multiplied by the number of remaining years before expiration of the subconcession. We cannot assure you that we will be able to renew or extend our subconcession agreement on terms favorable to us or at all. We also cannot assure you that if our subconcession is redeemed, the compensation paid will be adequate to compensate us for the loss of future revenues.

Our business is particularly sensitive to reductions in discretionary consumer and corporate spending as a result of downturns in the economy.

Consumer demand for hotel/casino resorts, trade shows and conventions and for the type of luxury amenities we offer is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or corporate spending on conventions and business travel could be driven by many factors, such as: perceived or actual general economic conditions; any further weaknesses in the job or housing market, additional credit market disruptions; high energy, fuel and food costs; the increased cost of travel; the potential for bank failures; perceived or actual disposable consumer income and wealth; fears of recession and changes in consumer confidence in the economy; or fears of war and future acts of terrorism. These factors could reduce consumer and corporate demand for the luxury amenities and leisure activities we offer, thus imposing additional limits on pricing and harming our operations.

We are currently required to build and open The Parisian Macao by November 2016 and complete Sands Cotai Central by December 2016. If we are unable to meet the respective deadlines and the deadlines for either development are not extended, we may lose the respective land concession, which would prohibit us from operating any facilities developed under such land concession.

We received land concessions from the Macao Government covering the sites on which The Venetian Macao, The Plaza Macao, Sands Cotai Central and The Parisian Macao are located. The Macao Government granted us extensions of the development deadline under the land concession for The Parisian Macao. Under the terms of the land concession, we must complete The Parisian Macao by November 15, 2016. The land concession for Sands Cotai Central contains a similar requirement that the corresponding development be completed by December 31, 2016. Should we determine that we are unable to complete The Parisian Macao or Sands Cotai Central by their respective deadlines, we would then expect to apply for another extension from the Macao Government. No assurance can be given that additional extensions will be granted. If we are unable to meet the current deadlines and the deadlines for either development are not extended, the Macao Government has the right to unilaterally terminate our respective land concessions for The Parisian Macao or Sands Cotai Central. A loss of the land concession would prohibit us from operating any facilities developed under the land concession for The Parisian Macao or Sands Cotai Central. As a result, we could record a charge for all or some portion of our US$1.68 billion and US$4.97 billion in capitalized construction costs including land, as at December 31, 2015, for The Parisian Macao or Sands Cotai Central, respectively.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

The number of visitors to Macao, particularly visitors from mainland China, may decline or travel to Macao may be disrupted.

Our VIP and mass market gaming customers typically come from nearby destinations in Asia, including mainland China, Hong Kong, South Korea and Japan. Increasingly, a significant number of gaming customers come to our casinos from mainland China. Any slowdown in economic growth or changes of China’s current restrictions on travel and currency movements could further disrupt the number of visitors from mainland China to our casinos in Macao as well as the amounts they are willing and able to spend while at our properties.

Policies and measures adopted from time to time by the Chinese government include restrictions imposed on exit visas granted to residents of mainland China for travel to Macao and Hong Kong. These measures have, and any future policy developments that may be implemented may have, the effect of reducing the number of visitors to Macao from mainland China, which could adversely impact tourism and the gaming industry in Macao.

We compete for limited management and labor resources in Macao and Government policies may also affect our ability to employ imported managers or labor.

Our success depends in large part upon our ability to attract, retain, train, manage and motivate skilled managers and employees at our properties. The Macao Government requires that we only hire Macao residents in our casinos for certain employee roles, including as dealers. In addition, we are required to obtain visas and work permits for managers and employees we seek to employ from other countries. There is significant competition in Macao for managers and employees with the skills required to perform the services we offer and competition for these individuals is likely to increase as we open The Parisian Macao and as other competitors expand their operations.

We may have to seek managers and employees from other countries to adequately staff and manage our properties and certain Macao Government policies affect our ability to use outside managers and employees in certain job classifications. Despite our coordination with the Macao labor and immigration authorities to assure that our management and labor needs are satisfied, we may not be able to recruit and retain a sufficient number of qualified managers or employees for our operations or the Macao labor and immigration authorities may not grant us the necessary visas or work permits.

If we are unable to obtain, attract, retain and train skilled managers and employees, and obtain any required visas or work permits for our skilled managers and employees, our ability to adequately manage and staff our existing properties and planned development projects could be impaired, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are dependent upon gaming promoters for a significant portion of our gaming revenues in Macao.

Gaming promoters, which promote gaming and draw high-roller customers to casinos, are responsible for a significant portion of our gaming revenues in Macao. With the increased number of gaming facilities in Macao, the competition for relationships with gaming promoters has increased. Our gaming revenue associated with gaming promoters is in decline and may continue to decline in the future. There can be no assurance that we will be able to maintain, or grow, our relationships with gaming promoters. If we are unable to maintain or grow our relationships with gaming promoters, or if the gaming promoters experience financial difficulties or are unable to develop or maintain relationships with our high-roller customers, our ability to grow our gaming revenues will be hampered.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

If gaming promoters attempt to negotiate changes to our operational agreements, including higher commissions, it could result in higher costs for us, loss of business to a competitor or loss of relationships with gaming promoters. Given present market conditions in Macao and certain economic and other factors occurring in the region, gaming promoters may encounter difficulties in attracting patrons to come to Macao, and such gaming promoters may experience decreased liquidity, limiting their ability to grant credit to their patrons, resulting in decreased gaming volume at our Macao properties. Credit already extended by gaming promoters to their patrons may become increasingly difficult for them to collect. This inability to attract sufficient patrons, grant credit and collect amounts due in a timely manner could negatively affect gaming promoter’s activities, cause gaming promoters to wind up or liquidate their operations or result in gaming promoters leaving Macao. The above factors affecting gaming promoters could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, the quality of gaming promoters with whom we have relationships is important to our reputation and our ability to continue to operate in compliance with our gaming licenses. While we strive for excellence in our associations with gaming promoters, we cannot assure you that the gaming promoters with whom we are associated will meet the high standards we insist upon. If a gaming promoter falls below our standards, we may suffer reputational harm, as well as worsening relationships with, and possible sanctions from, gaming regulators with authority over our operations. In the event a gaming promoter does not meet its financial obligations, there can be no assurance that we may not incur financial exposure.

There are significant risks associated with our ongoing and future construction projects, which could have a material adverse effect on our financial condition, results of operations and cash flows from these planned facilities.

Our ongoing and future construction projects, such as our Cotai Strip projects, entail significant risks. Construction activity requires us to obtain qualified contractors and subcontractors, the availability of which may be uncertain. Construction projects are subject to cost overruns and delays caused by events outside of our control or, in certain cases, our contractors’ control, such as shortages of materials or skilled labor, unforeseen engineering, environmental and/or geological problems, work stoppages, weather interference, unanticipated cost increases and unavailability of construction materials or equipment. Construction, equipment or staffing problems or difficulties in obtaining any of the requisite materials, licenses, permits, allocations and authorizations from governmental or regulatory authorities could increase the total cost, delay, jeopardize, prevent the construction or opening of our projects, or otherwise affect the design and features. Construction contractors or counterparties for our current projects may be required to bear certain cost overruns for which they are contractually liable, and if such counterparties are unable to meet their obligations, we may incur increased costs for such developments. The anticipated costs and completion dates for our current projects are based on budgets, designs, development and construction documents and schedule estimates that we have prepared with the assistance of architects and other construction development consultants and that are subject to change as the design, development and construction documents are finalized and as actual construction work is performed. A failure to complete our projects on budget or on schedule may have a material adverse effect on our financial condition, results of operations and cash flows. The estimated costs to complete and open our remaining planned projects are currently not determinable with certainty and therefore may have a material adverse effect on our financial condition, results of operations and cash flows.

We are subject to extensive regulation and the cost of compliance or failure to comply with such regulations that govern our operations in any jurisdiction where we operate may have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are required to obtain and maintain licenses in order to operate certain aspects of our business, and we are subject to extensive background investigations and suitability standards in our gaming business. There can be no assurance that we will be able to obtain new licenses or renew any of our existing licenses, or that if such licenses are obtained, that such licenses will not be conditioned, suspended or revoked; and the loss, denial or non-renewal of any of our licenses could have a material adverse effect on our business, financial condition, results of operations and cash flows.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

As a public company listed on the Stock Exchange, we are subject to the regulations imposed by the Securities and Futures Ordinance, the Listing Rules, and the Hong Kong Companies Ordinance.

We are a subsidiary of LVS and are therefore subject to regulations imposed by the Foreign Corrupt Practices Act (the “FCPA”), which generally prohibits U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. On February 9, 2011, LVS received a subpoena from the U.S. Securities and Exchange Commission requesting that LVS produce documents relating to its compliance with the FCPA. LVS has also been advised by the U.S. Department of Justice (the “DOJ”) that it is conducting a similar investigation. Any violation of the FCPA could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We also deal with significant amounts of cash in our operations and are subject to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations, or any accusations of money laundering or regulatory investigations into possible money laundering activities, by any of our properties, employees or customers could have a material adverse effect on our business, financial condition, results of operations and cash flows.

As a result of LVS’s majority ownership in us, certain Nevada, Singapore and Pennsylvania gaming laws apply to our planned and on-going gaming activities and associations in Macao. If our operations, activities or associations do not comply with Nevada, Singapore and Pennsylvania gaming laws or laws of other jurisdictions in which LVS operates or may operate in the future, LVS may be compelled to curtail or sever its relationship with us, which would have a material adverse effect on us.

LVS, our Controlling Shareholder, is subject to the laws, rules and regulations of the State of Nevada, U.S.A., and the laws of other jurisdictions in which LVS operates pertaining to gaming activities. Under the Nevada gaming laws, the foreign gaming operations of a Nevada gaming company must also be compliant with such laws. Hence, the Nevada gaming laws impose on LVS, as our Controlling Shareholder, oversight responsibilities over our gaming activities and associations, including with respect to our business partners, in Macao. Because LVS needs to retain control over these areas of regulation, it may have to act in its own best interest, even at the expense of our Company, in order to ensure that it is in compliance with its obligations under these regulations. LVS will also be subject to disciplinary action by the Nevada Gaming Commission if we:

knowingly violate any laws applicable to our Macao gaming operation;

fail to conduct our Macao gaming operations in accordance with the standards of honesty and integrity required with respect to LVS’s Nevada gaming operations;

engage in any activity or enter into any association that is unsuitable for LVS because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to the gaming policies of Nevada;

engage in any activity or enter into any association that interferes with the ability of the State of Nevada to collect gaming taxes and fees; or

employ, contract with or associate with any person in our Macao gaming operations who has been denied a license or a finding of suitability in Nevada on the ground of personal unsuitability, or who has been found guilty of cheating at gambling.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

In addition, if the State Gaming Control Board of Nevada determines that one of our actual or intended activities or associations in our Macao gaming operations fails to comply with one or more of the foregoing, LVS may be required to ? le an application with the Nevada Gaming Commission for a finding of suitability of such activity or association. If the Nevada Gaming Commission determines that our activities or associations in Macao are unsuitable or prohibited, LVS may be required to terminate such activity or association, or will be prohibited from undertaking such activity or association. LVS may also need to curtail or sever its relationship with us, including, but not limited to, divestment of its holdings in us, termination of the Shared Services Agreement, termination of the licenses to use certain trademarks, including the “Venetian” and “Sands” trademarks, which have significant brand recognition, and the resignation of those members of our Board that also hold positions in LVS. In particular, if we are no longer able to rely upon the experience of key members of our Board, or if we are unable to utilize the “Venetian” and “Sands” brands, our business, financial condition, results of operations and cash flows will be materially and adversely affected.

LVS also has operations in Pennsylvania and the Republic of Singapore, and in the future, may have operations in other jurisdictions. Accordingly, LVS will be subject to the gaming laws and regulations of these jurisdictions, including laws and regulations that relate to our operations. If any of our actions are deemed to be in violation of these gaming laws and regulations in jurisdictions where LVS has, or may in the future have, operations (even if compliant with the laws of the Cayman Islands, Macao and Hong Kong), LVS may be deemed to be in violation of such gaming laws and regulations. For example, to the best of our knowledge, the gaming regulations of both Singapore and Pennsylvania have a general requirement that a licensee establish its suitability and good character, honesty and integrity, including the avoidance of unsuitable associations. Although neither jurisdiction has a foreign gaming provision in its gaming regulations, either jurisdiction may likely determine it within its power to examine any association of a licensee (including us) that might be considered unsuitable. If any of our activities and associations were determined to be unsuitable under the laws of either Singapore or Pennsylvania, LVS may be required to curtail or sever its relationship with us. Should LVS decide to sever its ties with us in order to avoid liability as a result of our violation of these gaming laws and regulations, we will be materially and adversely affected.

We may not be able to monetize some of our real estate assets.

Part of our business strategy in Macao relies upon our ability to profitably operate, sell and/or grant rights of use over certain of our real estate assets once completed, including retail malls and apart-hotels. Our ability to monetize these assets will be subject to market conditions, applicable legislation, the receipt of necessary government approvals and other factors. If we are unable to profitably operate and/or monetize these real estate assets, it may have a material adverse effect on our financial condition, results of operations and cash flows.

Our business is sensitive to the willingness of our customers to travel. Acts of terrorism, regional political events and developments in the conflicts in certain countries could cause severe disruptions in air travel that reduce the number of visitors to our facilities, resulting in a material adverse effect on our business, financial condition, results of operations and cash flows.

We are dependent on the willingness of our customers to travel. Acts of terrorism may severely disrupt regional and international travel, which would result in a decrease in customer visits to Macao, including our properties. Regional political events, including those resulting in travelers perceiving areas as unstable or an unwillingness of governments to grant visas, regional conflicts or an outbreak of hostilities or war could have a similar effect on regional and international travel. Management cannot predict the extent to which disruptions in air or other forms of travel as a result of any terrorist acts, regional political events, regional conflicts or outbreak of hostilities or war would have a material adverse effect on our business, financial condition, results of operations and cash flows.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

Because we are currently dependent primarily upon our properties in one market for all of our cash flow, we are subject to greater risks than competitors with more operating properties or that operate in more markets.

We currently do not have material operations other than our Macao properties. As a result, we are primarily dependent upon these properties for all of our cash.

Given that our operations are currently conducted primarily at properties in Macao and that our planned developments are in Macao, we will be subject to greater degrees of risk than competitors with more operating properties or that operate in more markets. The risks to which we will have a greater degree of exposure include the following:

local economic and competitive conditions;

inaccessibility due to inclement weather, road construction or closure of primary access routes; decline in air passenger traffic due to higher ticket costs or fears concerning air travel; changes in Macao’s laws and regulations, including gaming laws and regulations; natural or man-made disasters, or outbreaks of infectious diseases; changes in the availability of water; and a decline in the number of visitors to Macao.

We depend on the continued services of key managers and employees. If we do not retain our key personnel or attract and retain other highly skilled employees, our business will suffer.

Our ability to maintain our competitive position is dependent to a large degree on the services of our senior management team, including Sheldon G. Adelson and our other executive officers. The loss of Mr. Adelson’s services or the services of our other senior managers, or the inability to attract and retain additional senior management personnel could have a material adverse effect on our business.

The terms of our debt instruments and our current debt service obligations and substantial indebtedness may restrict our current and future operations, particularly our ability to timely refinance existing indebtedness, finance additional growth, respond to changes or take some actions that may otherwise be in our best interests.

Our current debt instruments contain, and any future debt instruments likely will contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to:

incur additional debt, including providing guarantees or credit support;    incur liens securing indebtedness or other obligations;    dispose of assets;    make certain acquisitions;

pay dividends or make distributions and make other restricted payments, such as purchasing equity interests, repurchasing junior indebtedness or making investments in third parties;

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

enter into sale and leaseback transactions;    engage in any new businesses;    issue preferred stock; and

enter into transactions with our stockholders and our affiliates.

In addition, our credit facility agreements contain various financial covenants. See Note 26 to the Consolidated Financial Statements for further description of these covenants.

As at December 31, 2015, we had US$3.39 billion of borrowings outstanding. This indebtedness could have important consequences to us. For example, it could:

make it more difficult for us to satisfy our debt service obligations;

increase our vulnerability to general adverse economic and industry conditions;

impair our ability to obtain additional financing in the future for working capital needs, capital expenditures, development projects, acquisitions or general corporate purposes;

require us to dedicate a significant portion of our cash flow from operations to the payment of principal and interest on our debt, which would reduce the funds available for our operations and development projects;

limit our flexibility in planning for, or reacting to, changes in the business and the industry in which we operate;

place us at a competitive disadvantage compared to our competitors that have less debt; and

subject us to higher interest expense in the event of increases in interest rates as a significant portion of our debt is, and will continue to be, at variable rates of interest.

Subject to applicable laws, including gaming laws, and certain agreed upon exceptions, our debt is secured by liens on substantially all of our assets, except for The Parisian Macao, our ferries and ferry operations, and our equity interests in our subsidiaries.

Our ability to timely refinance and replace our indebtedness in the future will depend upon general economic and credit market conditions, the particular circumstances of the gaming industry and prevalent regulations and our cash flow and operations, in each case as evaluated at the time of such potential refinancing or replacement. For example, we have a principal amount of US$493.2 million, US$1,154.7 million and US$1,222.4 million in borrowings maturing during the years ending December 31, 2018, 2019 and 2020, respectively. If we are unable to refinance our indebtedness on a timely basis, we might be forced to seek alternate forms of financing, dispose of certain assets or minimize capital expenditures and other investments, or reduce dividend payments. There is no assurance that any of these alternatives would be available to us, if at all, on satisfactory terms, on terms that would not be disadvantageous to us, or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements.

We may attempt to arrange additional financing to fund the balance of our Cotai Strip developments. If such additional financing is necessary, we cannot assure you that we will be able to obtain all the financing required for the construction and opening of our remaining planned projects on suitable terms, if at all.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

We extend credit to a large portion of our customers and we may not be able to collect gaming receivables from our credit players.

We conduct our gaming activities on a credit and cash basis. Any such credit we extend is unsecured. Table games players typically are extended more credit than slot players, and high-stakes players typically are extended more credit than players who tend to wager lower amounts. High-end gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a significant positive or negative impact on cash flow and earnings in a particular quarter.

During the year ended December 31, 2015, approximately 23.1% of our table games drop at our properties was from credit-based wagering. We extend credit to those customers whose level of play and financial resources warrant, in the opinion of management, an extension of credit. These large receivables could have a significant impact on our results of operations if deemed uncollectible.

In particular, we expect that we will be able to enforce gaming debts only in a limited number of jurisdictions, including Macao. To the extent our gaming customers and gaming promoters are from other jurisdictions, we may not have access to a forum in which it will be possible to collect all gaming receivables because, among other reasons, courts of many jurisdictions do not enforce gaming debts and we may encounter forums that will refuse to enforce such debts. Moreover, under applicable law, we remain obligated to pay taxes on uncollectible winnings from customers.

Even where gaming debts are enforceable, they may not be collectible. Our inability to collect gaming debts could have a significant adverse effect on our operating results.

Win rates for our gaming operations depend on a variety of factors, some beyond our control, and the winnings of our gaming customers could exceed our casino winnings.

The gaming industry is characterized by an element of chance. In addition to the element of chance, win rates are also affected by other factors, including players’ skill and experience, the mix of games played, the financial resources of players, the spread of table limits, the volume of bets played and the amount of time played. Our gaming profits are mainly derived from the difference between our casino winnings and the casino winnings of our gaming customers. Since there is an inherent element of chance in the gaming industry, we do not have full control over our winnings or the winnings of our gaming customers. If the winnings of our gaming customers exceed our winnings, we may record a loss from our gaming operations, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We face the risk of fraud and cheating.

Our gaming customers may attempt or commit fraud or cheat in order to increase winnings. Acts of fraud or cheating could involve the use of counterfeit chips or other tactics, possibly in collusion with our employees. Internal acts of cheating could also be conducted by employees through collusion with dealers, surveillance staff, floor managers or other casino or gaming area staff. Failure to discover such acts or schemes in a timely manner could result in losses in our gaming operations. In addition, negative publicity related to such schemes could have an adverse effect on our reputation, potentially causing a material adverse effect on our business, financial condition, results of operations and cash flows.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

A failure to establish and protect our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We endeavor to establish and protect our intellectual property rights and our goods and services through trademarks and service marks, copyrights, patents, trade secrets, domain names, licenses, other contractual provisions, nondisclosure agreements, and confidentiality and information-security measures and procedures. There can be no assurance, however, that the steps we take to protect our intellectual property will be sufficient. If one of our marks becomes so well known by the public that its use is deemed generic, we may lose exclusive rights to such mark or be forced to rebrand. If a third party claims our intellectual property has infringed, currently infringes, or could in the future infringe upon its intellectual property rights, we may need to cease use of such intellectual property, defend our rights or take other steps. In addition, if third parties violate their obligations to us to maintain the confidentiality of our proprietary information or there is a security breach or lapse, or if third parties misappropriate or infringe upon our intellectual property, our business may be affected. Our inability to adequately obtain, maintain or defend our intellectual property rights for any reason could have a material adverse effect on our business, financial condition and results of operations.

Our insurance coverage may not be adequate to cover all possible losses that our properties could suffer. In addition, our insurance costs may increase and we may not be able to obtain the same insurance coverage, or the scope of insurance coverage we deem necessary, in the future.

We have comprehensive property and liability insurance policies for our properties in operation, as well as those in the course of construction, with coverage features and insured limits that we believe are customary in their breadth and scope. Market forces beyond our control may nonetheless limit the scope of the insurance coverage we can obtain or our ability to obtain coverage at reasonable rates. Certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, or terrorist acts, or certain liabilities may be uninsurable or too expensive to justify obtaining insurance. As a result, we may not be successful in obtaining insurance without increases in cost or decreases in coverage levels. In addition, in the event of a substantial loss, the insurance coverage we carry may not be sufficient to pay the full market value or replacement cost of our lost investment or in some cases could result in certain losses being totally uninsured. As a result, we could lose some or all of the capital we have invested in a property, as well as the anticipated future revenue from the property, and we could remain obligated for debt or other financial obligations related to the property.

Our debt instruments and other material agreements require us to maintain a certain minimum level of insurance. Failure to satisfy these requirements could result in an event of default under these debt instruments or material agreements.

We are controlled by LVS, our Controlling Shareholder, whose interest in our business may be different from yours.

LVS, through various intermediate companies, controls approximately 70.1% of our outstanding Shares. Accordingly, LVS is our Controlling Shareholder under the Listing Rules and has the ability to exercise control over our business policies and affairs, such as the composition of our Board of Directors and any action requiring the approval of our Shareholders, including the adoption of amendments to our Articles of Association and the approval of a merger or sale of substantially all of our assets. In addition, LVS, through various intermediate companies, has the ability to control the selection of our senior management through its control of the Board. The concentration of ownership may also delay, defer or even prevent a change in control of our Company and may make some transactions more difficult or impossible without the support of LVS. The interests of LVS may conflict with the interests of other Shareholders, and LVS, as a Controlling Shareholder, may take actions, through its concentration of ownership, that are not in the best interests of other Shareholders. Additionally, a majority of LVS’s outstanding common stock is currently held by LVS’s chairman and chief executive officer, Mr. Sheldon Adelson, his family members and trusts for the benefit of Mr. Adelson and/or his family members, whose interests may conflict with ours and those of our other Shareholders.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

Changes in tax laws and regulations could impact our financial condition, results of operations and cash flows.

We are subject to taxation and regulation by the Macao Government. From time to time, governments make substantive changes to tax rules and the application of these rules, which could result in higher taxes than would be incurred under existing tax law or interpretation. These changes could increase our income tax expense and liability, and therefore, could have a material adverse effect on our effective income tax rate, financial condition, results of operations and cash flows.

Disruptions in the financial markets could have an adverse effect on our ability to raise additional financing.

Severe disruptions in the commercial credit markets in the past, have resulted in a tightening of credit markets worldwide. Liquidity in the global credit markets was severely contracted by these market disruptions, making it difficult and costly to obtain new lines of credit or to refinance existing debt. The effect of these disruptions was widespread and difficult to quantify. Any future disruptions in the commercial credit markets may impact liquidity in the global credit market as greatly, or even more, than in recent years.

Our business and financing plan may be dependent upon the completion of future financings. If the credit environment worsens, it may be difficult to obtain any additional financing or refinance or replace our existing debt on acceptable terms, which could have an adverse effect on our ability to complete our remaining planned development projects, and as a consequence, our results of operations and business plans. Should general economic conditions not improve, if we are unable to obtain sufficient funding or applicable government approvals such that completion of our planned projects is not probable, or should management decide to abandon certain projects, all or a portion of our investment to date in our planned projects could be lost and would result in an impairment charge.

Natural or man-made disasters, an outbreak of highly infectious disease, terrorist activity or war could adversely affect the number of visitors to our facilities and disrupt our operations, resulting in a material adverse effect on our business, financial condition, results of operations and cash flows.

So called “Acts of God”, such as typhoons, and other natural disasters, man-made disasters, outbreaks of highly infectious diseases, terrorist activity or war may result in decreases in travel to and from, and economic activity in Macao and may adversely affect the number of visitors to our properties. Any of these events also may disrupt our ability to staff our business adequately, could generally disrupt our operations and could have a material adverse effect on our business, financial condition, results of operations and cash flows. Although we have insurance coverage with respect to some of these events, we cannot assure you that any such coverage will be sufficient to indemnify us fully against all direct and indirect costs, including any loss of business that could result from substantial damage to, or partial or complete destruction of, any of our properties.

Our failure to maintain the integrity of our customer or company data could have a material adverse effect on our business, financial condition, results of operations and cash flows, and/ or subject us to costs, fines or lawsuits.

We face global cybersecurity threats, which may range from uncoordinated individual attempts to sophisticated and targeted measures directed at us. Cyber-attacks and security breaches may include, but are not limited to, attempts to access information, including customer and company information, computer viruses, denial of service and other electronic security breaches.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

Our business requires the collection and retention of large volumes of customer data, including credit card numbers and other personally identifiable information in various information systems that we maintain and in those maintained by third-parties with whom we contract to provide data services. We also maintain important internal company data such as personally identifiable information about our employees and information relating to our operations. The integrity and protection of that customer and company data is important to us. Our collection of such customer and company data is subject to extensive regulation by private groups such as the payment card industry as well as domestic and foreign governmental authorities, including gaming authorities. Our systems may be unable to satisfy applicable regulations or employee and customer expectations.

Our information systems and records, including those we maintain with our third-party service providers, may be subject to cybersecurity breaches, system failures, viruses, operator error or inadvertent releases of data. Our third-party information system service providers face risks relating to cybersecurity similar to ours, and we do not directly control any of such parties’ information security operations. A significant theft, loss or fraudulent use of customer or company data maintained by us or by a third-party service provider could have an adverse effect on our reputation, cause a material disruption to our operations and management team and result in remediation expenses and regulatory penalties. Such theft, loss or fraudulent use could also result in litigation by shareholders alleging that our protections against cyber-attacks were insufficient or by customers and other parties whose information was subject to such attacks. Any of these events could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

We have incurred and will continue to incur costs to comply with environmental requirements, such as those relating to discharges into the air, water and land, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. Under these and other environmental requirements, we may be required to investigate and clean up hazardous or toxic substances or chemical releases at our properties and may be held responsible to governmental entities or third parties, as an owner or operator, for property damage, personal injury and investigation and cleanup costs incurred by them in connection with any contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. The costs of investigation, remediation or removal of those substances may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use our properties.

Our Macao subconcession can be terminated under certain circumstances without compensation to us, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

The Macao Government has the right, after consultation with Galaxy, to unilaterally terminate our subconcession in the event of VML’s serious non-compliance with its basic obligations under the subconcession and applicable Macao laws. Upon termination of our subconcession, our casinos and gaming-related equipment would automatically be transferred to the Macao Government without compensation to us and we would cease to generate any revenues from these operations. The loss of our subconcession would prohibit us from conducting gaming operations in Macao, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

Our operations face intense competition, which could have a material adverse effect on our financial condition, results of operations and cash flows.

The hotel, resort and casino businesses are highly competitive. Our operations currently compete with numerous other casinos located in Macao. Our competitors have announced additional Macao facilities with planned opening dates in 2016 and 2017. Increasing capacity of hotel rooms in Macao could add to the competitive dynamic of the market.

Our operations will also compete to some extent with casinos located elsewhere in Asia, including Singapore, Philippines, new developments in Malaysia, Korea, Australia, New Zealand and elsewhere in the world, including Las Vegas, as well as online gaming and cruise ships that offer gaming. In addition, certain countries have legalized, and others may in the future legalize, casino gaming, including Japan, Taiwan and Thailand.

The proliferation of gaming venues, especially in Southeast Asia, could have a significant and adverse effect on our financial condition, results of operations and cash flows.

The Macao Government could grant additional rights to conduct gaming in the future, which could have a material adverse effect on our financial condition, results of operations and cash flows.

We hold a subconcession under one of only three gaming concessions authorized by the Macao Government to operate casinos in Macao. No additional concessions or subconcessions have been granted since 2002; however, if the Macao Government were to allow additional gaming operators in Macao through the grant of additional concessions or subconcessions, we would face additional competition, which could have a material adverse effect on our financial condition, results of operations and cash flows.

Conducting business in Macao has certain political and economic risks, which may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our operations in Macao include The Venetian Macao, The Plaza Macao, Sands Cotai Central and Sands Macao, and we are constructing The Parisian Macao, which is currently anticipated to open in the second half of 2016, subject to Macao Government approval. Accordingly, our business development plans, financial condition, results of operations and cash flows may be materially and adversely affected by significant political, social and economic developments in Macao, and by changes in policies of the government or changes in laws and regulations or their interpretations. Our operations in Macao are also exposed to the risk of changes in laws and policies that govern operations of companies. Jurisdictional tax laws and regulations may also be subject to amendment or different interpretation and implementation, thereby having an adverse effect on our profitability after tax. These changes may have a material adverse effect on our financial condition, results of operations and cash flows.

As we expect a significant number of consumers to continue to come to our Macao properties from mainland China, general economic conditions and policies in China could have a significant impact on our financial prospects. Any slowdown in economic growth, decline in economic conditions or changes to China’s current restrictions on travel and currency movements could disrupt the number of visitors from mainland China to our casinos in Macao as well as the amounts they are willing to spend in our casinos. Current Macao laws and regulations concerning gaming and gaming concessions and licenses are, for the most part, fairly recent and there is little precedent on the interpretation of these laws and regulations. We believe that our organizational structure and operations are in compliance in all material respects with all applicable laws and regulations of Macao. These laws and regulations are complex and a court or an administrative or regulatory body may in the future render an interpretation of these laws and regulations, or issue regulations, which differs from our interpretation and could have a material adverse effect on our financial condition, results of operations and cash flows.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

In addition, our activities in Macao are subject to administrative review and approval by various government agencies. We cannot assure you that we will be able to obtain all necessary approvals, which may have a material adverse effect on our long-term business strategy and operations. Macao laws permit redress to the courts with respect to administrative actions; however, such redress is largely untested in relation to gaming issues.

The Macao Government approved smoking control legislation, which prohibits smoking in casinos starting on October 6, 2014. The legislation, however, permits casinos to maintain designated smoking areas of up to 50% of the areas opened to the public, so long as such areas are within restricted access areas and comply with the conditions set out in the Dispatch of the Chief Executive, dated November 1, 2012, as amended by the Dispatch of the Chief Executive, dated June 3, 2014. Such legislation may deter potential gaming customers who are smokers from frequenting casinos in jurisdictions with smoking bans such as Macao. Such laws and regulations could change or could be interpreted differently in the future. We cannot predict the magnitude of any decrease in revenues as a result of such regulations, though any smoking ban could have an adverse effect on our business, financial condition, results of operations and cash flows.

We are currently not required to pay corporate income taxes on our casino gaming operations in Macao. Additionally, we currently have an agreement with the Macao Government that provides for a fixed annual payment that is a substitution for a 12% tax otherwise due from VML’s shareholders on dividends distributed from our Macao gaming operations. These tax arrangements expire at the end of 2018.

We have had the benefit of a corporate tax exemption in Macao, which exempts us from paying the 12% corporate income tax on profits generated by the operation of casino games. This exemption does not apply to our non-gaming activities. We will continue to benefit from this tax exemption through the end of 2018. Additionally, we entered into an agreement with the Macao Government in May 2014, effective through the end of 2018 that provides for an annual payment that is a substitution for a 12% tax otherwise due from VML shareholders on dividend distributions paid from VML gaming profits. We intend to request five-year extensions of these tax arrangements; however, we cannot assure you that either of these tax arrangements will be extended beyond their expiration dates.

Our business could be adversely affected by the limitations of the pataca exchange markets and restrictions on the export of the renminbi.

Our revenues in Macao are denominated in patacas, the legal currency of Macao, and Hong Kong dollars. The Macao pataca is pegged to the Hong Kong dollar and, in many cases, is used interchangeably with the Hong Kong dollar in Macao. Although currently permitted, we cannot assure you that patacas will continue to be freely exchangeable into U.S. dollars. Also, our ability to convert large amounts of patacas into U.S. dollars over a relatively short period may be limited.

We are currently prohibited from accepting wagers in renminbi, the legal currency of China. There are also restrictions on the remittance of the renminbi from mainland China and the amount of renminbi that can be converted into foreign currencies, including the pataca and Hong Kong dollar. Restrictions on the remittance of the renminbi from mainland China may impede the flow of gaming customers from mainland China to Macao, inhibit the growth of gaming in Macao and negatively impact our gaming operations. There is no assurance that mainland Chinese regulations will not be promulgated in the future that have the effect of restricting or eliminating the remittance of renminbi from mainland China. Further, if any new mainland Chinese regulations are promulgated in the future that have the effect of permitting or restricting (as the case may be) the remittance of renminbi from mainland China, then such remittances will need to be made subject to the specific requirements or restrictions set out in such rules.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.5 RISK FACTORS

On July 21, 2005, the People’s Bank of China announced that the renminbi will no longer be pegged to the U.S. dollar, but will be allowed to float in a band (and, to a limited extent, increase in value) against a basket of foreign currencies. We cannot assure you that the Hong Kong dollar will continue to be pegged to the U.S. dollar and the Macao pataca will continue to be pegged to the Hong Kong dollar or that the current peg rate for these currencies will remain at the same level. The floating of the renminbi and possible changes to the pegs of the Macao pataca and/or the Hong Kong dollar may result in severe fluctuations in the exchange rate for these currencies. Any change in such exchange rates could have a material adverse effect on our operations and on our ability to make payments on certain of our debt instruments. We do not currently hedge for foreign currency risk related to the renminbi or pataca; however, we maintain a significant amount of our operating funds in the same currencies in which we have obligations, thereby reducing our exposure to currency fluctuations.

VML may have financial and other obligations to foreign workers managed by its contractors under government labor quotas.

The Macao Government has granted VML a quota to permit it to hire foreign workers. VML has effectively assigned the management of this quota to its contractors for the construction of our Cotai Strip projects. VML, however, remains ultimately liable for all employer obligations relating to these employees, including for payment of wages and taxes and compliance with labor and workers’ compensation laws. VML requires each contractor to whom it has assigned the management of part of its labor quota to indemnify VML for any costs or liabilities VML incurs as a result of such contractor’s failure to fulfill employer obligations. VML’s agreements with its contractors also contain provisions that permit it to retain some payments for up to one year after the contractors’ complete work on the projects. We cannot assure you that VML’s contractors will fulfill their obligations to employees hired under the labor quotas or to VML under the indemnification agreements, or that the amount of any indemnification payments received will be sufficient to pay for any obligations VML may owe to employees managed by contractors under VML’s quotas. Until we make final payments to our contractors, we have offset rights to collect amounts they may owe us, including amounts owed under the indemnities relating to employer obligations. After we have made the final payments, it may be more difficult for us to enforce any unpaid indemnity obligations.

The transportation infrastructure in Macao may not be adequate to accommodate increased future demand of visitors to Macao.

Macao is in the process of expanding its transportation infrastructure to service the increased number of visitors to Macao. If the planned expansions of transportation facilities to and from Macao are delayed or not completed, and Macao’s transportation infrastructure is insufficient to meet the demands of an increased volume of visitors to Macao, the desirability of Macao as a business and leisure tourism destination, as well as the results of operations of our Macao properties, could be negatively impacted.

ANNUAL REPORT 2015

SANDS CHINA LTD.
2.6 STAKEHOLDER INFORMATION

2.6.1 OUR SHAREHOLDERS

Shareholding Analysis and our Shareholders

Share Capital (as at December 31, 2015)

Authorized Share Capital	16,000,000,000 ordinary shares of US$0.01 each
Issued Share Capital	8,069,300,845 ordinary shares of US$0.01 each

Shareholding Distribution

	As at December 31, 2015			
Size of Shareholding	Number of Shareholders	% of Shareholders	Number of Shares held	% of the Issued Share Capital
1–1,000	482	67.13%	221,183	0.0027%
1,001–5,000	168	23.40%	366,400	0.0045%
5,001–10,000	26	3.62%	222,400	0.0028%
10,001–100,000	39	5.43%	1,159,125	0.0144%
100,001–1,000,000	1	0.14%	208,000	0.0026%
Over 1,000,000	2	0.28%	8,067,123,737	99.9730%
Total	**718**	**100.00%**	**8,069,300,845**	**100.0000%**

Note: 47.12% of all our issued Shares were held through the Central Clearing and Settlement System ("CCASS") as at December 31, 2015

The actual number of investors holding Shares is likely to be much greater, due to ownership of Shares being held through nominees, investment funds and the CCASS.

Shareholding by Category

Venetian Venture Development Intermediate II	70.12%
Institutional and Retail Investors	29.88%
Total	**100.00%**

From publicly available information and as far as our Directors are aware, Sands China has maintained a sufficient public float of it share capital in the Hong Kong stock market since its listing on November 30, 2009.

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ANNUAL REPORT 2015

SANDS CHINA LTD.

2.6 STAKEHOLDER INFORMATION

CREATION OF SHAREHOLDER VALUE

In 2015, the Company benefited from a number of key strengths that helped differentiate our business from that of our competitors, including the following:

Providing the highest quality integrated resort offerings;

The diversification of amenities, which provided us with a substantially higher adjusted EBITDA to sales percentage;

Generating substantial cash flow and earnings from our existing operations;

Maintaining an industry-leading development pipeline;

Utilizing established brands;

Operating very efficiently;

Maintaining an experienced management team; and

Deriving significant benefits from our on-going relationship with LVS.

Sands China’s profit attributable to Shareholders for the year ended December 31, 2015 was US$1,459.4 million versus US$2,547.7 million in 2014, a decrease of 42.7%. Basic earnings per share for the year ended December 31, 2015 was US18.09 cents (HK$1.40) versus US31.59 cents (HK$2.45) in 2014, a decrease of 42.7%.

Our business strategy continues to be to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our business strategies and development plans allow us to achieve strong growth and financial performance in the future.

We are grateful to all Shareholders who provide us with feedback and views. If any Shareholder has comments or questions on what we are doing on his or her behalf, please contact us. Our contact information can be found on page 208 of this Annual Report. We will provide an answer to your questions. We will take your comments into account and act upon them if we believe this will improve our performance and create Shareholder value.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.6 STAKEHOLDER INFORMATION

2.6.2 OUR LENDERS

We have incurred, and will continue to incur, significant capital expenditures associated with the expansion of new integrated resorts in our Cotai Strip development, as part of our strategy of building critical mass at our Cotai Strip development. Through December 31, 2015, we have funded our development projects through a combination of borrowings from our credit facilities, operating cash flows and proceeds from our equity offering.

In March 2014, the Group amended its 2011 VML Credit Facility, which extended the maturity of US$2.39 billion in aggregate principal amount of the term loans under the facility to March 31, 2020, and provided for revolving loan commitments of US$2.0 billion. A portion of the revolving proceeds was used to pay down the US$819.7 million in aggregate principal balance of the 2011 VML Term Facility loans that were not extended. Borrowings under the Extended 2011 VML Revolving Facility are being used to fund the development, construction and completion of Sands Cotai Central and The Parisian Macao, and for working capital requirements and general corporate purposes.

In April 2015, we entered into a joinder agreement (the “Joinder Agreement”) to the 2011 VML Credit Facility. Under the Joinder Agreement, certain lenders have agreed to provide additional term loan commitments of US$1.0 billion (the “2011 VML Accordion Term”), which was fully funded on April 30, 2015. During the year ended December 31, 2015, we made repayments of US$820.2 million on the Extended 2011 VML Revolving Facility.

As at December 31, 2015, the Group had US$2.0 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility. Please refer to Note 26 to the consolidated financial statements for a summary of the material terms and conditions of these loans.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.6 STAKEHOLDER INFORMATION

2.6.3 OUR CUSTOMERS

Introduction:

Our business strategy is to develop Cotai and to leverage our integrated resort business model to create Asia’s premier gaming, leisure, convention and meetings destination. Our ultimate plans for Cotai include four interconnected resorts that leverage a wide range of branded hotel and resort offerings to attract different segments of the market.

We believe our business strategy and development plan will allow us to achieve more consistent demand, longer average length of stay in our hotels and higher margins than more gaming-centric facilities.

Our Customers:

Our properties are designed to cater to a broad range of customers who include the following:

Leisure customers who visit resort destinations for quality accommodation, retail, dining, entertainment, spas and sightseeing, and those who may opt to game as part of that experience;

Conference and exhibition organizers who seek an environment that attracts more buyers and exhibitors to trade shows and exhibitions because of the size, flexibility, quality and ambiance of the venue, business-friendly accommodation, dining and other resort facilities;

Corporate meeting and incentive group organizers who value the extensive meeting facilities enabling even the largest of meetings to be held under one roof with a wide array of entertainment, dining and retail facilities;

Mass market players who represent the highest profit margin gaming segment, and are characterized by Non-Rolling chip and slot machine play; and

VIP and premium players, who enjoy our private Paiza Club gaming floors, luxury accommodation and amenities, and are characterized by Rolling Chip play.

Our customers come predominantly from within Asia, with our major markets being mainland China, Hong Kong, Taiwan, India, Japan, Korea, Thailand, Malaysia, Indonesia and Singapore. Through the implementation of targeted marketing campaigns, we expect to continue to grow many of these markets in the coming year.

We have strong relationships with travel agents and corporate and exhibition organizers throughout the region for distribution of our leisure products and promotion of our MICE offerings. In addition, we participate in trade shows in source markets to build brand awareness and promote our services and facilities.

2.6.4 OUR SUPPLIERS

Fair and Transparent Practices

We engage in fair and transparent operating practices that aims to drive healthy competition based on mutual trust. This ensures compliance with procurement policies and procedures.

Ethics and Accountability

The highest ethical standards are employed when engaging suppliers or service providers. This safeguards the relentless attention to the quality of products, services and experiences that our customers expect.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.6 STAKEHOLDER INFORMATION

2.6.5 OUR EMPLOYEES

HR Initiatives to support Business

In 2015, we initiated various management tools including 5s, lean management, Scrum, Frequent Work Process (FWP) and more to support business, enhance service level to drive visitation and support the operational excellence.

We build our competitive advantage by various strategies in talent acquisition focusing to attract the best talent. In addition, we aggressively develop our gaming team members in equipping their capabilities to work in non-gaming operations while we continue our commitment to provide team members horizontal and vertical career opportunities through on-the-job training and soft skill training.

Attract the Best Talent

Our talent sourcing competitive advantage has been built by engaging potential locals in advance. Sands China offers various programs to local professional, including scholarships, internships, career talks, professional seminars and lectures delivered by professional certificated senior executives. Sands China continues to work with the Macao Tertiary Education Service Office to provide comprehensive and rewarding internship programs to local students.

One of the innovative programs — Career Experience Opportunity Program (CEOP) was launched in April 2015. It provides real work experience opportunities for local universities’ students who wish to join the hospitality industry to receive on-job training during their off-study time. Based on accumulated training hours and work performance, the participating students will be directly employed as trainee of supervisory level upon graduation from the university. In 2015, total 62 local students from Institute for Tourism Studies and Jinan University in China joined this program and are having a long term and on-going real experience learning in various areas such as Conventions & Exhibitions, Front Office and Housekeeping.

We also built a candidate pool at senior managerial level with 1,277 candidates. Among them 22% hold a master’s degree while 86% of them have more than ten years of work experience.

In 2015, we held various Recruitment Fairs in Macao and mainland China in an effort to recruit the best talent from around the region which successfully employed 808 talents.

Develop & Retain Talent

Offering our team members attractive and fulfilling career opportunities is important to retain team members. Human Resources (“HR”) initiated different projects in order to provide team members with horizontal career opportunities through intensive on-the-job training. Such projects also significantly help to maximize our internal workforce to support the business.

To ensure the effectiveness and efficiency of these projects, we have applied the tool of Scrum, a process framework that has been used to manage complex projects in an efficient, effective and transparent way:

Integrated Resort Career Development Program (IRCD) was one of the first scrum projects which offered a voluntary 6-month assignment for gaming team members to equip their capabilities to work in non-gaming departments to best support the resort operation. With the use of in-house resources to ensure customer superior experience, over 1,600 team members are interested in the program. 738 team members effectively joined the program and over 600 of them extended their participation in the program for 6 months.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.6 STAKEHOLDER INFORMATION

Integrated Resort Team Member Program (IRTM) was launched in July with the aim to develop a pool of 300 multi-skilled team members, who would receive training in different areas of the business in order to support the Company’s business and ensure customer superior experience. Over 2,000 team members were interested in joining the program in which 300 team members are already at training stage.

Sands China believes in providing all team members with continuous training and development opportunities. We have conducted training with 204,249 actualized participations of team members (over 1,004,949 training hours) in 2015. The training programs continue to focus on talent development in different levels across the Company to sharpen their service, leadership and management skills.

The Company continues to partner with the University of Macau’s Centre for Continuing Education to provide a one-year Diploma Program in Business Management for developing local talents. The first batch of 50 team members successfully graduated.

In addition, a total of 1,782 persons have participated in the development programs from the Sands Retail Academy with 1,064 participants graduated in a series of training programs in service enhancement and leadership. Sands China continues to enhance the service quality of its retail professionals.

In 2015, 417 team members received promotion with 17% of them promoting into managerial positions. As of today, over 70% of the middle management have been with the Company for eight years and among them, more than 40% have been with the Company for eleven years. In addition, 84% of the middle management have started their career with the Company at rank and ? le position and 70% of them were promoted two times or more over the years.

As Macao’s largest private employer and leading integrated resort operator, Sands China’s success is founded on the dedication and excellence of team members. In 2015, 750 team members celebrated ten years with the Company, 99% of them are Macao locals, 235 of them are currently serving in managerial roles, and over one-third have been promoted at least twice. Since opening, more than 2,500 team members have been with the Company for ten years or longer, representing 11% of Sands China’s current workforce.

Develop Sound Organizational Capability to Support Operational Excellence

The Company sustains the principles of continuous improvement across the organization. For HR, we want to be better today than yesterday and be strategic in supporting the Company and its business. Within the HR organization, a new approach of work process Frequent Work Process (FWP) was designed and implemented. The FWP principle is to use a four-week cycle to plan all HR tasks and to execute them effectively creating the best outcomes in a most professional, efficient and productive manner. The FWP projects create and provide HR team members with useful tools, with an aim to enhance a higher level of work productivity, transparency and visual management. This dynamic work approach maximizes existing resources, increase productivity, boost team spirit and will eventually improve retention effectiveness.

To support business process improvement, we also provide learning and development solutions using a series of collaborative programs.

Develop Efficiency System Designers — maintain the in-house capability to design, implement, monitor and develop business processes to improve quality (customer satisfaction); delivery (time to execute work) and cost (cost avoidance and savings). Methodologies include lean six sigma, design thinking and scrum.

ANNUAL REPORT 2015

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2.6 STAKEHOLDER INFORMATION

Workplace Transformations — working with 5s evolutions (sort, straighten, sweep, standardize and sustain), changing the working environment and shaping a culture of effectiveness and efficiency — we have more than one hundred 5s evolutions (model areas) and more than 2,000 team members involved;

Mystery Shopping — Service Audit — maintain the in-house capability to sustain an in-house mystery shopping program to assess the quality of service, compliance with regulations and the level of implementation of Because We Care Values. This is performed actively by 50 of the 149 service auditors certified who conduct more than 500 audits per year.

Kinesthetic Learning Solutions — exploring the gamification concept and in alignment with the Because We Care program. The Lego Scrum Simulations develop the mindset of collaboration and continuous improvement. We also design Lego Lean Simulations and Lego Workplace Simulations. This year more than 300 team members attended these sessions.

2015 Team Member (Full-time Team Members Only)

Number of Full-time Team Members: 26,221 (including 2,305 working for Hotel Partners) Average Age: 40 Gender Ratio: Male 47 % Female 53% Total Number of Nationalities: 54

2.6.6 OUR COMMITMENT TO THE COMMUNITY

Introduction

At Sands China, we recognize that we are dependent upon the goodwill, hard work and motivation of our team members, the overwhelming majority of whom have deep roots in the local community. This is an asset that, as employer, we seek to tap for the good of our daily operations, but equally it is an energy that should — and does — flow outward to benefit the general population. The Company and its subsidiaries have, to date, actively supported more than 200 organizations operating in various sectors of society with cash donations and other contributions in excess of MOP100 million. In addition, the Group has underwritten numerous social, sporting and cultural activities that have directly and positively affected the lives of countless members of the community. While this is a corporate achievement to be proud of, the extra ingredient has been the heartfelt participation of our team members, who in many cases have given large amounts of their own time, as well as money, to serve so many worthy causes. Sands China will continue to be judged by the responsible attitude of our team members and we would not have it any other way.

Developing Talent

Sands China has four core values — 1) We are friendly, 2) We are professional, 3) We are active listeners and 4) We are one team. All training programs are designed to simultaneously reinforce these core values and optimize the potential of local talent in the interests of the sustainable development of our industry. This understanding is diligently cultivated in our team members and transfers naturally via our team member activities within the community.

Team member training and development helps explain why Sands China properties won nearly 100 awards and accolades across multiple categories in 2015. Among them, the TTG China Travel Awards has recognized Sheraton Macao Hotel, Cotai Central as the Best Meeting & Conventions Hotel in Macao – the eighth consecutive year the award has gone to a hotel among our properties; the illustrious Michelin Guide awarded One-star Rating to The Venetian Macao’s signature Indian restaurant, the Golden Peacock, for the third year in a row; and the World Travel Awards named The Venetian Macao as Macao’s Leading Resort and Conrad Macao, Cotai Central as China’s Leading Conference Hotel. Whilst proud of these achievements and recognizing that they are good for business, we regard these prestigious programs and competitions as the ideal platform for investing in the people of Macao.

ANNUAL REPORT 2015

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2.6 STAKEHOLDER INFORMATION

One significant way in which we have achieved our goal of investing in the people of Macao is through the funding of the Adelson Advanced Education Center, which offers training and education in all disciplines for team members and for members of the wider community. Courses in tourism, MICE, hospitality, entertainment and integrated resort and retail management are held in the center. The Company has also made arrangements with the University of Macau for their students to utilize this 15,500-square-foot offsite campus.

Beneficiaries of Sands China’s commitment to the development of local talent include the University of Macau, Macau University of Science and Technology, Macao Polytechnic Institute, the Institute for Tourism Studies, the University of Saint Joseph and the Macau Institute of Management. In 2015, the Company contributed MOP970,000 to these institutions, benefitting 97 students. In addition to scholarships and fellowships, we provide internship programs for students from local higher education institutes.

Sands China believes that even the most vulnerable members of society should have the opportunity to develop their talents. In 2010, the Company began recruiting members of the Macau Special Olympics (MSO) to join our team. MSO members continue to contribute to the Company in the Human Resources, Conventions & Exhibitions (Banquet Operations and Audio Visual teams), Housekeeping and Finance departments.

The Sands China Academy takes our commitment to developing local talent, and sets its sights even further. It is a platform focusing on team member training and development, and the professional development of Macao locals, including non-employees, such as staff hired by Sands China’s partner retailers. The program’s initiatives have included a one-year diploma program in business management at the University of Macau, the Integrated Resort Team Member Program, secondment at Marina Bay Sands in Singapore, and the Sands Retail Academy.

Contributions to Charity and Community

One of the most direct ways to help those in need is to donate money and goods, and this represents a substantial aspect of our community activities. Sands China is involved in a wide range of direct aid programs; some are on a one-off basis while others are part of ongoing local partnerships. In 2015, the Company contributed over MOP7 million in direct cash donations to organizations that support the elderly and infirm, the mentally disabled, those in various forms of rehabilitation, the abused, and children’s charities. Since 2004, Sands China has contributed around MOP60 million to these truly worthy causes.

“Lucky” coins that are regularly dredged from The Venetian Macao canals are given to the venerable Tung Sin Tong Charitable Society each year. Since 2008, Sands China has contributed more than MOP900,000.

In September 2015, Sands China joined LVS and international social enterprise Clean the World to complete an unprecedented 24-hour global volunteer effort, building 200,000 hygiene kits to be distributed to populations in need worldwide, including in Macao. More than 4,000 LVS team members and community volunteers participated in the Las Vegas Sands Global Hygiene Kit Build with Clean the World – which was both organizations’ largest volunteer effort to date, resulting in the most kits ever built for Clean the World at one time. The build was held at LVS’ Singapore, Macao, Bethlehem and Las Vegas properties sequentially and all within a 24-hour period. The effort was part of LVS’s global corporate citizenship program, Sands Cares, and its ongoing partnership with Clean the World.

Sands China Care Ambassador Program

The Sands China Care Ambassador program aims to give Sands China team members an opportunity to serve the local community. In 2015, Sands China organized more than 17 community outreach activities, all of which shared a common objective — helping those less fortunate. Children, the elderly and the vulnerable are regular participants in such activities and are often the beneficiaries. A few of these activities include Chinese New Year parties, fund raising bazaars and inviting underprivileged children to enjoy the DreamWorks Experience at Sands Resorts Cotai Strip Macao.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.6 STAKEHOLDER INFORMATION

There would be no meaningful community outreach for the Company if it were not for the hundreds of Sands China team members who take it upon themselves to get involved, often in their own time. While Sands China strongly encourages this community spirit, it is our team members who roll up their sleeves for dozens of projects such as One Day Volunteer, in which Sands China Care Ambassadors — formalized as an active community force in 2009 — joined the Macau Youth Volunteer Association to play and have fun with mentally handicapped children and their families and helped clean the homes of elderly people who live alone.

As at December 2015, Sands China Care Ambassadors — comprising over 500 volunteers from The Venetian Macao, Sands Macao, The Plaza Macao and Sands Cotai Central — have contributed more than 7,300 voluntary hours of community service in over 90 activities since the program was founded in August 2009. In fact, such has been the contribution made by Sands China Care Ambassadors that 15 of our team members were recognized with special awards by the Macau Youth Volunteer Association and the Voluntary Social Services Association of Macao in December 2015.

Sands China Community Academy

Sands China’s entertainment events often bring some of Asia’s and the world’s biggest names in music, sport and screen to Macao. To leverage on the unique opportunities provided by these events, the Sands China Community Academy organizes community outreach activities in Macao. Sands China Community Academy events are a way for the Company to give back to the Macao community, by providing opportunities for locals to interact with incredibly talented and accomplished individuals, offering them inspirational and educational experiences.

Highlights from 2015 include:

A performance by a cello trio from The Philadelphia Orchestra for residents at an elderly center in Macao

Boxers from The Showdown at Sands – local favorite KK Ng and Hong Kong’s Rex Tso – visiting the Fuhong Society of Macau’s Happy Market

Inviting Macau Special Olympics athletes to The Venetian Macao to meet David Beckham, where the global icon chatted and gave encouragement to the athletes, who competed in the 2015 Special Olympics World Games in Los Angeles in August

Supporting Local Creative Culture

Sands China believes in supporting the local cultural and creative industry in Macao. Our ongoing efforts include creating platforms for local talent to showcase their skills to a wider audience, fostering cultural exchange between local artists, and many activities throughout the year.

Highlights from 2015 include:

Inviting local art students for a backstage tour of “Beauty and the Beast” at The Venetian Theatre, where students had an up-close chance to learn more about the Broadway musical’s backstage operation and enjoy a Q&A session with musical’s tour and stage manager

Victory at The Venetian boxers KK Ng and Rex Tso visiting the Fuhong Society of Macau’s Happy Market, joining a leather workshop led by Fuhong members

26th Macau Arts Festival — Phaedra 2.0 (May 15-16) venue sponsor

MACA Song Writers Quest 2015 (June 28) venue sponsor

MACA Music Festival 2015 (September 20) venue sponsor

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.6 STAKEHOLDER INFORMATION

29th Macau International Music Festival (October 4-November 1) — joint promotion

Anno Caprum — Year of the Sheep — sponsorship in support of local artists

Sands China Sports Uniform Design Competition — held with the Macau Productivity and Technology Transfer Center in support of Macao’s fashion industry

SME Support Program & Open Day

Sands China and the Macao Chamber of Commerce jointly announced the launch of Sands China’s local supplier support program at a press conference in July 2015. The program is in line with the Macao Government’s initiative to “buy local” and demonstrates Sands China’s commitment to supporting local enterprises as part of the Company’s corporate social responsibility efforts. It focuses on three types of local businesses that Sands China is committed to support: small and micro enterprises, “made in Macao” companies, and Macao young entrepreneurs. It is part of Sands China’s supplier relationship management strategy, which guides the Company’s long-standing effort to support local suppliers, whom it views as its strategic partners.

The Sands China Local Supplier Open Day in August 2015 at The Venetian Macao drew over 230 registered attendees. Sands China’s procurement team gave the local suppliers an overview of the Company’s procurement process; shared information such as the Company’s available purchase categories and items, and its code of conduct; and conducted a business matching session to connect prospective suppliers with Sands China procurement representatives.

With Sands China’s local supplier support program as a long-term initiative, the Company is focused on cooperating with even more local companies of all three categories.

An Energetic Community

As a popular tourist destination, Macao is a city of festivals where you will find lively multicultural events regularly taking place somewhere or other in the territory. In addition to the many Chinese and Western events popular with tourists, local residents are recognizing the power of the community and its ability to make a difference. One of the most important community events in the charity calendar is Walk for a Million, a charity fund initiated by the readers of Macao Daily News that has drawn the community together since 1984. All funds collected are primarily used to either help low-income earners in the form of subsidies and scholarships or to provide aid to the general community in times of emergency. Over 3,000 Sands China team members participated in the 32nd Walk for a Million in December 2015 and the Company donated MOP500,000.

Whether for fun or a friendly competition, you will generally find Sands China personnel front and center. Sands China teams competed in the preliminary and finals of the Macau Dragon Boat Races 2015 in June, winning first runner-up in the “C” Final and receiving a special Best Drummer award. Sands China’s four enthusiastic dragon boat teams competed alongside other teams from Macao’s public departments, private organizations and sports associations. In the 2015 races, Sands China’s dragon boat and cheerleading teams wore new uniforms featuring a local Macao fashion designer’s winning designs from the Sands China Sports Uniform Design Competition. Sands China and the Macau Productivity and Technology Transfer Center had held the contest to support Macao’s fashion industry and promote the city’s cultural and creative industries.

Team members also performed well in the popular annual Tray Race organized by the Macao Government Tourism Office on World Tourism Day.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.6 STAKEHOLDER INFORMATION

Responsible Gaming Program

Social consequences can arise from problem gambling and in order to address this concern the Company launched a comprehensive Responsible Gaming Program in April 2007 with a mandate to widely disseminate information on problem gambling, including assisting vulnerable guests to find professional help. The program — undertaken in an ongoing partnership with the government, experts, academics, doctors and counseling centers — seeks to effectively reduce incidences of problem gambling by preempting such behavior in a proactive and participatory manner. To support the responsible gaming measures introduced by the Macao SAR Gaming Inspection and Coordination Bureau, Sands China works together with local community groups and academic institutes to further enhance responsible gaming actions in various aspects.

Beyond distributing information to team members and patrons, all new team members attend mandatory Responsible Gaming Awareness training as part of their orientations. All of the Company’s team members also attended training to refresh them on the measures in 2015. In addition, Sands China has organized Responsible Gaming Ambassador training since 2013 for over 110 of the Company’s gaming managers, security personnel and human resources trainers. The training is a global initiative by our parent company, LVS, in collaboration with the International Gaming Institute (IGI), University of Nevada, Las Vegas (UNLV) and local scholars.

In an effort to further tackle the issue of problem gambling in Macao, Sands China actively participated in “Responsible Gambling 2015,” which has been co-organized by the Macao SAR Social Welfare Bureau, the Macao SAR Gaming Inspection and Coordination Bureau and the University of Macau since 2009. As part of its Responsible Gaming Activity, Sands China organized a company-wide responsible gaming quiz, created a Responsible Gaming Ambassadors Wall to acknowledge our Responsible Gaming Ambassadors, and continued providing the latest content on responsible gaming in a permanent location accessible to all team members. Sands China has also been contributing unclaimed jackpots to organizations that provide assistance to problem gamblers and their families since 2006. In 2015, donations to non-government organizations such as Macau IFE Rehabilitation Centre for Problem Gamblers, Sheng Kung Hui Macau Social Service Coordination Office and the Young Men’s Christian Association of Macau reached MOP450,000.

2.6.7 PRESERVING THE ENVIRONMENT

Our Vision

Our responsibility to the planet is as important to us as our commitment to the comfort and well-being of our guests and team members. The Sands ECO360° Global Sustainability strategy is designed to help minimize our environmental impact, and it reflects our vision to lead the way in sustainable building development and resort operations. Our legacy must be to leave a responsible, cleaner, and safer world for future generations.

Our Strategy and Performance

Green Buildings

The Venetian Macao has the distinction of being the largest single-structure hotel building in Asia and is the seventh largest building in the world in terms of floor area. Its energy demands are proportionately large – but so are the opportunities for saving energy and protecting environment. On a daily basis, we proactively protect the environment by recycling waste generated by our four properties.

Sands China is an active participant in community and government initiatives, one of the foremost of which is the Macao Green Hotel Award program. The award — organized by the MSAR Environment Council was first launched in 2007 and seeks to leverage the importance of environmental management and honor hotel establishments that are demonstrably committed to the green cause.

ANNUAL REPORT 2015

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2.6 STAKEHOLDER INFORMATION

Macau Green Hotel assessment criteria cover Green Leadership and Innovation, Green Program Performance and Partner Synergy. The Venetian Macao once again received the Green Hotel Gold Award in 2014. Sands Cotai Central, Holiday Inn Macao, Conrad Macao and Sheraton Macao were awarded with Macao Green Hotel Gold Award in 2013, and Sands Macao was awarded Green Hotel Silver Award in 2012.

Sands Macao has received Energy Savings Winner Award from Companhia de Electricidade de Macau – CEM, S.A. (“CEM”), the utility provider in Macao for the year 2014 while Sands Cotai Central has received the Excellence Award for the year 2014.

Our efforts on environmental responsibility and sustainability have been recognized by Newsweek green ranking in the year 2015 and Sands China has scored 99 out of Top500 global companies.

Many other awards were received in the past years for our leadership role in environmental responsibility, such as Green China Award 2014 in the category of Outstanding Sustainable Development Enterprise. This award is organized by United Nations Environment Program and other Environmental Protection agencies in China, Hong Kong, Macao and Taiwan.

The Development of a Sustainable Resort – The Parisian Macao

The Company has made a firm commitment to incorporate sustainable standards into our new developments. The design of The Parisian Macao, our newest integrated resort, incorporates the latest efficiency technologies including: 100% LED lighting installation, which saves more than 5 million kWh of electricity every year; low-flow water fixtures with estimated annual water savings of 12.2 million gallons; and high-performance glazing to significantly reduce the building’s solar heat gain. In addition, we have built infrastructure at The Parisian Macao to use grey water (when recycled water becomes available from the Macao Water Utility, Sociedade de Abastecimento de Águas de Macau) for toilet flushing in the casino, back of house, retail and MICE spaces.

Environmentally Responsible Operations

Sands China constantly searches for new ways to use resources more efficiently such as energy-saving lamps, improving the heating and cooling systems and building automation systems. As a result, in 2015, Sands China properties have achieved utilities savings of over US$9 million where electricity savings are about US$6.5 million which is equivalent to 46 million kWh reductions in energy consumption. In addition to energy savings, our initiatives towards water conservation such as efficient fixtures, fixing of underground water leaks and optimizing of cooling tower make-up water usage has resulted in savings of over 90 million gallons of water in 2015. Various other energy-saving measures in place under the Sands ECO360° green initiative help Sands China properties aim for higher standards of sustainability.

The Company’s shuttle buses also follow the highest environmental regulations. All comply with Euro IV emission standards, resulting in lower levels of pollution. Our vehicle fleet also includes some petrol-electricity powered hybrids. Our new shuttle buses serving Sands Cotai Central comply with Euro V, the lowest emission standards. A permanent electric bus was launched in August 2014 for team member shuttle services. Also, 25 shuttle buses were outfitted with built-in with battery operated air-conditioning system used during idling time as part of our eco-friendly initiative to reduce fuel consumption and corresponding carbon emission.

We rigorously pursue a green procurement and supply chain policy, which seeks to minimize the impact of products and services on the environment while achieving environmental sustainability. In 2015, almost 59% of materials purchased in the 9 categories that are covered by the sustainable purchasing policy are green and environmentally friendly products.

Sands China encourages hotel guest to avoid unnecessary towel and linen changes and to turn lights off when not needed.

ANNUAL REPORT 2015

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2.6 STAKEHOLDER INFORMATION

Our property-wide recycling and solid waste management program saves natural resources and landfill space, enhances clean air and water, and also creates jobs for our community. We have installed over 100 recycling points at our properties and diverted over 4,100 metric tons of waste through recycling in 2015. One of the most notable initiatives was finding a solution for used playing cards to put through a recycling program which we were able to implement in 2015. We have also enhanced our recycling program to include glass, soaps, hazardous waste, in addition to paper, plastic, cans, cooking oil, metals, etc. We successfully installed multiple food waste digester machines across our properties in Macao which has resulted in significant amount waste being diverted in an eco-friendly manner.

Since our Listing, all our interim and annual reports have been printed on recycled paper using soy ink.

Green Meetings

In 2015, The Venetian Macao became the first entity in Macao and one of the first integrated resorts in Asia to receive dual ISO accreditation of ISO 9001 Quality Management System and ISO 20121 Event Sustainability Management System certification to further strengthen our Sands ECO360° Green Meetings Program which was launched in February 2013. This is a holistic approach to providing environmentally preferable choices and options to meeting planners and clients. Sands China was awarded with IMEX-GMIC Green Supplier Award 2014 which is an international recognition for our effort to reduce environmental impact. “Go Green IIFA” award was presented to The Venetian Macao for recognizing the efforts of creating a “Green IIFA” in 2013.

Stakeholder Engagement

Sands China has partnered with Clean the World Asia and sponsored “Global Hygiene Kit Program” to build 200,000 hygiene kits in September 2015 as part of Las Vegas Sands global initiative. We have engaged our team members and local community volunteers joined together built the 75,000 hygiene kits in Macao which were distributed to underprivileged countries in Asia to provide basic hygiene needs.

As part of our effort to promote energy savings, Sands China was delighted to participate in “Earth Hour” once again in 2015. We support WWF’s worldwide initiative, in which millions of individuals and thousands of cities and businesses around the globe switch off their lights for a full hour. We have continued Earth Hour Every Month program in 2015 as part of our initiative from 2013 which has encouraged other hotels from Macao and other countries to join the challenge as well.

In support of the Office for the Development of the Energy Sector of the Macao Special Administrative Region’s “Macau Energy Saving Week 2015,” Sands Macao, The Venetian Macao, The Plaza Macao and Sands Cotai Central turned off their non-essential exterior lighting for one hour, contributing to the awareness of the importance of energy-saving tactics in Macao.

Sands China took initiative to join the Hong Kong Environmental Bureau and Hong Kong Stock Exchange Carbon Footprint program in 2014 and disclosed our carbon footprint for the year 2013. We have also received Letter of Commendation from Hong Kong Environmental Protection Department.

ANNUAL REPORT 2015

SANDS CHINA LTD.

2.6 STAKEHOLDER INFORMATION

The Company also encourages its employees to do their part. Energy conservation and environmental awareness are promoted to team members on a regular basis, either through training and awareness initiatives or posters and videos. In 2015, we have engaged our team members through several activities as part of Sands ECO360° Sustainability Program. Specifically we have launched multiple “I Will If You Will” challenges to encourage team members to participate in energy savings, food waste reduction and recycling. In 2015 World Hunger Day, we have launched “Clean Plate Challenge” program with an aim to reduce food waste and we were able to engage more than 60% of our team members to take action while we raised fund to the local charity. Through our “Clean the Office” campaign, we were able to engage multiple departments as well as team members to encourage and raise awareness on various recycling opportunities within the office environment and able to divert over 30 tons of waste in a responsible manner. In addition to sustainability wall, we have launched digital screens across our properties to share the environmental achievements and tips to our team members. We have organized road shows for energy and water conservation, a tour to explore greener side of Macao and many other programs.

Sands China’s Sustainability Initiatives in 2015

Implemented demand ventilation system to improve energy efficiency and comfort level

Implemented operational efficiency improvement initiatives at central chilled water plants

Installed energy efficient/LED lighting across our properties to reduce energy consumption and in 2015 over 45,000 light were replaced with LED technology

Implemented recommissioning of mechanical, electrical and plumbing equipment to improve the operating efficiency and identify improvement measures

Implemented a pilot project of micro-wind turbine with solar photovoltaic to light up street lights as an initiative towards alternative energy sources

Implemented a pilot project on radiant cooling and heating system to improve energy efficiency

Water conservation measures such as improving cycle of concentration at cooling towers, fixing of underground water leaks, optimizing the cooling demand and subsequent make-up water reduction

Scheduled the operation of equipment to optimize efficiencies specifically at meeting, exhibition and retail spaces

Enhanced the waste recycling program to include shredded playing cards, glass, soaps and additional recycling points

Implemented food waste digesters to convert the waste into bio-water which helps to divert the waste from sending it to landfill/incinerator

Organized several green awareness campaign such as “Clean the Office” campaign, “Clean Plate Challenge”, energy saving road shows and green corner competition to Sands China team members

Continued Sands ECO360° Live. Green Award to recognize the team or an individual contributes and made a significant impact on Company’s sustainability program

More information about Sands ECO360° global sustainability strategy and the environmental reports published by LVS covering its global properties is available at http://www.sands.com/sands-eco-360/our-vision.html.

ANNUAL REPORT 2015

THE ENVIRONMENTALLY RESPONSIBLE choice for green meetings worldwide



46 million

kWh of energy was saved by installing LED and other energy efficient lights, and through optimization of cooling and heating systems

136 million

gallons of water were saved in 2015 through water flow controllers, low-flow shower heads and an automatic irrigation system

EarthCheck

The Venetian Macao received a Bronze Benchmarked certification in 2014

Certification

- The Venetian Macao received Macao Green Hotel Gold Award in 2015
- Sands Cotai Central received Macao Green Hotel Gold Award in 2014
- Sands Macao received Macao Green Hotel Gold Award in 2012
- Sands China received IMEX-GMIC Green Supplier Award and Green China Enterprise Award in 2014
- Sands Macao and Sands Cotai Central received CEM Award for Energy Savings
- ISO20121 Event Sustainability Management System
- China Hotelier Award for Corporate Social Responsibility

EARTH HOUR

- Earth Hour Every Month implemented at Sands China properties
- 15 hotels in Macao have taken our 'I Will If You Will' challenge to join Earth Hour Every Month
- Sands China engaged team members to recycle light bulbs and replace with LEDs at home to save energy

92%

portion of our suite lighting and other operational areas that use the latest LED and other energy saving technologies

100

- Number of recycling points at the Sands China facilities are used for collection and separation of recyclable materials
- Shredded playing cards, glass recycling, food waste digester and wood chipping machine facilitates improved waste diversion
- 4,067 tons of waste diverted through recycling in 2015

CONTRIBUTION TO COMMUNITY

- Sands China partnered with Clean the World Asia to build 75,000 hygiene kits in 2015 and donated to developing countries
- Fund raised to support local community through "Clean Plate Challenge" activity by engaging team members to reduce food waste
- 35 Community activities including 11 green action activities in 2015
- Sands China supports the Fuhong Society of Macau's "Happy Market", a social enterprise which aims at raising awareness of recycling, resource sharing and providing employment opportunities for people with disabilities

EURO V & EURO IV

- Emission standards were followed for the shuttle buses in order to reduce air pollution
- An electric bus was put into operation in 2014 for team member shuttle services
- 25 shuttle buses were re-engineering with battery operated air-conditioning to reduce fuel consumption during idle time

Sands ECO 360° GLOBAL SUSTAINABILITY

金沙中國 Sands China Ltd.

Entertainment That Is Simply Out Of This World.

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

3.1 CHAIRMAN’S INTRODUCTION

Good corporate governance underpins the creation of Shareholder value at Sands China and maintaining the highest standards of corporate governance is a core responsibility of the Board. An effective system of corporate governance requires that our Board approves strategic direction, monitors performance, oversees effective risk management and leads the creation of the right compliant culture across the organization. It also gives our investors confidence that we are exercising our stewardship responsibilities with due skill and care. I have used this year’s corporate governance report to again demonstrate how we have done this at Sands China.

We are committed to the continuous improvement of our corporate governance practices to support the performance of our business and enable effective oversight. Business needs, best practices we see elsewhere and regulatory changes all help drive this improvement. We have made necessary changes to the Company’s corporate governance practices in accordance with the Listing Rules related to the Code, which were revised in January 2016. I am pleased to report that, the Company adopted its revised Terms of Reference of the Audit Committee on October 16, 2015 in compliance with and to address the new provisions in the Code dealing with risk management and internal control systems and effective for the accounting period beginning on January 1, 2016.

Ensuring high standards of governance is a key part of my role as Chairman and I believe our practices are fit-for-purpose and effectively support our business. As with last year’s report, this report explains how we apply the key principles and follow best practice, and what the Board has actually done in support of the business and to meet stakeholder expectations.

Sheldon G. Adelson

Chairman of the Board and Chief Executive Officer

March 11, 2016

ANNUAL REPORT 2015

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

The 2015 Corporate Governance Report

We have set out this report in the following way:

Sections What we cover

1. Good governance Why good governance is important to us

2. The Board The Board’s role and its composition, and the supporting governance framework

3. Key roles What the Chairman, Chief Executive Officer, Executive and Non-Executive Directors and the Company Secretary do to support good governance

4. Activity What we did by way of governance in 2015 and the latest developments in 2016

5. The Committees How the Committees have supported the work of the Board

6. Risk and internal control The key aspects of our approach to risk management and internal control

7. Shareholders What we have done in relation to Shareholder engagement

8. Compliance disclosures and Compliance is important, and this section confirms any remaining other matters requirements not covered in the earlier sections

3.2 GOOD GOVERNANCE

The Board views good governance as a priority for the Company: enabling effective monitoring and oversight of strategy and performance whilst, when clearly and transparently communicated, giving our investors a better understanding of how the Company is led and how oversight across the business is provided. We expect our governance framework and practices will develop over time in response to business and oversight needs, and plan to use this report to explain to our investors how our governance has developed and improved.

The Board is of the view that throughout the year ended December 31, 2015 and up to the Latest Practicable Date, save as disclosed below, the Company fully complied with all the code provisions and certain recommended best practices set out in the Code.

Code Provision A.2.1

Under code provision A.2.1 of the Code, the roles of chairman and chief executive officer should be separate and should not be performed by the same individual. Mr. Sheldon Gary Adelson, the Chairman of the Board, was appointed as the Chief Executive Officer with effect from March 6, 2015. For an explanation regarding Mr. Adelson’s roles as both the Chief Executive Officer and the Chairman, please refer to page 83 of this Annual Report.

Code Provision A.5.1

Under code provision A.5.1 of the Code, the Nomination Committee should comprise a majority of Independent Non-Executive Directors. Owing to the resignation of Mr. David Muir Turnbull and Mr. Iain Ferguson Bruce on March 7, 2016 and March 11, 2016 respectively, the Nomination Committee no longer comprises a majority of Independent Non-Executive Directors and does not comply with code provision A.5.1 of the Code. Therefore, the Company will appoint Independent Non-Executive Directors as members of the Nomination Committee as soon as practicable and will issue an announcement.

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3. CORPORATE GOVERNANCE REPORT

3.3 THE BOARD

The Board’s main responsibility and purpose is to deliver the long-term success of the Company and to create long-term value for its Shareholders. It does this by providing strategic and entrepreneurial leadership, and by exercising prudent oversight and control over the Company. As the business continues to grow through the development of its Cotai Strip developments, the Board needs to ensure that the Company has the resources — both funding and talent — to deliver success. The Board also recognizes the need for effective engagement by the Company with its key stakeholders, including all its investors.

To achieve these goals and discharge its responsibilities, the Board has defined the business and governance issues for which it needs to be responsible, and these matters reserved for the Board have been separately defined. The matters reserved for the Board are periodically reviewed to ensure they are up to date. The principal matters the Board is responsible for include:

approval of strategy

determination of risk appetite    setting of ethical standards

monitoring of operational and financial performance    engaging with Shareholders    review and approval of annual operating and capital budgets review and approval of initial construction budgets for projects, as well as significant modifications review and approval of announcements made via the Stock Exchange website review and approval of issuance and sale of the Company’s securities review and approval of raising of debt by the Company, and any early repayment review and approval of significant acquisitions and disposals performing the corporate governance functions set out in code provision D.3.1 of the Code

The Board also recognizes that it sets the ethical standards for the Company, and has therefore designed a framework to ensure that the highest standards of integrity and ethical behavior are maintained by all Directors and employees. The Company maintains a Code of Business Conduct and Ethics, which was updated on September 21, 2015, and an Anti-Corruption Policy. These are supported by a bilingual Compliance Policy Handbook that is distributed to all Directors and staff upon joining the Company.

There are certain matters for which the Board is responsible that are delegated to its Committees. These are matters where particular time and attention need to be devoted to specific topics (so that regular Board meetings may not be the most effective place to consider them), have the need for specialist input, or require the demonstration of independent oversight. Accordingly, the Board has four Committees to help it discharge its responsibilities: the Audit, Remuneration, Nomination and Capex Committees. Whilst two of the Committees have been in place since the Company’s listing, the Capex Committee was established on March 1, 2011 and the Nomination Committee was established on March 2, 2012.

The Committees each have formal terms of reference that are subject to annual review to confirm the adequacy. All Committees have reporting responsibilities back to the Board and make recommendations to the Board on key decisions relating to their remit. At each Board meeting, the relevant Committee chairman reports back to the Board highlighting any matter that requires the Board’s attention or decision.

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3. CORPORATE GOVERNANCE REPORT

The work of the Board during 2015 is explained on page 86 and the work of the Committees is set out on pages 87 to 91 of this Annual Report.

The work of the Board is central to the success of the Company, so we need to ensure it has the right membership. In looking at its composition, the Board looks to ensure it has the right set of skills and experience, relevant knowledge and appropriate members. For us, this means having a deep understanding of the hospitality, gaming and MICE industries, knowledge of the local business and economic environment in Macao and, more broadly, in China and other relevant markets. It also means having the right balance of Executive and Non-Executive Directors, including those who are independent and bring a broad and objective perspective with a questioning mindset.

The current Board comprises nine members who, together, bring the skills and experience the Company needs to meet our long-term objectives: three Executive Directors and six Non-Executive Directors, three of whom are considered to be independent in accordance with the independence guidelines as set out in the Listing Rules. The members of the Board and their biographies are set out under “Directors and Senior Management” on pages 11 to 17 of this Annual Report. The needs of the Company changes over time and, therefore, so does the membership of the Board. The Board considers the qualifications and experience of the candidates and the benefits such candidates bring to the Company. On this basis, Mr. Robert Glen Goldstein was re-designated as Non-Executive Director with effect from November 1, 2015 and Dr. Wong Ying Wai was appointed as Executive Director with effect from January 22, 2016.

In order to make sure the Company takes the best advantage of a director’s skills and experience, new directors undergo an induction program that involves the opportunity to meet senior managers and learn about the parts of the business for which they are responsible, as well as visits to the Company’s operations and construction projects. They are also briefed by the Company Secretary and external advisers about their responsibilities as Directors under statute and common law, the Listing Rules, legal and other regulatory requirements and the Company’s business and governance policies.

To contribute as effectively as possible on an on-going basis, Board members receive periodic updates that are relevant to their duties and to the business of the Company.

The Board is responsible for performing the corporate governance functions set out in the code provision D.3.1 of the Code and adopted the terms of reference of the Board on corporate governance functions on March 2, 2012.

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3. CORPORATE GOVERNANCE REPORT

To ensure that we adhere to high standards of corporate governance, we have developed our own corporate governance principles and guidelines that set out how corporate governance operates in practice within the Company. This is based on the policies, principles and practices set out in the Code contained in Appendix 14 of the Listing Rules and draws on other best practices. It sets out the primary corporate governance-related duties of the Board, which are to:

develop and review the Company’s policies and practices on corporate governance review and monitor the training and continuous professional development of the Directors and senior management review and monitor the Company’s policies and practices on compliance with legal and regulatory requirements develop, review and monitor the code of conduct and compliance manual applicable to employees and Directors review the Company’s compliance with the Code and relevant disclosures in the annual Corporate Governance Report

The Board has reviewed the Company’s corporate governance policies and practices, training and continuous professional development of Directors and senior management, the Company’s policies and practices on compliance with legal and regulatory requirements, the compliance of the Model Code and written employee guidelines, and the Company’s compliance with the Code and disclosures in this Corporate Governance Report.

Appointment terms

Each Non-Executive Director, whether independent or not, is appointed for a term of three years and is subject to retirement by rotation at least once every three years. A Director appointed to fill a casual vacancy or as an addition to the Board will be subject to re-election by Shareholders at the first annual general meeting after their initial appointment.

Continuous Professional Development of Directors

Directors keep abreast of responsibilities as a director of the Company and of the conduct, business activities and development of the Company.

Directors should participate in appropriate continuous professional development to develop and refresh their knowledge and skills to ensure that their contribution to the Board remains informed and relevant. Internally-facilitated briefings for Directors will be arranged and reading materials on relevant topics will be issued to Directors where appropriate. All Directors are encouraged to attend relevant training courses at the Company’s expense.

During the year ended December 31, 2015, the Company arranged a briefing on the United States Foreign Corrupt Practices Act and quarterly construction update. In addition, relevant reading materials including directors’ manual and legal and regulatory updates were provided to the Directors for their reference.

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3. CORPORATE GOVERNANCE REPORT

To summarize, the Directors received trainings on the following areas to develop and refresh their skills and knowledge during the year:

	Training areas		
Directors	**Corporate Governance**	**Legal and Regulatory**	**Business**
Executive Directors			
Sheldon Gary Adelson[(1)]	√	√	√
Edward Matthew Tracy[(2)]	—	—	√
Toh Hup Hock[(3)]	√	√	√
Non-Executive Directors			
Robert Glen Goldstein[(4)]	√	√	√
Michael Alan Leven	√	√	√
Charles Daniel Forman	√	√	√
Independent Non-Executive Directors			
Iain Ferguson Bruce[(5)]	√	√	√
Chiang Yun	√	√	√
David Muir Turnbull[(6)]	√	√	√
Victor Patrick Hoog Antink	√	√	√
Steven Zygmunt Strasser	√	√	√
Alternate Director			
David Alec Andrew Fleming[(7)] (Alternate Director to Michael Alan Leven)	—	—	√

Notes:

(1) re-designated as Executive Director on March 6, 2015
(2) retired on March 6, 2015
(3) will resign on April 15, 2016
(4) re-designated as Executive Director on March 6, 2015 and subsequently re-designated as Non-Executive Director on November 1, 2015
(5) resigned on March 11, 2016
(6) resigned on March 7, 2016
(7) retired on April 1, 2015

Performance Evaluation

The Board and each of the Committees carry out performance self-evaluations on an annual basis to ensure they remain effective and to ensure there is a focus on continuous improvement in the way that the Board and the Committees function.

Directors' Responsibility for Financial Reporting in respect of Financial Statements

The Directors acknowledge their responsibility for preparing the financial statements of the Company for the year ended December 31, 2015.

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3.4 KEY ROLES

A number of roles are key to a well-run board, particularly those of the Chairman, Chief Executive Officer and the Company Secretary. Additionally, although they are members of a unitary board, the Non-Executive Directors bring different perspectives to the Board’s discussions from the Executive Directors who are involved day-to-day.

Chairman

The primary role of Chairman is to provide leadership. He is responsible for the proper functioning of the Board and for ensuring the application of good corporate governance practices. The Chairman is responsible for setting the Board’s agenda and ensuring that adequate time is available for discussion of all agenda items, in particular strategic issues. He also promotes a culture of openness and debate by facilitating the effective contribution of Non-Executive Directors in particular and ensuring constructive relations between Executive and Non-Executive Directors. The Chairman is responsible for ensuring that the Directors receive accurate, timely and clear information and also ensures effective communication with Shareholders.

Chief Executive Officer

The primary role of the Chief Executive Officer is to focus on developing the business strategy and support plans for approval by the Board and implement the objectives and policies agreed by the Board. The executive team and senior management should support the Chief Executive Officer in doing this. The Chief Executive Officer has primary responsibility for setting an example to the Company’s employees and communicating to them the expectations of the Board in relation to the Company’s culture, values and behavior. He is responsible for supporting the Chairman to make certain that appropriate standards of governance permeate through all levels of the organization and he makes certain that the Board is made aware of the Executive Directors’ and senior management’s views on business issues in order to ensure discussions in the boardroom remain well-informed.

The roles of Chairman and Chief Executive Officer have been performed by Mr. Sheldon Gary Adelson since March 6, 2015. Although under code provision A.2.1 of the Code, the roles of chairman and chief executive officer should be separate and should not be performed by the same individual, the combination of the roles of chairman and chief executive officer by Mr. Adelson is considered to be in the best interests of the Company and its Shareholders as a whole. The Company believes that the combined roles of Mr. Adelson promotes better leadership for both the Board and management and allows more focus on developing business strategies and the implementation of objectives and policies. The structure is supported by the Company’s well established corporate governance structure and internal control policies.

Non-Executive Directors

The Non-Executive Directors bring a rich mix of business experience from a broad base of business experience. Some Non-Executive Directors are not independent by virtue of their connection with our parent company, LVS. These Directors bring understanding and experience of the industries within which we operate, and therefore add considerable value to the Board’s decision making. This experience, when combined with the outside perspective of the Independent Non-Executive Directors provides a powerful combination of skills and experience.

All Non-Executive Directors, whether independent or not, bring essential challenge and valuable experience to the Board’s deliberations. It is important that all Directors, but in particular Non-Executive Directors are able to devote sufficient time to the Company’s business. The Board has considered the time commitment of each Director to ensure that they are spending sufficient time on the Company’s affairs.

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3. CORPORATE GOVERNANCE REPORT

Independent Non-Executive Directors

Actual and perceived independence is a key quality we require of a significant portion of our Board. We have complied with the Listing Rules requirement that at least one-third of the Board be comprised of Independent Non-Executive Directors. All Independent Non-Executive Directors have confirmed, in writing, their independence in accordance with the independence guidelines as set out in the Listing Rules.

In the Company’s case, with the substantial shareholding held by LVS, the Independent Non-Executive Directors have a particular responsibility to safeguard the interests of the minority Shareholder notwithstanding that the Board and the majority Shareholder both understand that decisions should always be made in the best interests of the Company. The Independent Non-Executive Directors conducted an annual review on the continuing connected transactions between the Company and its parent and are of the opinion that the transactions were entered into in the usual and ordinary course of business of the Company on normal commercial terms and are fair and reasonable and in the interest of Shareholders as a whole.

Company Secretary

The Company Secretary also plays a vital role. Working with the Chairman, he ensures there is a good and timely flow of information to Directors, both in their roles as Board members and as members of individual Board Committees. He also facilitates induction activities for new Directors and assists with the continuing professional development of Board members. The Company Secretary is responsible for taking and keeping minutes of all Board and Committee meetings.

The Company Secretary also plays an important role in advising the Chairman on all corporate governance-related matters. He is also available to provide advice to the Board.

On April 1, 2015, Mr. David Alec Andrew Fleming retired as Company Secretary and Mr. Dylan James Williams was appointed as Company Secretary. Mr. Williams, the current Company Secretary, has confirmed that he has undertaken no less than 15 hours of relevant professional training during 2015.

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3. CORPORATE GOVERNANCE REPORT

3.5 ACTIVITY

The Board meets four times during a year as a minimum and it met eight times in 2015. The attendance of each Director at Board and Committee meetings and the annual general meeting is detailed in the table below.

	Attendance/No. of Meeting(s)					
Name of Director	Board	Audit Committee	Remuneration Committee	Nomination Committee	Capex Committee	Annual General Meeting
Sheldon Gary Adelson	6/8	—/—	—/—	1/1	—/—	1/1
Edward Matthew Tracy[1]	2/2	—/—	—/—	—/—	0/0	—/—
Toh Hup Hock	7/8	—/—	—/—	—/—	—/—	1/1
Robert Glen Goldstein[2]	8/8	—/—	—/—	—/—	2/3	1/1
Michael Alan Leven	6/8	—/—	—/—	—/—	3/3	0/1
Charles Daniel Forman	8/8	—/—	—/—	—/—	—/—	1/1
Iain Ferguson Bruce[3]	8/8	10/10	5/5	1/1	—/—	0/1
Chiang Yun	8/8	10/10	—/—	—/—	—/—	1/1
David Muir Turnbull[4]	7/8	—/—	4/5	1/1	—/—	1/1
Victor Patrick Hoog Antink	8/8	10/10	5/5	—/—	3/3	1/1
Steven Zygmunt Strasser	8/8	10/10	5/5	—/—	—/—	1/1
David Alec Andrew Fleming[5] *(Alternate director to Mr. Michael Alan Leven)*	—/—	—/—	—/—	—/—	—/—	—/—

Notes:

(1) retired as director on March 6, 2015, two Board meetings and no Capex Committee meeting were held on or before March 6, 2015
(2) appointed as a member of the Capex Committee on March 6, 2015, three Capex Committee meetings were held on or after March 6, 2015
(3) resigned as director on March 11, 2016
(4) resigned as director on March 7, 2016
(5) retired as alternate director on April 1, 2015

Apart from regular Board meetings, the Chairman also held two meetings with the Non-Executive Directors (including Independent Non-Executive Directors) without the presence of Executive Directors during the year 2015.

Agendas for each meeting are prepared by the Company Secretary in consultation with the Chairman, and based on a forward calendar that helps ensure that all relevant matters for the year ahead are considered by the Board in a timely manner. All Directors are encouraged to contribute to the agenda setting process. Information relevant to each Board meeting is sent out in good time to the Directors. In addition to board papers, information relevant to the Company's financial position and latest developments is made available to Directors to keep them up to date. Structured monthly updates on the Company's performance, position and prospects are provided to Directors. The Directors also have access to senior management where necessary.

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During the year, the Board covered a wide range of matters in relation to strategy, operations, financial performance, regulatory compliance and governance. The principal items included:

Meeting/Resolutions Date Matters Considered, Reviewed and Approved/Recommended

Regularly    Reports of the Committees

Updates from the management team including updates from the construction department on the status of its development projects, including any potential delays or labor concerns, and updates from the legal department on the status of any material litigation

Approval of capital expenditure projects

Public announcements

Annual review of self performance

Other reviews as required by the Code and the Board of Directors Corporate Governance Guidelines, including but not limited to Shareholders’ Communication Policy, Whistleblowing Policy, Code of Business Conduct and Ethics, Directors’ contributions and Directors’ training and continuous professional development Quarterly Financial results, including the Company’s IFRS results as well as its U.S. GAAP financial results for publication by LVS on the New York Stock Exchange January 23, 2015 Interim dividend

Re-designation of Mr. Sheldon Gary Adelson as Executive Director and the appointment of Mr. Adelson as Chief Executive Officer

Re-designation of Mr. Robert Glen Goldstein as Executive Director and the appointment of Mr. Goldstein as the Interim President and a member of Capex Committee February 13, 2015    Preliminary financial results announcement for the year ended December 31, 2014

Proposed the reappointment of the Company’s external auditors, Deloitte Touche Tohmatsu March 13, 2015 Final dividend

Partial Repayment of the Extended 2011 VML Revolving Facility

Publication and dispatch of 2014 annual report to Shareholders

Appointment of Mr. Dylan James Williams as the Company Secretary and Authorized Representative April 17, 2015    2015 Budget August 14, 2015    Interim results for the period ended June 30, 2015

Publication and dispatch of 2015 interim report to Shareholders

Renewal of the appointment letters of Mr. Iain Ferguson Bruce, Mr. David Muir Turnbull and Ms. Chiang Yun as Independent Non-Executive Directors September 11, 2015    Appointment of Dr. Wong Ying Wai as the President and Chief Operating Officer September 21, 2015    Adoption of new Code of Business Conduct and Ethics October 16, 2015    2016 Budget

Renewal of the appointment letter of Mr. Victor Patrick Hoog Antink as Independent Non-Executive Director

Adoption of the revised terms of reference of the Audit Committee and the revised Board of Directors Corporate Governance Guidelines

Re-designation of Mr. Robert Glen Goldstein as Non-Executive Director and cessation as the Interim President

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3. CORPORATE GOVERNANCE REPORT

Draft minutes are circulated to Directors for comment shortly after a meeting and final minutes are available for review and inspection by Directors.

3.6 THE COMMITTEES

The Board has four Committees that undertake work on its behalf, and report back to the Board: the Audit Committee, the Remuneration Committee, the Nomination Committee and the Capex Committee.

The roles and functions of the Committees are set out in their respective terms of reference. The terms of reference of the Audit Committee, the Remuneration Committee and the Nomination Committee are available on the websites of the Company and of the Stock Exchange. The terms of reference of the Capex Committee is available on the website of the Company.

Audit Committee

The Audit Committee supports the Board by exercising oversight in relation to the Company’s accounting and financial reporting processes, risk management and internal control systems, the financial statements and other financial reports, financial management, the external auditors, internal audit and compliance with legal and regulatory requirements.

The Audit Committee comprises only Independent Non-Executive Directors. As at the date of this Annual Report, the members of the Audit Committee are Mr. Victor Patrick Hoog Antink (Chairman), Ms. Chiang Yun and Mr. Steven Zygmunt Strasser. Mr. Victor Patrick Hoog Antink has appropriate professional qualifications and experience in financial matters.

The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. In 2015, it met ten times. Individual attendance of each Committee member is set out on page 85 of this Annual Report. In addition to the members of the Audit Committee, meetings were attended by the Chief Financial Officer, Vice President of Audit Services Group and the external auditors at the invitation of the Audit Committee.

The Audit Committee’s main work during 2015 included reviewing:

the 2014 annual report, including the corporate governance report, directors’ report and the financial statements, as well as the related results announcement the 2015 interim report and interim results announcement

the 2015 first and third quarters results announcements

compliance with the Code, the SFO, the Hong Kong Companies Ordinance and the Listing Rules

legal cases brought against the Company or other members of the Group, and the actions taken by management in response in relation to the external auditors, their plans, reports and management letter, fees, involvement in non-audit services, and their terms of engagement

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3. CORPORATE GOVERNANCE REPORT

the plans (including those for 2016), resources, work and regular reports of the Company’s internal auditors, the Audit Services Group the resources, staff qualification and experience, training programs and budget of the Group’s finance department the adequacy and effectiveness of the Company’s financial reporting system, the system of internal controls in operation, risk management system and associated procedures within the Group the revised terms of reference of the Audit Committee

Partial Repayment of the Extended 2011 VML Revolving Facility

Deloitte has been the Group’s external auditors since 2013. The Audit Committee has reviewed the relationship the Company has with Deloitte. The Audit Committee is satisfied that this relationship is working well and, having also reviewed the effectiveness of the external audit process as well as the independence and objectivity of Deloitte, has recommended their reappointment at the forthcoming annual general meeting. A resolution to this effect has been included in the notice of the annual general meeting.

The Audit Committee’s terms of reference were reviewed and amended during the year to ensure they continue to meet the needs of the Company and to ensure compliance with the Code.

Remuneration Committee

The Remuneration Committee reviews and makes recommendations to the Board concerning the Company’s structure and policy for remuneration of Directors, senior management and highly compensated employees. It has the delegated responsibility to determine the remuneration packages for the Executive Directors and senior management.

The Remuneration Committee comprises a majority of Independent Non-Executive Directors. As at the date of this Annual Report, the members of the Remuneration Committee are Mr. Victor Patrick Hoog Antink, Mr. Steven Zygmunt Strasser and Dr. Wong Ying Wai. As noted in the announcement of the Company dated March 7, 2016, Mr. David Muir Turnbull resigned as an Independent Non-Executive Director, the chairman of the Remuneration Committee and a member of the Nomination Committee, in each case, with effect from March 7, 2016. Under Rule 3.25 of the Listing Rules, a remuneration committee should be chaired by an Independent Non-Executive Director and comprise a majority of Independent Non-Executive Directors. Owing to Mr. Turnbull’s resignation as the chairman of the Remuneration Committee, the Company will appoint an Independent Non-Executive Director as the chairman of the Remuneration Committee as soon as practicable and will issue an announcement.

The Remuneration Committee shall meet at least four times per year on a quarterly basis, or more or less frequently as circumstances require. In 2015, it met five times. Individual attendance of each Committee member is set out on page 85 of this Annual Report. In addition to the members of the Remuneration Committee, the Chief Operating Officer and the Senior Vice President of Human Resources regularly attend the meetings by invitation.

The Remuneration Committee’s main work during 2015:

reviewed and recommended to the Board in respect of the remuneration policies and structure of the Company

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3. CORPORATE GOVERNANCE REPORT

determined the remuneration packages for members of senior management hired during the year reviewed and approved amendments to the remuneration packages for the Executive Directors and members of the senior management team reviewed and approved the proposed bonus awards for the Executive Directors and members of the senior management team reviewed and approved options and restricted share units granted to senior employees under the Company’s Equity Award Plan

In conducting its work in relation to the remuneration of Directors and senior management, the Remuneration Committee ensured that no individual was involved in determining his or her own remuneration. It also ensured that remuneration awards were determined by reference to the performance of the individual and the Company and were aligned to the market practice and conditions, Company’s goals and strategy, designed to attract, retain and motivate high performing individuals, and reflected the specifics of individual roles (for example, complexity and performance).

In respect of Non-Executive Directors, the Remuneration Committee has reviewed fees payable taking into account the particular nature of their duties, relevant guidance available and the requirements of the Listing Rules.

The Remuneration Committee’s terms of reference were reviewed during the year to ensure they continue to meet the needs of the Company and to ensure compliance with the Code.

Retirement Scheme

The Company operates a retirement scheme, the VML Provident Fund Scheme. All team members who are employed on a full time basis by the Group are eligible to participate in the scheme after they have completed three months of service. Benefits payable under the scheme are calculated by reference to the Company’s contributions and each team member’s own contributions, together with investment returns on such contributions. Both team members’ and the Company’s contributions are determined based on a fixed percentage of team members’ base salary. The scheme has been established and is maintained in accordance with the laws of Macao.

Mr. Toh Hup Hock, the Chief Financial Officer and Executive Vice President and Executive Director and Dr. Wong Ying Wai, the President and Chief Operating Officer and Executive Director participate in the VML Provident Fund Scheme.

Specific additional disclosures required in respect of remuneration including the Equity Award Plan are included later in the Directors’ Report and in Note 7 to the Consolidated Financial Statements in this Annual Report.

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3. CORPORATE GOVERNANCE REPORT

Nomination Committee

The Nomination Committee is primarily responsible for reviewing the structure, size and composition of the Board, and makes recommendations to the Board in relation to appointments and reappointments at Board level, including succession planning. It also assesses the independence of Independent Non-Executive Directors.

As at the date of this Annual Report, Mr. Sheldon Gary Adelson is the chairman of the Nomination Committee. As noted in the announcement of the Company dated March 7, 2016, Mr. David Muir Turnbull resigned as an Independent Non-Executive Director, the chairman of the Remuneration Committee and a member of the Nomination Committee, in each case, with effect from March 7, 2016. In addition, as noted in the announcement of the Company dated March 11, 2016, Mr. Iain Ferguson Bruce resigned as an Independent Non-Executive Director, a member of the Audit Committee, Remuneration Committee and Nomination Committee, in each case, with effect from March 11, 2016. Under code provision A.5.1 of the Code, the Nomination Committee should comprise a majority of Independent Non-Executive Directors. Owing to the resignation of Mr. Turnbull and Mr. Bruce, the Nomination Committee no longer comprises a majority of Independent Non-Executive Directors and does not comply with code provision A.5.1 of the Code. Therefore, the Company will appoint Independent Non-Executive Directors as members of the Nomination Committee as soon as practicable and will issue an announcement.

The Nomination Committee shall meet at least annually or more or less frequently as circumstances require. In 2015, it met once. Individual attendance of each Committee member is set out on page 85 of this Annual Report.

On selection of candidates for directorship of the Company, the Nomination Committee makes reference to the Company’s board diversity policy. The Nomination Committee is primarily responsible for identifying suitably qualified individuals to become members of the Board. A number of factors will be considered, including but not limited to gender, age, cultural and educational background, professional and industry experience, skills, knowledge and time commitments of such individuals. All appointments will be made based on merits and contribution that the selected individuals will bring to the Board. The Company’s own business model and specific needs and other relevant statutory requirements and regulations will also be taken into consideration. External recruitment professionals might be engaged to carry out selection process when necessary.

During 2015, the Nomination Committee completed the review of the structure, size and composition of the Board, assessed the independence of Independent Non-Executive Directors pursuant to code provision A.5.2 of the Code and recommended to the Board the re-designation of Mr. Sheldon Gary Adelson as Executive Director and the appointment of Mr. Adelson as Chief Executive Officer, the re-designation of Mr. Robert Glen Goldstein as Executive Director and subsequent re-designation as Non-Executive Director, the appointment of Mr. Goldstein as the Interim President and a member of the Capex Committee. The board diversity policy was taken into account by the Committee and the Board in these appointments and re-designations.

The Nomination Committee’s terms of reference were reviewed during the year to ensure they continue to meet the needs of the Company and to ensure compliance with the Code.

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3. CORPORATE GOVERNANCE REPORT

Sands China Capital Expenditure Committee

The Sands China Capital Expenditure Committee monitors and, where appropriate, approves non-budgeted capital expenditure with project values between US$1 million and US$10 million. Expenditure in excess of this limit requires Board approval.

As at the date of this Annual Report, the members of the Capex Committee are Mr. Robert Glen Goldstein (Chairman), Mr. Michael Alan Leven, Mr. Victor Patrick Hoog Antink and Dr. Wong Ying Wai.

The Capex Committee shall meet as required. In 2015, the Capex Committee met three times. Individual attendance of each Committee member is set out on page 85 of this Annual Report. Its work covered the review of various capital expenditure projects such as The Parisian Macao and improvements to the gaming areas at The Venetian Macao, Sands Cotai Central, The Plaza Macao and Sands Macao.

3.7 RISK AND INTERNAL CONTROL

All activities undertaken and decisions made by the Company involve a degree of risk. The Board plays a key role in overseeing the risks undertaken, by actively considering risks as part of the strategy setting process and as it assesses opportunities for development and growth by determining the extent of risk it wishes to take.

Risks faced by the Company fall into a number of principal categories: financial risk, political risk, market risk, compliance risk and operational risk. The Company has an established risk framework under which it identifies risks relevant to the Company’s operations and activities, and assesses these risks in relation to their likelihood and potential impact. Management monitors these risks and develops a response to mitigate them to an acceptable level commensurate with the Board’s risk appetite, and also reports periodically to the Board on how these risks are evolving and the actions taken to mitigate them. By monitoring the mitigation of risks, management is able to refine their approach to ensure that the approach to risk management is effective.

Supporting the risk framework is the Company’s internal control framework. The Board is responsible for maintaining adequate systems of risk management and internal controls to mitigate risk and to safeguard the Company’s assets. This internal control framework is reviewed annually by the Audit Committee on behalf of the Board. As part of this review, the Board has satisfied itself that the Company’s accounting and financial reporting function is adequately resourced with staff of appropriate qualifications and experience, and that they receive appropriate and sufficient training and development. The Board has also satisfied itself, through the work of its Audit Committee, that the internal audit function is adequately resourced and is effective at providing assurance to the Board on the relevant risks faced by the Company, and that the external audit process has been effective.

Internal audit forms a key part of the control framework, reporting to the Audit Committee. It provides reasonable assurance regarding the Company’s internal controls in relation to statutory compliance audits and risk-based operational audits, undertaken as part of an annual plan that is discussed with management and approved by the Audit Committee. Its work in 2015 covered areas including Gaming Operations, Cage & Count, IT audits, Sarbanes-Oxley Review and Non-Gaming/ Operational audits.

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3. CORPORATE GOVERNANCE REPORT

Department heads are responsible for daily operations and manage the day-to-day operational and business risks. Operating processes and procedures, including those relating to internal control, are formally documented to provide a consistent approach to managing risks. The Company has a well-established compliance program, which is designed to meet the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, whereby department heads document and maintain all key internal controls. Internal Audit, in conjunction with the external auditors, performs walk-through and detailed tests to validate the operation of internal controls, highlighting the deficiencies that need attention. Management addresses issues arising and the Audit Committee oversees management’s responses to make sure that they are adequate and timely.

The Company has in place a formal Anti-Money Laundering Policy, which takes into account regulatory requirements and expectations, as well as industry demands, to ensure that regulatory compliance is maintained at the highest monitoring standards.

3.8 SHAREHOLDERS

The Company considers that effective communication with Shareholders is essential for good investor relations and investor understanding of the Group’s business performance and strategies. The Company also recognizes the importance of transparency and timely disclosure of corporate information.

To facilitate maintaining an on-going dialogue with Shareholders and to encourage Shareholder engagement and participation, the Company has developed and maintains a Shareholder Communication Policy. Under this policy, the Company commits to give Shareholders balanced and understandable information about the Company’s performance, position and prospects. Information is made available to Shareholders through a number of means, including formal announcements of information required under the Listing Rules and through the constructive use of general meetings. Updated information (for example, including in relation to the Company’s financial information and its corporate governance practices) as well as standing information about the Company is also made available through the Company’s website (www.sandschinaltd.com).

The general meetings of the Company provide a forum for communication between the Board and Shareholders. The Chairman of the Board, as well as the chairmen and/or other members of the Board’s four Committees will, in the absence of unforeseen circumstances, attend to answer questions raised at these meetings. The external auditors will be asked to attend the annual general meeting to answer questions about relevant matters including the conduct of the audit, the auditors’ report and auditor independence.

The Company maintains procedures for Shareholders to propose a person for election as a director of the Company. The details of these procedures are available on the Company’s website.

To safeguard Shareholder interests and rights, separate resolutions will be proposed for each substantial separate issue at general meetings, including the election of directors. All resolutions put forward at general meetings will be voted on by poll pursuant to the Company’s articles of association and the Listing Rules, and poll results will be posted on the Company’s website and that of the Stock Exchange after each general meeting.

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3. CORPORATE GOVERNANCE REPORT

Procedures for Shareholders to Convene an Extraordinary General Meeting

Article 68 of the Company’s articles of association provides that general meetings shall be convened on the written requisition of the following members of the Company deposited at the principal place of business of the Company in Hong Kong at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong for the attention of Company Secretary, specifying the objects of the meeting and signed by the requisitionist(s), provided that such requisitionists held, as at the date of deposit of the requisition, not less than one-tenth of the paid up capital of the Company, which carries the right of voting at general meetings of the Company:

Any two or more members; or

Any one member which is a recognized clearing house (or its nominee(s)).

If the Directors of the Company do not within 21 days from the date of deposit of the requisition proceed duly to convene the meeting to be held within a further 21 days, the requisitionist(s) themselves or any of them representing more than one-half of the total voting rights of all of them, may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors of the Company provided that any meeting so convened shall not be held after the expiration of three months from the date of deposit of the requisition, and all reasonably expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to them by the Company.

Note: Any such written requisition from the Shareholders should be marked “Shareholders’ Communication” on the envelope.

Procedures for Shareholders to Put Forward Proposals at General Meeting

Within 10 days of the date on which a notice (the “Notice”) is deemed to be received by Shareholders in respect of any general meeting of the Company (the “Relevant General Meeting”), two or more Shareholders holding at least one-tenth of the paid up capital of the Company, which carries the right of voting at general meetings of the Company may together, by written notice to the Company at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong for the attention of Company Secretary, propose a resolution to be proposed and considered at the Relevant General Meeting in addition to the resolutions set out in the Notice. Such written notice shall be accompanied by a statement in no more than 1,000 words explaining the matters referred to, and the reasons for, any such proposed resolution. Following the receipt of such written notice and accompanying statement by the Company, the Company may, in the Company’s absolute discretion (taking into account, without limitation, legal, regulatory and practical considerations relating to the issue of any supplemental notice to all Shareholders in relation to the Relevant General Meeting), include the proposed resolution in the business of (i) the Relevant General Meeting or (ii) in a general meeting of the Company that is subsequent to the Relevant General Meeting.

The Company will circulate a revised Notice including any proposed resolution and the accompanying statement to all Shareholders in accordance with the articles of association of the Company provided that if, in the Company’s sole opinion (without have to give reasons therefor), the above process is being abused in any way whatsoever, the Company has absolute discretion to not include such proposed resolution in the business of the Relevant General Meeting or a subsequent general meeting of the Company.

Note: Any such written notice from the Shareholders should be marked “Shareholders’ Communication” on the envelope.

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3. CORPORATE GOVERNANCE REPORT

Procedures for Shareholders to Put Forward Enquiries to the Board

Shareholders are, at any time, welcome to raise questions and request information (to the extent it is publicly available and appropriate to provide) from the Board and management by writing to:

General Counsel & Company Secretary

The Venetian Macao-Resort-Hotel, Executive Offices — L2 Estrada da Baia de N. Senhora da Esperanca, s/n, Taipa, Macao

Note: Any such letter from the Shareholders should be marked “Shareholders’ Communication” on the envelope.

The Shareholders’ Communication Policy is available on the website of the Company.

Investor Relations

During the year 2015, the Company has not made any amendment to its memorandum and articles of association. The Company’s memorandum and articles of association is available on the Company’s website and the Stock Exchange’s website.

3.9 COMPLIANCE DISCLOSURES AND OTHER MATTERS

The Listing Rules require certain corporate governance disclosures to be made. This section of the report details certain disclosures that have not been covered above.

Disclosure of Directors’ Information pursuant to the Listing Rule 13.51B(1)

Directors’ Positions Held

Mr. Robert Glen Goldstein ceased to be the Interim President and was re-designated as a Non-Executive Director for a term of three years from November 1, 2015.

Dr. Wong Ying Wai, the President and Chief Operating Officer, was appointed as an Executive Director, a member of the Remuneration Committee and the Capex Committee for a term of three years from January 22, 2016.

On March 7, 2016, Mr. David Muir Turnbull resigned as an Independent Non-Executive Director, the chairman of the Remuneration Committee and a member of the Nomination Committee.

On March 11, 2016, Mr. Iain Ferguson Bruce resigned as an Independent Non-Executive Director, a member of the Audit Committee, Remuneration Committee and Nomination Committee.

On March 11, 2016, Mr. Robert Glen Goldstein was appointed to replace Mr. Michael Alan Leven as the chairman of the Capex Committee. Mr. Michael Alan Leven continues to act as a member of the Capex Committee.

On April 15, 2016, Mr. Toh Hup Hock will resign as the Chief Financial Officer and Executive Vice President, an Executive Director, and a director of various subsidiaries of the Company.

Other Major Positions Held

On August 1, 2015, Mr. Iain Ferguson Bruce retired as the Chairman of KCS Limited.

On February 29, 2016, Mr. Victor Partick Hoog Antink ceased as the Chairman of South Bank Corporation.

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3. CORPORATE GOVERNANCE REPORT

Model Code for Securities transactions

The Company has developed its own securities trading code for securities transactions (the “Company Code”) by the Directors and relevant employees who are likely to be in possession of unpublished inside information of the Company on terms no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules (the “Model Code”). Following specific enquiry by the Company, all Directors have confirmed that they have complied with the Company Code and, therefore, with the Model Code throughout the year 2015 and to the date of this Annual Report.

Quarterly Reporting

The Company publishes quarterly financial results within 45 days from the end of the relevant quarter. LVS, as a United States Securities Exchange Act 1934 reporting company, is required to file quarterly financial reports with the U.S. Securities and Exchange Commission. When LVS releases its press release relating to quarterly financial information (which will contain information about the Group) in the U.S., the Company will simultaneously make an announcement pursuant to Rule 13.09(2)(a) of the Listing Rules extracting key highlights of the press release pertaining to the Group. The financial information relating to the Group contained in such press release is presented in accordance with U.S. GAAP and there is no reconciliation of such information with IFRS. When LVS ? les its quarterly financial report (which contains financial information about the Group) on Form 10-Q, approximately two weeks after the release of its quarterly information, the Company makes an announcement pursuant to Rule 13.09(2)(a) of the Listing Rules providing a hyper-link to such Form 10-Q, which contains financial information relating to the Group presented in accordance with U.S. GAAP.

Remuneration of Senior Management

The remuneration of the members of the senior management by band for the year ended December 31, 2015 is set out below:

Number of members of senior management

HK$5,000,001 (approximately US$645,000)–HK$8,000,000 (approximately US$1,032,000) 2 HK$10,500,001 (approximately US$1,355,000)–HK$13,500,000 (approximately US$1,742,000) 1 HK$17,500,001 (approximately US$2,258,000)–HK$20,500,000 (approximately US$2,645,000) 2

Total 5

External Auditors and Auditors’ Remuneration

The statement of the external auditors of the Company about their reporting responsibilities for the financial statements is set out in the “Independent Auditor’s Report” on pages 113 to 114 of this Annual Report. During the year ended December 31, 2015, the remuneration paid to the Company’s external auditors is set out below:

Amount of Fees Payable/Paid Type of Services (US$’000)

Audit Services 1,908 Non-audit Services 98

Total 2,006

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3. CORPORATE GOVERNANCE REPORT

3.10 DIRECTORS’ REPORT

The Directors are pleased to present their report together with the audited Consolidated Financial Statements of the Group for the year ended December 31, 2015.

Principal Activities

The principal activity of the Company is investment holding and the principal activities of our subsidiaries are the development and operation of integrated resorts in Macao, which contain not only gaming areas, but also meeting space, convention and exhibition halls, retail and dining areas and entertainment venues.

Consolidated Financial Statements

The Consolidated Financial Statements of the Group for the year ended December 31, 2015 are set out on pages 115 to 205 of this Annual Report.

Business Review

The business review of the Group for the year ended 31 December 2015 is set out on pages 19 to 75 of this Annual Report.

Dividends

On January 22, 2016, the Board declared an interim dividend of HK$0.99 per share, which was paid to Shareholders on February 26, 2016. On March 11, 2016, the Board proposed the payment of a final dividend of HK$1.00 per share, which is subject to the approval of the Shareholders at the forthcoming annual general meeting on May 27, 2016. If the final dividend is approved by Shareholders on May 27, 2016, the total dividend paid to Shareholders for the year ended December 31, 2015 will be HK$1.99 per share.

Share Capital

Details of movements in the share capital of the Company during the year are set out in Note 23 to the Consolidated Financial Statements.

Purchase, Sale or Redemption of the Company’s Listed Shares

Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the listed shares of the Company during the year ended December 31, 2015.

Distributable reserves of the Company

The Company’s reserves available for distribution to Shareholders as at December 31, 2015 amounted to approximately US$1,538.2 million (2014: US$1,330.2 million).

Bank Loans and Other Borrowings

The total borrowings of the Group as at December 31, 2015 amounted to US$3,385.3 million (2014: US$3,200.2 million). Particulars of borrowings are set out in Note 26 to the Consolidated Financial Statements.

Finance Costs Capitalized

Finance costs amounting to US$28.3 million (2014: US$10.2 million) were capitalized by the Group during the year as set out in Note 9 to the Consolidated Financial Statements.

Donations and Contributions

Donations and contributions by the Group for charitable and other purposes amounted to US$2.5 million (2014: US$2.7 million).

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3. CORPORATE GOVERNANCE REPORT

Financial Summary

A summary of the results for the year and of the assets and liabilities of the Group as at December 31, 2015 and for the previous four financial years are set out on page 206 of this Annual Report.

Directors

The Directors of the Company during the year and as at the date of this Annual Report are:

Executive Directors	Title	Note
Sheldon Gary Adelson	Chairman of the Board and Chief Executive Officer	Re-designated March 6, 2015
Edward Matthew Tracy	President and Chief Executive Officer	Retired March 6, 2015
Wong Ying Wai[(1)]	President and Chief Operating Officer	Appointed January 22, 2016
Toh Hup Hock[(2)]	Chief Financial Officer and Executive Vice President	Appointed June 30, 2010
Non-Executive Directors		
Robert Glen Goldstein		Re-designated November 1, 2015
Michael Alan Leven		Re-designated July 27, 2011
Charles Daniel Forman		Elected May 30, 2014
Independent Non-Executive Directors		
Iain Ferguson Bruce[(3)]		Resigned March 11, 2016
Chiang Yun		Appointed October 14, 2009
David Muir Turnbull[(4)]		Resigned March 7, 2016
Victor Patrick Hoog Antink		Appointed December 7, 2012
Steven Zygmunt Strasser		Elected May 31, 2013
Alternate Director		
David Alec Andrew Fleming	General Counsel, Company Secretary and alternate director to Michael Alan Leven	Retired April 1, 2015

Notes:

(1) Dr. Wong Ying Wai, the President and Chief Operating Officer, was appointed as an Executive Director and a member of the Remuneration Committee and the Capex Committee with effect from January 22, 2016. Please refer to the announcement of the Company dated January 22, 2016 for details.

(2) Mr. Toh Hup Hock will resign as the Chief Financial Officer and Executive Vice President, an Executive Director, and a director of various subsidiaries of the Company, in each case, with effect from April 15, 2016. Please refer to the announcement of the Company dated October 18, 2015 for details.

(3) Mr. Iain Ferguson Bruce resigned as an Independent Non-Executive Director, a member of the Audit Committee, Remuneration Committee and Nomination Committee, in each case, with effect from March 11, 2016. Please refer to the announcement of the Company dated March 11, 2016 for details.

(4) Mr. David Muir Turnbull resigned as an Independent Non-Executive Director, the chairman of the Remuneration Committee and a member of the Nomination Committee, in each case, with effect from March 7, 2016. Please refer to the announcement of the Company dated March 7, 2016 for details.

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The Board has established four committees, being the Audit Committee, the Remuneration Committee, the Nomination Committee, and the Capex Committee. The table below details the membership and composition of each of the four committees as at the date of this Annual Report.

Director	Audit Committee	Remuneration Committee	Nomination Committee	Capex Committee
Sheldon Gary Adelson	—	—	Chairman	—
Wong Ying Wai	—	Member(1)	—	Member(1)
Toh Hup Hock	—	—	—	—
Robert Glen Goldstein	—	—	—	Chairman(2)
Michael Alan Leven	—	—	—	Member(3)
Charles Daniel Forman	—	—	—	—
Iain Ferguson Bruce(4)	—(4)	—(4)	—(4)	—
Chiang Yun	Member	—	—	—
David Muir Turnbull(5)	—	—(5)	—(5)	—
Victor Patrick Hoog Antink	Chairman	Member	—	Member
Steven Zygmunt Strasser	Member	Member	—	—

(1) Appointed by a resolution of the Board on January 22, 2016
(2) Appointed as a member by a resolution of the Board on January 23, 2015 and appointed as the chairman by a resolution of the Board on March 11, 2016
(3) Was the chairman until March 11, 2016
(4) Resigned on March 11, 2016
(5) Resigned on March 7, 2016

Director Independence

The Company has received written annual confirmation from each Independent Non-Executive Director of his/her independence pursuant to the requirements of the Listing Rules. The Company considers all Independent Non-Executive Directors to be independent in accordance with the independence guidelines as set out in the Listing Rules. Directors are required to declare their direct or indirect interests, if any, in any proposals or transactions to be considered by the Board at Board meetings and withdraw if appropriate.

Directors' Service Contracts

Each of the Non-Executive and Independent Non-Executive Directors is appointed for a term of three years. The appointment may be terminated by either the Company or the Director on not less than one month's written notice. The Directors shall retire by rotation and be eligible for re-election in accordance with the articles of association of the Company.

None of the Directors offering themselves for re-election at the forthcoming annual general meeting has a service contract with the Company, which is not determinable by the Company within one year without payment of compensation (other than statutory compensation).

There are no service contracts with Directors that are exempt under Rule 13.69 of the Listing Rules. No emoluments were paid to any Directors as an inducement to join or upon joining the Group or as compensation for loss of office during the year (2014: nil).

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On January 23, 2015, the Board approved the appointment letter of each of Mr. Sheldon Gary Adelson and Mr. Robert Glen Goldstein as Executive Director for a term of three years from March 6, 2015.

On August 14, 2015, the Board approved the renewal of appointment letter of each of Mr. Iain Ferguson Bruce, Mr. David Muir Turnbull and Ms. Chiang Yun as Independent Non-Executive Director for a term of three years commencing from October 14, 2015. On March 7, 2016, Mr. David Muir Turnbull resigned as an Independent Non-Executive Director, the chairman of the Remuneration Committee and a member of the Nomination Committee. On March 11, 2016, Mr. Iain Ferguson Bruce resigned as an Independent Non-Executive Director, a member of the Audit Committee, Remuneration Committee and Nomination Committee.

On October 16, 2015, the Board approved the renewal of appointment letter of Mr. Victor Patrick Hoog Antink as Independent Non-Executive Director for a term of three years commencing from December 7, 2015 and the appointment letter of Mr. Robert Glen Goldstein as Non-Executive Director for a term of three years commencing from November 1, 2015.

On January 22, 2016, the Board approved the appointment letter of Dr. Wong Ying Wai as Executive Director for a term of three years commencing from January 22, 2016.

For the year ended December 31, 2015, details of remuneration of the Directors and Senior Management are set out in Note 7 to the Consolidated Financial Statements.

Directors’ interests

Directors are required to declare their direct or indirect interests, if any, in any proposals or transactions to be considered by the Board and withdraw from that part of the Board meetings, if appropriate.

With the exception of the continuing connected transactions disclosed herein, no contracts of significance in relation to the Group’s business to which the Company or any of its fellow subsidiaries was a party and in which a Director of the Company had a material interest, whether directly or indirectly, subsisted during or at the end of the financial year ended December 31, 2015.

Management Contracts

No contracts, other than employment contracts, concerning the management and/or administration of the whole or any substantial part of the business of the Company were entered into or existed during the year 2015.

Permitted Indemnity

Pursuant to the Company’s articles of association, every Director shall be indemnified and held harmless out of the assets of the Company, to the fullest extent permitted by applicable law, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred. The Company has arranged for appropriate insurance cover for Directors’ and officers’ liabilities in respect of legal actions against the Directors and officers arising out of corporate activities.

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3. CORPORATE GOVERNANCE REPORT

Interests of Directors and Chief Executives

The interests of each of the Directors and Chief Executives in the shares, underlying shares and debentures of the Company and any of the Company's associated corporations (within the meaning of Part XV of the SFO) as at December 31, 2015, as recorded in the register required to be kept under Section 352 of Part XV of the SFO or as otherwise notified to the Company and the Stock Exchange pursuant to the Model Code, are set out in the table and explanatory notes below:

Name of Director	Company	Nature of interest	Number of Shares	Approximate percentage of shareholding interest
Sheldon Gary Adelson	Company	Interest in a controlled corporation	5,657,814,885(L)	70.12%
Toh Hup Hock	Company	Beneficial owner	493,200(L)[3]	0.01%

Name of Director	Associated corporation	Nature of interest	Number of securities	Approximate percentage of shareholding interest
Sheldon Gary Adelson	LVS	Beneficial owner	66,201,340(L)[1]	8.33%
		Family Interest	329,181,174(L)[2]	41.42%
Toh Hup Hock	LVS	Beneficial owner	60,000(L)[3]	0.01%
Robert Glen Goldstein	LVS	Beneficial owner	2,714,254(L)[4]	0.34%
Michael Alan Leven	LVS	Beneficial owner	756,036(L)[5]	0.10%
Charles Daniel Forman	LVS	Beneficial owner	214,801(L)[6]	0.03%

The letter "L" denotes the person's long position in such shares/securities.

Notes:

(1) This amount includes (a) 65,910,537 shares of LVS's common stock (see note 7), (b) 44,287 unvested shares of LVS's restricted stock, and (c) 246,516 options to purchase 246,516 shares in LVS's common stock, of which 13,793 are vested and exercisable. Mr. Adelson and his wife together are entitled to control the exercise of one-third or more of the voting power at stockholders' meetings of LVS. LVS's interests in our Company are set out in the below paragraph "Interests of Substantial Shareholders".

(2) This amount includes (a) 93,779,145 shares of LVS's common stock held by Dr. Miriam Adelson, (b) 1,772,576 shares of LVS's common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole voting control and shares dispositive power, (c) 3,160,425 shares of LVS's common stock held by trusts or custodial accounts for the benefit of Dr. Adelson's family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting control and dispositive power, (d) 217,902,318 shares of LVS's common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, shares dispositive power, and (e) 12,566,710 shares of LVS's common stock held by Adfam Investment Company LLC over which Dr. Adelson, as co-manager, shares voting and dispositive control with Mr. Adelson.

(3) These amounts include (a) 50,000 shares of the Company, (b) 443,200 unvested restricted share units of the Company, and (c) 60,000 options to purchase 60,000 shares of LVS's common stock, all of which are vested and exercisable.

(4) This amount includes (a) 169,111 shares of LVS's common stock (see note 7), (b) 225,000 unvested LVS's restricted stock, and (c) 2,320,143 options to purchase 2,320,143 shares in LVS's common stock, of which 320,143 are vested and exercisable.

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(5) This amount includes (a) 746,036 shares of LVS’s common stock (see note 7), of which 407,565 shares are held by a corporation which Mr. Leven controls one-third or more of the voting power at its general meetings, or the corporation or its directors are accustomed to act in accordance with his directions, and (b) 10,000 options to purchase 10,000 shares in LVS’s common stock, all of which are vested and exercisable.

(6) This amount includes (a) 204,801 shares of LVS’s common stock (see note 7), and (b) 10,000 options to purchase 10,000 shares in LVS’s common stock, all of which are vested and exercisable.

(7) In the annual and interim reports of the Company published prior to 2012, the Company has disclosed LVS’s common stock and LVS’s vested restricted stock separately. From the 2012 interim report onwards, the total number of LVS’s common stock includes the number of vested LVS’s restricted stock and LVS’s common stock.

None of the Directors or the Chief Executives had short positions in respect of shares, underlying shares and debentures of the Company and its associated corporations (within the meaning of Part XV of the SFO) as at December 31, 2015.

Save as disclosed above, so far as was known to the Directors, as at December 31, 2015, none of the Directors or the Chief Executives had, pursuant to Divisions 7 and 8 of Part XV of the SFO, nor were they taken or deemed to have under such provisions of the SFO, any interest or short position in any shares or underlying shares or interest in debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) that were required to be notified to the Company and the Stock Exchange, or any interests that were required, pursuant to Section 352 of the SFO, to be entered into the register referred to therein, or any interests that were required, pursuant to the Model Code, to be notified to the Company and the Stock Exchange.

As at December 31, 2015, save as disclosed above, none of the Directors nor the Chief Executives (including their spouses and children under 18 years of age) had any interest in, or had been granted, or exercised, any rights to subscribe for shares (or warrants or debentures, if applicable) of the Company and its associated corporations (within the meaning of Part XV of the SFO).

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3. CORPORATE GOVERNANCE REPORT

Interests of Substantial Shareholders

The interests of substantial Shareholders in the shares and underlying shares of the Company as at December 31, 2015, as recorded in the register required to be kept under Section 336 of Part XV of the SFO or as the Company is aware, are set out in the table below.

The Company had been notified of the following substantial Shareholders’ interests in the shares of the Company as at December 31, 2015:

Approximate percentage Number of issued Name of substantial Shareholder Capacity/Nature of interest of Shares share capital

Sheldon Gary Adelson Interest in a controlled corporation 5,657,814,885(L) 70.12% Las Vegas Sands Corp. Interest in a controlled corporation 5,657,814,885(L) 70.12% Las Vegas Sands, LLC Interest in a controlled corporation 5,657,814,885(L) 70.12% Venetian Casino Resort, LLC Interest in a controlled corporation 5,657,814,885(L) 70.12% LVS (Nevada) International Interest in a controlled corporation 5,657,814,885(L) 70.12% Holdings, Inc.

LVS Dutch Finance CV Interest in a controlled corporation 5,657,814,885(L) 70.12% LVS Dutch Holding BV Interest in a controlled corporation 5,657,814,885(L) 70.12% Sands IP Asset Management BV Interest in a controlled corporation 5,657,814,885(L) 70.12% Venetian Venture Development Beneficial owner 5,657,814,885(L) 70.12% Intermediate II

The letter “L” denotes the person’s long position in such shares.

As at December 31, 2015, the Company had not been notified of any short positions being held by any substantial Shareholder in the shares or underlying shares of the Company.

Interests of Any Other Persons

Save as disclosed above, as at December 31, 2015, the Company had not been notified of any persons who had interests or short positions in the shares or underlying shares of the Company, as recorded in the register required to be kept under Section 336 of Part XV of the SFO.

Senior Management

The biographical details of the senior management as at the date of this report are set out on page 17 of this Annual Report.

Major Customers and Suppliers

For the year ended December 31, 2015, the aggregate amount of turnover attributable to the Group’s five largest customers represented less than 30% of the Group’s total turnover; and the aggregate amount of purchases (not including the purchases of items that are of a capital nature) attributable to the Group’s five largest suppliers represented less than 30% of the Group’s total purchases.

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3. CORPORATE GOVERNANCE REPORT

Non-Competition Deed with LVS

We entered into a Non-Competition Deed with LVS on November 8, 2009 so as to maintain a clear delineation of the respective businesses of each party with effect from the Listing Date. Please see our Prospectus for additional information on the Non-Competition Deed. Since the Listing Date, there have been no business opportunities offered by LVS to us and LVS and its associates have not carried out, nor proposed to carry out, any business activity, whether directly or indirectly, which competes or may lead to competition with our casino gaming business. LVS has provided its written declaration in respect of LVS and its subsidiaries’ (other than that which form part of our Group) compliance with the undertakings under the Non-Competition Deed during the year ended December 31, 2015. Our Independent Non-Executive Directors consider that LVS has complied with the terms set out in the Non-Competition Deed during the year ended December 31, 2015.

Continuing Connected Transactions — Shared Services Agreement

The Company and LVS entered into a Shared Services Agreement in respect of the provision of certain products and services by the LVS Group to our Group or by our Group to the LVS Group. Details of the Shared Services Agreement are disclosed in the Prospectus.

2015 Renewal Agreement

On December 12, 2014, the Company and LVS entered into an agreement to renew the terms of the Shared Services Agreement on amended terms for a period of three years commencing on January 1, 2015 and ending on December 31, 2017 (the “2015 Renewal Agreement”).

The following are continuing connected transactions contemplated by the 2015 Renewal Agreement:

I. Continuing Connected Transactions Fully Exempt From Shareholders’ Approval, Annual Review and All Disclosure Requirements Under Listing Rule 14A.76(1)

1. Reciprocal global procurement consultancy services;

2. Reciprocal transportation and related logistic services;

3. Reciprocal design, development and construction consultancy services;

4. Reciprocal administrative and logistics services; and

5. Joint international marketing services provided by our Group to the LVS Group.

II. Continuing Connected Transactions Exempt From Shareholders’ Approval Requirement but subject to Reporting, Announcement and Annual Review Requirements Under Listing Rule 14A.76(2)

The following transactions between our Group and the LVS Group are on-going and are exempt from Shareholders’ approval requirements under Rule 14A.76(2) of the Listing Rules but are subject to the reporting, announcement and annual review requirements.

Joint International Marketing and Retail Leasing, Management and Marketing Services provided by the LVS Group to our Group

Under the Shared Services Agreement (as renewed pursuant to the 2015 Renewal Agreement), the LVS Group agreed to provide our Group Joint International Marketing and Retail Leasing, Management and Marketing Services. The amounts payable by our Group under the Shared Services Agreement for these Joint International Marketing and Retail Leasing, Management and Marketing Services are calculated on a cost basis.

ANNUAL REPORT 2015

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

Pursuant to the 2015 Renewal Agreement, the annual caps set for the Joint International Marketing and Retail Leasing, Management and Marketing Services to be provided by the LVS Group to the Group for each of the three years ending December 31, 2017 are US$22.7 million, US$25.8 million and US$28.3 million, respectively. The annual caps are determined by reference to the historical figures related to such services.

As, based on the annual caps, the relevant percentage ratios in relation to the Joint International Marketing and Retail Leasing, Management and Marketing Services are more than 0.1% but less than 5%, these transactions are exempt from Shareholders’ approval requirement under Rule 14A.76(2) of the Listing Rules but are subject to the reporting, announcement and annual review requirements of Chapter 14A of the Listing Rules.

Under the Shared Services Agreement (as renewed pursuant to the 2015 Renewal Agreement), our Group also agreed to provide to the LVS Group services with respect to joint international marketing services targeting VIP players and premium players who wish to patronize the LVS Group’s properties in addition to those of our Group, and retail leasing, management and marketing services relating to the retail malls owned or operated by the LVS Group (including hotel, convention, exhibition, meetings and entertainment sales and marketing services). As the relevant percentage ratios in relation to these services are less than 0.1%, they are fully exempt from Shareholders’ approval, annual review and all disclosure requirements under Rule 14A.76(1) of the Listing Rules.

Continuing Connected Transactions — The Second Trademark Sub-License Agreement

Overview

Las Vegas Sands, LLC and SCL IP Holdings, LLC entered into the Second Trademark Sub-License Agreement on November 8, 2009. Las Vegas Sands, LLC is a connected person as it is our controlling Shareholder. SCL IP Holdings, LLC is our wholly owned subsidiary. The Second Trademark Sub-License Agreement is subject to Shareholders’ approval, annual review and all disclosure requirements. The Stock Exchange has granted to us a waiver from strict compliance with the announcement and Shareholders’ approval requirements in respect of The Second Trademark Sub-License Agreement for a period of slightly over twelve and a half years from the Listing Date, provided that the annual value of the transactions does not exceed the caps for the relevant period.

Pursuant to the Second Trademark Sub-License Agreement, Las Vegas Sands, LLC (as licensor) granted to our Group a license to use certain trademarks and the service marks (a) in mainland China, Macao, Hong Kong and Taiwan (and their respective territorial seas) (the “Restricted Zone”) for the development, operation and marketing of casinos, hotels, integrated resorts and associated facilities located in the Restricted Zone and (b) in the rest of the world, for the marketing of our business in the Restricted Zone. Nothing in the Second Trademark Sub-Licence Agreement shall grant to the licensee or any permitted sublicensee the right to use any licensed marks for the purpose of carrying on any Internet gaming business, even when the portal or the primary users targeted are domiciled within the Restricted Zone. The Second Trademark Sub-License Agreement shall remain in effect for an initial term of slightly over twelve and a half years commencing from the Listing Date and ending on December 31, 2022, so that its term is aligned with the initial term of VML’s Subconcession, which expires on June 26, 2022. The Second Trademark Sub-License Agreement may be renewed upon the agreement of both parties on such terms as the parties may mutually agree, subject to compliance with the Listing Rules.

The parties are permitted to terminate the Second Trademark Sub-License Agreement prior to the expiration of its initial term by mutual agreement. The licensor is also entitled, upon the compulsion of any law of any of the jurisdictions within the Restricted Zone, to terminate the grant of a license. The Second Trademark Sub-License Agreement shall terminate automatically, without any notice to the licensee, in the event that LVS is no longer a controlling Shareholder, or in the event of any sale of all or substantially all of the assets of the licensee, to any person or legal entity that is not a subsidiary or affiliate of LVS, our Company or the licensor.

ANNUAL REPORT 2015

SANDS CHINA LTD.
3. CORPORATE GOVERNANCE REPORT

The Venetian Macao, Sands Macao and The Plaza Macao

Under the Second Trademark Sub-License Agreement: (a) for each of the full fiscal years under the initial term through the full fiscal year ended December 31, 2012, the licensee will pay the licensor an annual royalty at the rate of 1.5% of the total gross revenue of The Venetian Macao, 1.5% of the total gross non-gaming revenue and Paiza-related gaming revenue of the Sands Macao and 1.5% of the total gross gaming revenue of the Plaza Casino at The Plaza Macao (the "Relevant Royalty"), provided that the total royalty payable in respect of those three properties in each such fiscal year will be capped at US$20.0 million per full fiscal year, and (b) for each of the subsequent full fiscal years under the initial term, commencing with the full fiscal year ended December 31, 2013 and ending with the full fiscal year ending December 31, 2022, the licensee will pay the licensor an annual royalty being the lesser of the Relevant Royalty or the annual caps set out in the table below, such annual caps reflecting an increase of 20.0% for each subsequent year.

Royalty Cap for The Venetian Macao, Sands Macao and The Plaza Macao (2015–2022)

Year	2015	2016	2017	2018	2019	2020	2021	2022
Cap (US$ in millions)	34.6	41.5	49.8	59.7	71.7	86.0	103.2	123.8

Sands Cotai Central

Under the Second Trademark Sub-License Agreement: (a) for each of the first three full fiscal calendar years after commencement of operations beginning in 2012, the licensee will pay the licensor an annual royalty fee of 1.5% of the gross revenues of the operations at Sands Cotai Central that utilizes any of the licensed marks (the "Sands Cotai Central Royalty"), subject to a US$20 million cap per fiscal year, and (b) for the fiscal calendar years thereafter until expiration of the initial term, commencing with the full fiscal year ending December 31, 2016 and ending with the full fiscal year ending December 31, 2022, the licensee will pay the licensor an annual royalty being the lesser of the Sands Cotai Central Royalty or the annual caps set out in the table below, such annual caps reflecting an increase of 20.0% for each subsequent year.

Royalty Cap for Sands Cotai Central (2015–2022)

Year	2015	2016	2017	2018	2019	2020	2021	2022
Cap (US$ in millions)	20.0	24.0	28.8	34.6	41.5	49.8	59.7	71.7

Each Subsequent Casino Gaming Property

Each subsequent casino gaming property that we operate that utilizes any of the licensed marks in connection with generating the relevant revenue, will pay (a) for each of the first three full fiscal calendar years after commencement of operations of each subsequent property, a royalty fee of 1.5% of the respective gross revenues of the operations in connection with which such licensed marks are used (each, the "Subsequent Casino Gaming Property Royalty"), subject to a US$20.0 million cap per fiscal year, and (b) for the fiscal calendar years thereafter until expiration of the initial term, the licensee will pay the licensor an annual royalty being the lesser of the Subsequent Casino Gaming Property Royalty or the annual caps set out in the table below, such annual caps reflecting an increase of 20.0% for each subsequent year.

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ANNUAL REPORT 2015

SANDS CHINA LTD.
3. CORPORATE GOVERNANCE REPORT

Royalty Cap for Each Subsequent Casino Gaming Property

Year	1	2	3	4	5	6	7	8
Cap (US$ in millions)	20.0	20.0	20.0	24.0	28.8	34.6	41.5	49.8

Note: This assumes, for illustrative purposes, that the Casino Gaming properties open on January 1, 2015 and have the right to use the licensed marks until expiration of the initial term.

Further details of the Second Trademark Sub-License Agreement, the caps and these continuing connected transactions are set out in the Prospectus.

Summary of Continuing Connected Transactions

The aggregate amount paid by our Group to the LVS Group and/or by the LVS Group to our Group during the years ended December 31, 2014 and 2015 along with the annual caps for the financial year ended December 31, 2015 are set out below:

	Aggregate amount paid for the year ended December 31, 2014 (US$ million)	Aggregate amount paid for the year ended December 31, 2015 (US$ million)	Annual Cap for the year ended December 31, 2015 (US$ million)
Reciprocal Global Procurement Consultancy Services(1)	NA	NA	NA
Reciprocal Transportation and related Logistics Services(1)	NA	NA	NA
Reciprocal Design, Development and Construction Consultancy Services(1)	NA	NA	NA
Reciprocal Administrative and Logistics Services(1)	NA	NA	NA
The First Trademark License Agreement(2)	Nil	Nil	NA
Joint International Marketing and Retail Leasing, Management and Marketing Services(3)	11.6	13.3	22.7
The Second Trademark Sub-License Agreement	48.8	54.6	54.6

(1) Per Rule 14A.76(1) of the Listing Rules, these continuing connected transactions are fully exempt from Shareholders' approval, annual review and all disclosure requirements.

(2) Per page 220 of our Prospectus, the First Trademark License is a fully paid-up, royalty free license.

(3) These amounts represent amounts paid for the services provided by the LVS Group to our Group. The services provided by the Group to the LVS Group are fully exempt from Shareholders' approval, annual review and all disclosure requirements under Rule 14A.76(1) of the Listing Rules.

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ANNUAL REPORT 2015

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

The annual caps agreed in the 2015 Renewal Agreement for the three years commenced on January 1, 2015 and will end on December 31, 2017 and are set out below:

Annual Cap for Annual Cap for Annual Cap for the year ended the year ending the year ending December 31, 2015 December 31, 2016 December 31, 2017 (US$ million) (US$ million) (US$ million)

Joint International Marketing and Retail Leasing, Management and Marketing Services provided by the LVS Group to our Group 22.7 25.8 28.3

Payments by Our Group That Do Not Constitute Continuing Connected Transactions

The Shared Services Agreement also documents certain historical arrangements in which our Group and the LVS Group have coordinated efforts to obtain insurance coverage and information technology products and services from third-party service providers. These arrangements continue after the Listing Date. Such arrangements permit our Group together with the LVS Group to leverage our combined negotiating power for such services or coverage.

With respect to insurance coverage, LVS has executed various insurance policies that provide global coverage for its subsidiaries (including coverage for certain members of our Group). We bear that portion of the premiums charged for such insurance coverage that is proportionate to our share of the insurance coverage. In the event of losses suffered by any members of our Group, the indemnification from the insurers under such policies for such losses will be paid to us.

With respect to information technology products and services, LVS has entered into various enterprise level agreements in order to meet the combined requirements of its subsidiaries (including the requirements of members of our Group). We bear that portion of the cost for such information technology products and services that is proportionate to our share of the use of such information technology products and services.

The above arrangements are not considered continuing connected transactions between our Group and the LVS Group as the LVS Group is not providing our Group with any services or products and vice versa.

Auditor’s Letter

In accordance with Rule 14A.56 of the Listing Rules, our Board engaged the auditor of our Company to report on the Group’s continuing connected transactions in accordance with Hong Kong Standard on Assurance Engagements 3000 (Revised) “Assurance Engagements Other Than Audits or Reviews of Historical Financial Information” and with reference to Practice Note 740 “Auditor’s Letter on Continuing Connected Transactions under the Hong Kong Listing Rules” issued by the Hong Kong Institute of Certified Public Accountants. The auditor has issued an unqualified letter containing their findings and conclusions in respect of the continuing connected transactions disclosed by the Group above in accordance with Rule 14A.56 of the Listing Rules.

ANNUAL REPORT 2015

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

Directors’ Review

The Directors, including the Independent Non-Executive Directors, have reviewed the continuing connected transactions for the year ended December 31, 2015 and are of the opinion that they were entered into in the ordinary and usual course of business of the Company on normal commercial terms and according to the agreements governing them on terms that are fair and reasonable and in the interests of the Company’s Shareholders as a whole.

Related Party Transactions in the Normal Course of Business

Details of the significant related party transactions undertaken in the normal course of business are provided under Note 30 to the Consolidated Financial Statements. None constitutes a disclosable connected transaction as defined under the Listing Rules. The Company has complied with the disclosure requirements set out in Chapter 14A of the Listing Rules relating to related party transactions.

Equity Award Plan

The Company adopted an Equity Award Plan on November 8, 2009 (amended on February 19, 2016) for the purpose of attracting able persons to enter and remain in the employment of our Group. The Equity Award Plan also provides a means whereby employees, Directors and consultants of our Group can acquire and maintain Share ownership, thereby strengthening their commitment to the welfare of our Group and promoting an identity of interest between Shareholders and these persons.

Unless otherwise terminated, the Equity Award Plan will be valid and effective for a period of ten years from November 30, 2009.

Persons who are eligible to participate in the Equity Award Plan (the “Eligible Persons”) are limited to those who have entered into an award agreement with us or who have received written notification from the Committee established by our Board to administer the Equity Award Plan (the “Committee”), or from a person designated by the Committee, that they have been selected to participate in the Equity Award Plan. Eligible Persons include:

(i) any individual regularly employed by us or any of our subsidiaries, provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument related thereto;

(ii) a Director of our Company or any of our subsidiaries; or

(iii) a consultant or advisor to our Company or any of our subsidiaries.

The maximum number of Shares in respect of which options or other share-based awards may be granted (including Shares in respect of which options, whether exercised or still outstanding, have already been granted) under the Equity Award Plan and under any other plans of our Company must not in aggregate exceed 10% of the then issued share capital of our Company as at the Listing Date, excluding for this purpose Shares that would have been issuable pursuant to options or other share-based awards that have been lapsed in accordance with the terms of the Equity Award Plan (or any other plans of our Company). Notwithstanding the foregoing, the Shares that may be issued in respect of options and other share-based awards granted and yet to be exercised under the Equity Award Plan and any other plans of our Company at any time shall not exceed 30% of the Shares in issue from time to time. Based on listing approval granted by the Stock Exchange on November 27, 2009, up to 804,786,508 Shares may be issued by our Company to Eligible Persons under the Equity Award Plan, representing 10% of the issued share capital of the Company as at the Listing Date. As at the date of this Annual Report, the total number of Shares available for issue under the Equity Award Plan was 742,456,344 Shares, which represented approximately 9.2% of the issued share capital of the Company on that date.

ANNUAL REPORT 2015

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

The total number of Shares issued and that may fall to be issued in respect of options or other share-based awards granted under the Equity Award Plan and any other plans of our Company (including both exercised, outstanding options and restricted share units and Shares that were the subject of options or restricted share units, which have been granted and accepted under the Equity Award Plan or any other plan of our Company) to each Eligible Person in any 12-month period up to the date of grant shall not exceed 1% of the Shares in issue as at the date of grant.

Share Options

No option may vest more than ten years after the date of grant.

The minimum period for which an option must be held before it can be exercised will be specified in the relevant option agreement between our Company and the relevant Eligible Person.

The exercise price (“Option Price”) per Share for each option shall be set by the Committee at the time of grant but shall not be less than the highest of:

(i) the official closing price of the Shares as stated in the daily quotation sheet of the Stock Exchange on the date of grant, which must be a business day;

(ii) the average of the official closing price of the Shares as stated in the daily quotation sheets of the Stock Exchange for the 5 business days immediately preceding the date of grant; and

(iii) the nominal value of a Share, provided that for the purpose of determining the Option Price where the Shares have been listed on the Stock Exchange for less than 5 business days preceding the date of grant, the issue price of the Shares in connection with such listing shall be deemed to be the closing price of the Shares for each business day falling within the period before the listing of the Shares on the Stock Exchange.

The exercise of any option shall be subject to our Shareholders in general meeting approving any necessary increase in the authorized share capital of our Company.

As at December 31, 2015, 66,878,991 options to purchase shares in the Company had been granted under the Equity Award Plan of which 21,435,761 options had been exercised and 19,969,434 options had lapsed.

ANNUAL REPORT 2015

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

Details of the grant of share options and a summary of movements of the outstanding share options during the year under the Equity Award Plan were as follows:

Options to Subscribe for Ordinary Shares Granted under the Company's Equity Award Plan

Directors & eligible employees	Date granted	Options granted	Exercise price per Share HK$	Closing price of Shares immediately before the date of grant HK$	Exercise period	Number of options: outstanding as at January 1, 2015	granted during the year	vested during the year	lapsed during the year	exercised during the year	outstanding as at December 31, 2015	Weighted average closing price of Shares immediately before the dates on which options were exercised HK$
David Alec Andrew Fleming	September 1, 2011	130,000	23.28	24.20	September 1, 2012–September 29, 2017	32,500	—	—	—	—	32,500	—
Other eligible employees	March 31, 2010	16,876,100	11.63	12.10	March 31, 2011–March 30, 2020	1,518,075	—	—	—	462,925	1,055,150	32.33
	September 30, 2010	2,672,500	13.23	14.32	September 30, 2011–September 29, 2020	497,950	—	—	—	201,000	296,950	32.55
	January 17, 2011	2,746,300	18.57	19.14	January 17, 2012–January 16, 2021	329,525	—	327,450	—	324,425	5,100	37.35
	May 11, 2011	2,530,591	21.73	21.40	May 11, 2012–May 10, 2021	707,996	—	389,148	—	180,725	527,271	31.41
	August 30, 2011	1,584,400	22.48	22.80	August 30, 2012–August 29, 2021	422,725	—	216,775	—	—	422,725	—
	November 24, 2011	2,671,000	20.23	20.95	November 24, 2012–November 23, 2021	876,225	—	346,375	91,000	313,225	472,000	32.18
	March 5, 2012	1,434,500	28.23	29.25	March 5, 2013–March 4, 2022	481,600	—	200,175	—	—	481,600	—
	May 14, 2012	1,787,100	28.14	28.90	May 14, 2013–May 13, 2022	1,139,400	—	381,775	292,500	117,000	729,900	36.55
	August 31, 2012	1,538,100	26.82	27.50	August 31, 2013–August 30, 2022	1,366,100	—	384,525	—	—	1,366,100	—
	September 17, 2012	845,000	28.43	28.50	September 17, 2013–September 16, 2022	260,000	—	130,000	—	—	260,000	—
	November 22, 2012	585,100	31.48	31.65	November 22, 2013–November 21, 2022	585,100	—	146,275	—	—	585,100	—
	December 24, 2012	312,000	33.28	34.05	December 24, 2013–December 23, 2022	312,000	—	78,000	—	—	312,000	—
	February 15, 2013	1,486,800	36.73	36.50	February 15, 2014–February 14, 2023	1,340,200	—	371,700	—	—	1,340,200	—
	May 16, 2013	1,241,900	40.26	40.45	May 16, 2014–May 15, 2023	591,900	—	99,225	195,000	—	396,900	—
	September 18, 2013	1,058,500	46.78	47.65	September 18, 2014–September 17, 2023	623,000	—	97,500	428,000	—	195,000	—
	November 13, 2013	749,600	53.95	54.70	November 13, 2014–November 12, 2023	504,900	—	53,400	291,300	—	213,600	—
	February 24, 2014	2,602,300	59.35	58.90	February 24, 2015–February 23, 2024	2,602,300	—	650,575	387,400	—	2,214,900	—
	March 18, 2014	3,238,800	62.94	62.25	March 18, 2015–March 17, 2024	3,238,800	—	809,700	402,600	—	2,836,200	—
	May 21, 2014	2,723,800	57.75	57.40	May 21, 2015–May 20, 2024	2,723,800	—	629,525	365,900	—	2,357,900	—
	June 18, 2014	1,071,400	53.64	53.10	June 18, 2015–June 17, 2024	1,071,400	—	199,900	271,800	—	799,600	—
	June 23, 2014	552,500	54.20	54.60	June 23, 2015–June 22, 2024	552,500	—	138,125	—	—	552,500	—
	August 29, 2014	1,063,100	52.33	51.35	August 29, 2015–August 28, 2024	1,063,100	—	217,000	195,100	—	868,000	—
	September 26, 2014	195,000	43.27	41.30	September 26, 2015–September 25, 2024	195,000	—	48,750	—	—	195,000	—
	December 29, 2014	213,600	38.90	38.50	December 29, 2015–December 28, 2024	213,600	—	53,400	—	—	213,600	—
	March 3, 2015	648,400	35.90	35.30	March 3, 2016–March 2, 2025	—	648,400	—	—	—	648,400	—
	May 5, 2015	795,600	33.15	32.80	May 5, 2016–May 4, 2025	—	795,600	—	—	—	795,600	—
	May 22, 2015	1,300,000	32.35	32.05	May 22, 2016–May 21, 2025	—	1,300,000	—	—	—	1,300,000	—
	November 2, 2015	4,000,000	28.59	28.15	November 2, 2016–November 1, 2025	—	4,000,000	—	—	—	4,000,000	—

110

ANNUAL REPORT 2015

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

Notes:

1. The exercise price of the share options is determined upon the offer of grant of the options and should not be less than the higher of (a) the closing price per share of the Company on the date of offer of such options, which must be a business day; (b) the average closing price per share of the Company for the five business days immediately preceding the date of offer of such options; and (c) the nominal value per share of the Company.

2. Save as disclosed in note 3 below, the proportion of underlying shares in respect of which the above share options will vest is as follows:

Proportion of underlying shares in respect of which the above share options will vest is as follows:

Before the first anniversary of the date of grant of the option (the “Offer Anniversary”) None From the first Offer Anniversary to the date immediately before the second Offer Anniversary One-quarter From the second Offer Anniversary to the date immediately before the third Offer Anniversary Two-quarters From the third Offer Anniversary to the date immediately before the fourth Offer Anniversary Three-quarters From the fourth Offer Anniversary and thereafter All

3. 130,000 share options granted to Mr. David Alec Andrew Fleming on September 1, 2011 were to vest according to the above schedule. An amendment to the option agreement approved on November 6, 2014 changed the vesting date of the last quarter of these share options (the unvested portion) to July 1, 2017, the completion date of the consultant agreement that was effective on July 1, 2015.

4. Among the 4,000,000 share options granted to Dr. Wong Ying Wai on November 2, 2015, 266,666 options will vest on November 2, 2016, 533,334 options will vest on November 2, 2017, 800,000 options will vest on November 2, 2018, 800,000 options will vest on November 2, 2019 and 1,600,000 options will vest on September 30, 2020.

When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings.

The Company estimates the fair value of options granted using the Black-Scholes option-pricing model. The weighted average fair value of options granted during the year ended December 31, 2015, measured as at the date of grant, was approximately US$0.76.

Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield and volatility of the underlying shares and the expected life of the options. These estimates and assumptions could have a material effect on the determination of the fair value of the share options and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share based compensation expense. The following assumptions were used to derive the fair values of options granted during the year ended December 31, 2015:

Weighted average volatility 40.4% Expected term (in years) 4.0 Risk-free rate 0.7% Expected dividends 5.6%

Restricted Share Units

As at December 31, 2015, 3,090,000 restricted share units had been granted under the Equity Award Plan, of which 83,820 restricted share units had lapsed. As a result of the Company cash-settling and planning to cash-settle certain future unvested restricted share units on their vesting dates, 1,603,849 unvested restricted share units were modified from equity-settled to cash-settled. Of this amount, 805,475 restricted share units vested on a pro-rata basis in accordance with their terms during the year ended December 31, 2015 and were cash settled.

Save as disclosed herein, no options, restricted share units or any other share-based awards were granted under the Equity Award Plan or any equity award plan of the Group as at December 31, 2015 and no options, restricted share units or any other share-based awards were cancelled during the year.

ANNUAL REPORT 2015

SANDS CHINA LTD.

3. CORPORATE GOVERNANCE REPORT

According to the resolution passed by the Remuneration Committee on January 21, 2016, 284,418 restricted share units were modified from equity-settled to cash-settled.

Closures of Register of Members

The Register of Members of the Company will be closed on the following dates:

Book Closure Period/Date Purpose Final Lodging Date

May 17, 2016 to May 27, 2016 To determine the identity of Shareholders who are entitled May 16, 2016 to attend and vote at the 2016 annual general meeting (“AGM”) June 3, 2016 To determine the identity of Shareholders who are entitled June 2, 2016 to the final dividend

During and including the book closure period/date described in the table above, no transfer of shares will be effected.

In order to qualify for attending and voting at the AGM or to qualify for the final dividend, all transfer documents accompanied by the relevant share certificates must be lodged with the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited, at Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong for registration not later than 4:30 p.m. on the final lodging dates mentioned in the table above.

Pre-emptive Rights

There are no provisions for pre-emptive rights under the Company’s articles of association, or the laws of the Cayman Islands, which would oblige the Company to offer new Shares on a pro-rata basis to existing Shareholders.

Sufficiency of Public Float

Based on information publicly available to the Company and within the knowledge of the Directors at the date of this Annual Report, the Company has maintained the prescribed public ? oat under the Listing Rules.

Corporate Governance

The Company’s corporate governance principles and practices are set out in the Corporate Governance Report beginning on page 77 of this Annual Report.

Auditors

The Consolidated Financial Statements for the year have been audited by Deloitte who retire and, being eligible, offer themselves for reappointment at the forthcoming annual general meeting of the Company.

On April 28, 2013, the Company received a letter from PwC stating that it would not be standing for re-appointment as the Company’s auditor for the year ended December 31, 2013. Deloitte was appointed as the auditor of the Company at the extraordinary general meeting held on July 26, 2013.

On behalf of the Board

Sheldon G. Adelson

Chairman and Chief Executive Officer

March 11, 2016

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.1 INDEPENDENT AUDITOR’S REPORT

TO THE SHAREHOLDERS OF SANDS CHINA LTD.

(incorporated in the Cayman Islands with limited liability)

We have audited the consolidated financial statements of Sands China Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) set out on pages 115 to 205, which comprise the consolidated balance sheets as at December 31, 2015 and the consolidated income statement, the consolidated statement of comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the year then ended and a summary of significant accounting policies and other explanatory information.

DIRECTORS’ RESPONSIBILITY FOR THE CONSOLIDATED FINANCIAL STATEMENTS

The directors of the Company are responsible for the preparation of consolidated financial statements that give a true and fair view in accordance with International Financial Reporting Standards and the disclosure requirements of the Hong Kong Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of consolidated financial statements that are free from material misstatements, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on these consolidated financial statements based on our audit and to report our opinion solely to you, as a body, in accordance with our agreed terms of engagement and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of consolidated financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.1 INDEPENDENT AUDITOR’S REPORT

OPINION

In our opinion, the consolidated financial statements give a true and fair view of the balance sheet of the Group as at December 31, 2015 and of the Group’s profit and cash flows for the year then ended in accordance with International Financial Reporting Standards and have been properly prepared in compliance with the disclosure requirements of the Hong Kong Companies Ordinance.

Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong

March 11, 2016

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.2 FINANCIAL STATEMENTS

CONSOLIDATED INCOME STATEMENT

Year ended December 31, 2015 2014 Note US$’000, except per share data

Net revenues 5 6,820,078 9,505,230 Gaming tax (2,641,812) (3,950,346) Employee benefit expenses 7 (1,084,713) (1,074,666) Depreciation and amortization (535,136) (523,458) Gaming promoter/agency commissions (153,705) (316,653) Inventories consumed (80,977) (102,233) Other expenses and losses 8 (804,963) (913,692)

Operating profit 1,518,772 2,624,182 Interest income 5 11,662 21,964 Interest expense, net of amounts capitalized 9 (59,806) (71,980) Loss on modification or early retirement of debt 26 — (17,964)

Profit before income tax 1,470,628 2,556,202 Income tax expense 10 (11,186) (8,498)

Profit for the year attributable to equity holders of the Company 1,459,442 2,547,704

Earnings per share for profit attributable to equity holders of the Company

— Basic 11 US18.09 cents US31.59 cents

— Diluted 11 US18.08 cents US31.56 cents The notes on pages 121 to 205 are an integral part of these consolidated financial statements.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.2 FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Year ended December 31, 2015 2014 US$’000

Profit for the year attributable to equity holders of the Company 1,459,442 2,547,704

Other comprehensive income/(loss), net of tax

Item that will not be reclassified subsequently to profit or loss:

Currency translation differences 4,142 (3,122)

Total comprehensive income for the year attributable to equity holders of the Company 1,463,584 2,544,582

The notes on pages 121 to 205 are an integral part of these consolidated financial statements.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.2 FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET

December 31,

2015 2014 Note US$’000

ASSETS

Non-current assets

Investment properties, net 13 1,278,029 1,143,222 Property and equipment, net 14 7,588,461 6,912,974 Intangible assets, net 16 27,870 20,705 Deferred income tax assets 17 23,547 23,910 Other assets, net 18 31,383 30,506 Trade and other receivables and prepayments, net 19 21,611 21,328

Total non-current assets 8,970,901 8,152,645

Current assets

Inventories 21 11,903 13,913 Trade and other receivables and prepayments, net 19 497,884 639,180 Restricted cash and cash equivalents 20 7,901 6,538 Cash and cash equivalents 22 1,283,102 2,535,315

Total current assets 1,800,790 3,194,946

Total assets 10,771,691 11,347,591

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.2 FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET

December 31,

2015 2014 Note US$’000

EQUITY

Capital and reserves attributable to equity holders of the Company

Share capital 23 80,693 80,677 Reserves 24 5,757,912 6,348,670

Total equity 5,838,605 6,429,347

LIABILITIES

Non-current liabilities

Trade and other payables 25 81,176 77,566 Borrowings 26 3,379,220 3,194,369 Deferred income tax liabilities 17 31,848 26,504

Total non-current liabilities 3,492,244 3,298,439

Current liabilities

Trade and other payables 25 1,429,362 1,608,344 Current income tax liabilities 5,402 5,644 Borrowings 26 6,078 5,817

Total current liabilities 1,440,842 1,619,805 Total liabilities 4,933,086 4,918,244 Total equity and liabilities 10,771,691 11,347,591 Net current assets 359,948 1,575,141 Total assets less current liabilities 9,330,849 9,727,786 Approved by the Board of Directors on March 11, 2016 and signed on behalf of the Board by

Sheldon Gary Adelson Wong Ying Wai Toh Hup Hock

Chairman of the Board and President and Chief Operating Chief Financial Officer and Chief Executive Officer Officer Executive Vice President Director Director Director

The notes on pages 121 to 205 are an integral part of these consolidated financial statements.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.2 FINANCIAL STATEMENTS
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Share capital	Capital reserve (Note 24(i))	Share premium	Statutory reserve (Note 24(ii))	Share-based compensation reserves	Currency translation reserve	Retained earnings	Total
				US$'000				
Balance at January 1, 2014	80,632	87,435	2,180,495	6,317	52,731	7,804	4,034,468	6,449,882
Profit for the year	—	—	—	—	—	—	2,547,704	2,547,704
Other comprehensive loss for the year, net of tax	—	—	—	—	—	(3,122)	—	(3,122)
Total comprehensive income	—	—	—	—	—	(3,122)	2,547,704	2,544,582
Exercise of share options	45	—	10,632	—	—	—	—	10,677
Transfer to share premium upon exercise of share options	—	—	6,438	—	(6,438)	—	—	—
Share-based compensation of the Company	—	—	—	—	24,225	—	—	24,225
Share-based compensation charged by LVS	—	—	—	—	544	—	—	544
Dividends to equity holders of the Company	—	—	(800,563)	—	—	—	(1,800,000)	(2,600,563)
Balance at December 31, 2014	**80,677**	**87,435**	**1,397,002**	**6,317**	**71,062**	**4,682**	**4,782,172**	**6,429,347**
Profit for the year	**—**	**—**	**—**	**—**	**—**	**—**	**1,459,442**	**1,459,442**
Other comprehensive income for the year, net of tax	**—**	**—**	**—**	**—**	**—**	**4,142**	**—**	**4,142**
Total comprehensive income	**—**	**—**	**—**	**—**	**—**	**4,142**	**1,459,442**	**1,463,584**
Exercise of share options	**16**	**—**	**3,547**	**—**	**—**	**—**	**—**	**3,563**
Conversion of equity awards to liability awards	**—**	**—**	**—**	**—**	**(6,571)**	**—**	**—**	**(6,571)**
Transfer to share premium upon exercise of share options	**—**	**—**	**2,255**	**—**	**(2,255)**	**—**	**—**	**—**
Forfeiture of share options	**—**	**—**	**—**	**—**	**(1,274)**	**—**	**1,274**	**—**
Share-based compensation of the Company	**—**	**—**	**—**	**—**	**19,400**	**—**	**—**	**19,400**
Share-based compensation charged by LVS	**—**	**—**	**—**	**—**	**690**	**—**	**—**	**690**
Dividends to equity holders of the Company (Note 12)	**—**	**—**	**—**	**—**	**—**	**—**	**(2,071,408)**	**(2,071,408)**
Balance at December 31, 2015	**80,693**	**87,435**	**1,402,804**	**6,317**	**81,052**	**8,824**	**4,171,480**	**5,838,605**

The notes on pages 121 to 205 are an integral part of these consolidated financial statements.

119

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.2 FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31,

2015 2014

Note US$’000

Cash flows from operating activities

Cash generated from operations 28 1,973,223 3,225,871

Income tax paid(5,701)(2,022)

Net cash generated from operating activities 1,967,522 3,223,849

Cash flows from investing activities

Increase in restricted cash and cash equivalents(1,356)(878)

Purchases of property and equipment(1,109,499)(720,261)

Addition to investment properties(141,775)(210,381)

Purchases of intangible assets(14,137)(6,228)

Proceeds from disposal of property and equipment and

investment properties 660 178

Interest received 14,024 20,350

Net cash used in investing activities(1,252,083)(917,220)

Cash flows from financing activities

Proceeds from exercise of share options 3,563 10,677

Proceeds from borrowings 999,277 819,725

Repayments of borrowings(820,188)(819,679)

Dividends paid(2,070,963)(2,600,916)

Repayments of finance lease liabilities(5,523)(4,632)

Payments for deferred financing costs(11,684)(62,157)

Interest paid(62,613)(56,126)

Net cash used in financing activities(1,968,131)(2,713,108)

Net decrease in cash and cash equivalents(1,252,692)(406,479)

Cash and cash equivalents at beginning of year 2,535,315 2,943,424

Effect of exchange rate on cash and cash equivalents 479(1,630)

Cash and cash equivalents at end of year 22 1,283,102 2,535,315

Non-cash investing and financing activities

Capitalized share-based compensation 211 1,649

Property and equipment acquired under finance lease 872 —

Conversion of equity awards to liability awards 6,571 —

The notes on pages 121 to 205 are an integral part of these consolidated financial statements.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION

Principal activities

Sands China Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) are principally engaged in the operation of casino games of chance or games of other forms and the development and operation of integrated resorts and other ancillary services in the Macao Special Administrative Region of the People’s Republic of China (“Macao”). The Group’s immediate holding company is Venetian Venture Development Intermediate II (“VVDI (II)”). Las Vegas Sands Corp. (“LVS”), a company incorporated in Nevada, U.S.A., is the Group’s ultimate holding company.

The Company was incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of the Company’s registered offi ce is Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The Company’s principal place of business is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.

The Group owns and operates The Venetian Macao-Resort-Hotel (“The Venetian Macao”), which anchors the Cotai Strip, the Group’s master-planned development of integrated resort properties in Macao. Sands Cotai Central opened in phases, beginning in April 2012. The property currently features four hotel towers, consisting of hotel rooms and suites under the Conrad, Holiday Inn, Sheraton and St. Regis brands. The Group owns The Plaza Macao, which is located adjacent and connected to The Venetian Macao. The Plaza Macao is an integrated resort that includes the Four Seasons Hotel Macao, the Plaza Casino, Shoppes at Four Seasons and Paiza Mansions. The Plaza Macao will also feature an apart-hotel tower consisting of Four Seasons-serviced and -branded luxury apart-hotel units and common areas. The Group also owns and operates the Sands Macao, the fi rst Las Vegas-style casino in Macao. The Group’s other ancillary services include ferry operations and other related operations.

The Company’s shares were listed on the Main Board of the Stock Exchange on November 30, 2009.

The consolidated financial statements are presented in United States dollars (“US$”), unless otherwise stated. The consolidated financial statements were approved for issue by the Board of Directors on March 11, 2016.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of the consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

(a) Basis of preparation

The consolidated fi nancial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) on the historical cost basis except for certain fi nancial assets and financial liabilities that are measured at fair value. In addition, the consolidated financial statements include applicable disclosures required by the Listing Rules and the Hong Kong Companies Ordinance. During the year, the provisions of the new Hong Kong Companies Ordinance (Cap 622) regarding preparation of accounts and directors’ reports and audit became effective for the Company for the fi nancial year ended December 31, 2015. Further, the disclosure requirements set out in the Listing Rules regarding annual accounts have been amended with reference to the new Hong Kong Companies Ordinance and to streamline with IFRS. Accordingly the presentation and disclosure of information in the consolidated financial statements for the year ended December 31, 2015 have been changed to comply with these new requirements. Comparative information in respect of the financial year ended December 31, 2014 are presented or disclosed in the consolidated financial statements based on new requirements. The preparation of the consolidated financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are signifi cant to the consolidated fi nancial statements are disclosed in Note 4.

(b) Changes in accounting policies and disclosures

During the year, there have been a number of new amendments to standards that have come into effect, which the Group has adopted at their respective effective dates. The adoption of these new amendments to standards had no material impact on the results of operations and financial position of the Group.

The Group has not early adopted the new or revised standards and amendments that have been issued, but are not effective for the year ended December 31, 2015. The Group has already commenced the assessment of the impact of the new or revised standards and amendments to the Group, but is not yet in a position to state whether their adoption would have a significant impact on the results of operations and financial position of the Group.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(c) Subsidiaries

(i) Consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities (including structured entities) controlled by the Company and its subsidiaries. Control is achieved when the Company:

has power over the investee;

is exposed, or has rights, to variable returns from its involvement with the investee; and

has the ability to use its power to affect its returns.

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group and are deconsolidated from the date that control ceases.

The purchase method of accounting is used to account for the acquisition of subsidiaries of the Group, except for those acquisitions that qualify as business combinations under common control, which are accounted for using merger accounting.

Intra-group transactions, balances and unrealized gains and losses on transactions between group companies are eliminated. Profit and losses resulting from inter-company transactions that are recognized in assets are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

The particulars of the Group’s principal subsidiaries as at December 31, 2015 are set out in Note 33.

(ii) Business combinations under common control

The consolidated financial statements incorporate the financial statement items of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party.

The net assets of the combining entities or businesses are combined using the existing book values from the controlling party’s perspective. No amount is recognized with respect to goodwill or any excess of an acquirer’s interest in the net fair value of the acquiree’s identifi able assets, liabilities and contingent liabilities over its cost at the time of common control combination, to the extent of the contribution of the controlling party’s interest. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded have been recognized directly in equity as part of the capital reserve.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(c) Subsidiaries (continued)

(ii) Business combinations under common control (continued)

The consolidated income statement includes the results of each of the combining entities or businesses from the earliest date presented or since the date when combining entities or businesses first came under common control, where this is a shorter period, regardless of the date of the common control combination.

The comparative amounts in the consolidated financial statements are presented as if the entities or businesses had been combined at the earliest date presented or when they first came under common control, whichever is later.

Intra-group transactions, balances and unrealized gains on transactions between the combining entities or businesses are eliminated. Unrealized losses are also eliminated but considered as an impairment indicator of the asset transferred. Accounting policies of combining entities or businesses have been changed where necessary to ensure consistency with the policies adopted by the Group.

(d) Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as a group of senior management that makes strategic decisions.

(e) Foreign currency translation

(i) Functional and presentation currency

Items included in the financial statements of each of the Group’s companies are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company’s functional currency is Macao patacas (“MOP”). The consolidated fi nancial statements are presented in US$, which is the presentation currency of LVS.

(ii) Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated income statement.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e) Foreign currency translation (continued)

(iii) Group companies

The results of operations and financial position of all the group companies (none of which has the currency of a hyperinfiationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rates on the dates of the transactions); and

All resulting exchange differences are recognized in other comprehensive income/(loss) (currency translation differences).

On consolidation, exchange differences arising from the translation of the net investment in foreign entities, and of borrowings and other currency instruments designated as hedges of such investments, are recognized in other comprehensive income/(loss). When a foreign operation is sold, such exchange differences are recognized in the consolidated income statement as part of the gain or loss on sale.

On the disposal of a foreign operation (that is, a disposal of the Group’s entire interest in a foreign operation, or a disposal involving loss of control over a subsidiary that includes a foreign operation), all of the exchange differences accumulated in equity in respect of that operation attributable to the equity holders of the Company are reclassified to profit t or loss.

In the case of a partial disposal that does not result in the Group losing control over a subsidiary that includes a foreign operation, the proportionate share of accumulated exchange differences are reattributed to non- controlling interests and are not recognized in profit t or loss.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f) Investment properties

Investment properties, principally comprising buildings and building improvements, are held for long-term rental yields or capital appreciation or both, and are not occupied by the Group. Investment properties that are currently being constructed or developed are classified as investment properties and stated at cost less accumulated impairment losses. Investment properties are initially measured at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses. Investment properties are depreciated on a straight-line basis, at rates sufficient to write off their costs over their estimated useful lives of 3 to 40 years. The residual values and useful lives of investment properties are reviewed, and adjusted as appropriate at each balance sheet date. The effects of any revision are included in the consolidated income statement when the changes arise.

(g) Property and equipment

Leasehold interests in land classified as finance leases and all other property and equipment are stated at historical cost less accumulated depreciation and accumulated impairment losses. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Leasehold interests in land classified as finance leases commence amortization from the time when the land interest becomes available for its intended use. Leasehold interests in land classified as finance leases are amortized and other property and equipment are depreciated on a straight-line basis, at rates sufficient to write off their costs over their estimated useful lives.

Property and equipment are depreciated as follows:

Leasehold interests in land classified as finance leases Shorter of lease term or useful life

Leasehold improvements Shorter of lease term or 3 years

Land improvements, buildings and building improvements 15–40 years

Ferries 20 years

Furniture, fittings and equipment 3–20 years

Vehicles 5–6 years

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefi ts associated with the item will fiow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the consolidated income statement during the financial period in which they are incurred.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(g) Property and equipment (continued)

Construction-in-progress represents property and equipment under construction and is stated at cost, less accumulated impairment losses, if any. This includes the direct costs of purchase, construction and capitalized borrowing costs. Construction-in-progress is not depreciated until such time as the relevant assets are completed and ready for their intended use, at which time they are transferred to the relevant asset category.

The assets’ residual values and useful lives are reviewed, and adjusted if applicable, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within “Other expenses and losses” in the consolidated income statement.

(h) Leased assets

Assets acquired pursuant to finance leases and hire purchase contracts that transfer to the Group substantially all the rewards and risks of ownership are accounted for as if purchased.

(i) Intangible assets

(i) Trademarks

Acquired trademarks have a finite useful life and are carried at cost less accumulated amortization and accumulated impairment losses. Trademarks are amortized over their estimated useful lives of 7 years.

(ii) Computer software

Acquired computer software licenses are capitalized on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortized over their estimated useful lives of 4 years.

(j) Impairment of non-fi nancial assets

Assets that have an indefinite useful life are not subject to amortization and are tested at least annually for impairment. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifi able cash fl ows (i.e. cash generating units or “CGU”). Non-fi nancial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k) Financial assets

Classifi cation

The Group’s fi nancial assets consist of loans and receivables, which are non-derivative fi nancial assets with fi xed or determinable payments that are not quoted in an active market and for which management has no intention of trading. They are included in current assets, except for the amounts that are settled or expected to be settled more than twelve months after the end of the reporting period, which are classifi ed as non-current.

Recognition and measurement

Purchases and sales of financial assets are recognized on the trade-date — the date on which the Group commits to purchase or sell the asset. Investments are initially recognized at fair value plus transaction costs for all fi nancial assets not carried at fair value through profi t or loss. Financial assets are derecognized in full when the rights to receive cash fiows from the investments have expired or have been transferred, and the Group has transferred substantially all risks and rewards of ownership. Loans and receivables are subsequently carried at amortized cost using the effective interest method.

Financial assets and liabilities are offset and the net amount is reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k) Financial assets (continued)

Impairment of fi nancial assets

The Group assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a “loss event”) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

The criteria that the Group uses to determine that there is objective evidence of an impairment loss include:

Signifi cant fi nancial diffi culty of the issuer or obligor;

A breach of contract, such as a default or delinquency in interest or principal payments;

The Group, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;

It becomes probable that the borrower will enter bankruptcy or other fi nancial reorganization;

The disappearance of an active market for that fi nancial asset because of fi nancial diffi culties; or

Observable data indicating that there is a measurable decrease in the estimated future cash fl ows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including:

(i) adverse changes in the payment status of borrowers in the portfolio; or

(ii) national or local economic conditions that correlate with defaults on the assets in the portfolio.

The Group first assesses whether objective evidence of an impairment exists.

For the loans and receivables, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash fl ows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognized in the consolidated income statement. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k) Financial assets (continued)

Impairment of fi nancial assets (continued)

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized (such as an improvement in the debtor’s credit rating), the reversal of the previously recognized impairment loss is recognized in the consolidated income statement. Impairment testing of trade and other receivables is described in Note 2(m).

(l) Inventories

Inventories consist primarily of food, beverage, retail products, ferry parts and general operating supplies, and are stated at the lower of cost and net realizable value. Cost is determined using the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business, less applicable selling expenses.

(m) Trade and other receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment. A provision for impairment of trade and other receivables is established when there is objective evidence that the estimated future cash flows of the receivables have been affected. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the receivables’ carrying amount and the present value of estimated future cash fl ows, discounted at the original effective interest rate. The carrying amount of the receivables is reduced through the use of an allowance account and the amount of the loss is recognized in the consolidated income statement within “Other expenses and losses”. When a trade receivable is uncollectible, it is written off against “Provision for doubtful trade receivables”. Subsequent recoveries of amounts previously written off are credited against “Other expenses and losses” in the consolidated income statement.

(n) Cash and cash equivalents

Cash and cash equivalents include cash and short-term deposits with original maturities of three months or less. Restricted cash and cash equivalents are excluded from cash and cash equivalents in the consolidated statement of cash fiows.

(o) Share capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issuance of equity instruments are shown in equity as a deduction, net of tax, from the proceeds.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(p) Financial liabilities

Financial liabilities including borrowings and trade and other payables are initially measured at fair value and subsequently measured at amortized cost, using the effective interest method.

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

(q) Trade payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

(r) Borrowings and fi nancing costs

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the consolidated income statement over the period of the borrowings using the effective interest method.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least twelve months after the balance sheet date.

A qualifying asset is an asset that takes a substantial period of time to get ready for its intended use (Note 2(g)). Financing costs incurred for the construction of any qualifying asset, less any investment income on the temporary investment of related borrowings, are capitalized during the period that is required to complete and prepare the asset for its intended use. Other financing costs, net of interest income, are expensed.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(s) Current and deferred income tax and gaming tax

Income tax

Income tax expense is comprised of current and deferred tax.

(i) Current income tax

Current income tax is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which the applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

(ii) Deferred income tax

Deferred income tax is recognized, using the liability method, for temporary differences arising between the tax bases of assets and liabilities and their carrying values in the consolidated financial statements. Deferred income tax is not accounted for if it arises from initial recognition of an asset or a liability in a transaction other than a business combination that, at the time of the transaction, affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted at the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Deferred income tax is provided for temporary differences arising from investments in subsidiaries, except when the timing of the reversal of the temporary difference can be controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

(iii) Off setting

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Gaming tax

According to the gaming subconcession granted by the Macao Government and the relevant legislation, the Group is required to pay 35% gaming tax on gross gaming revenues, which represents net wins from casino operations. The Group is also required to pay an additional 4% of gross gaming win as public development and social related contributions. On a monthly basis, the Group also makes certain variable and fixed payments to the Macao Government based on the number of slot machines and table games in its possession. These expenses are reported as “Gaming tax” in the consolidated income statement.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(t) Employee benefi ts

(i) Pension obligations

The Group operates a provident fund scheme, which is funded through payments to an insurance company. The provident fund scheme is a defined contribution plan that is available to all permanent employees after a three-month probation period. The Group contributes 5% of each employee’s basic salary to the fund and the employee is eligible to receive, upon resignation, 30% of these contributions after working for three consecutive years, gradually increasing to 100% after working for ten years. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expenses when they are due and are reduced by contributions forfeited by those employees who leave the scheme prior to vesting fully in the contributions. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

(ii) Share-based compensation

Equity-settled share-based payment transactions

(1) Share options of the Company

The Company adopted an equity award plan (the “Equity Award Plan”) for grants of options to purchase ordinary shares of the Company. The cash subscribed for the shares issued when the options are exercised is credited to share capital (nominal value) and share premium, net of any directly attributable transaction costs. At the time when the options are exercised, the amount previously recognized in share-based compensation reserve will be transferred to share premium. When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings.

The grant by the Company of options over its equity instruments to the employees of subsidiary undertakings in the Group is treated as a capital contribution. The fair value of employee services received, measured by reference to the grant date fair value, is recognized over the vesting period as an increase to investment in subsidiary undertakings, with a corresponding credit to share-based compensation reserve, a component of equity.

(2) Share options of LVS

The Group participates in the equity-settled share-based compensation plan of LVS and is a party to its nonqualified share option plan, Las Vegas Sands Corp. 2004 Equity Award Plan (the “2004 Plan”). The plan provides for the granting of share options pursuant to the applicable provisions of the Internal Revenue Code and regulations in the United States of America.

Share-based compensation expense arising from the granting of share options by LVS to the Directors and employees of the Group, to the extent of services rendered to the Group, is deemed to have been allocated to the Group as an expense with the corresponding increase in the share-based compensation reserves under equity.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(t) Employee benefi ts (continued)

(ii) Share-based compensation (continued)

Equity-settled share-based payment transactions (continued)

The fair value of the employee services received in exchange for the grant of the options under the Equity Award Plan and the 2004 Plan is recognized as an expense. The total amount to be expensed is determined by reference to the fair value of the options granted, excluding the impact of any service and non-market performance vesting conditions (for example, profitability, sales growth targets and remaining an employee of the entity over a specified time period). Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. The total amount expensed is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. At the end of each reporting period, the Group revises its estimates of the number of options that are expected to vest based on the non-market vesting conditions and service conditions.

The Group recognizes the impact of revisions to the original estimates, if any, in the consolidated income statement, with a corresponding adjustment to equity. When the options of the Equity Award Plan are exercised, the Company issues new shares. The proceeds received net of any directly attributable transaction costs are credited to share capital and share premium.

Cash-settled share-based payment transactions of the Company

For cash-settled share-based payments, a liability is recognized for the employee services acquired, measured initially at the fair value of the liability. At the end of each reporting period until the liability is settled, and at the date of settlement, the fair value of the liability is remeasured, with any changes in fair value recognized in profit or loss for the year.

(iii) Social security fund

Full-time employees of the Group are covered by a government-mandated defined contribution plan pursuant to which a fixed amount of retirement benefit would be determined and paid by the Macao Government. Contributions are generally made by both employees and employers by paying a fixed amount on a monthly basis to the Social Security Fund Contribution managed by the Macao Government. The Group funds the entire contribution and has no further commitments beyond its monthly contributions.

(iv) Annual leave and other paid leave

Employee entitlement to annual leave is recognized when it accrues to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees during the year. Employee entitlements to maternity leave and sick leave are not recognized until the time of leave.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(t) Employee benefi ts (continued)

(v) Termination benefi ts

Termination benefits are payable when employment is terminated by the Group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognizes termination benefits at the earlier of when the Group can no longer withdraw the offer of the termination benefits and when it recognizes any related restructuring costs. In the case of an offer made to encourage voluntary redundancy, the termination benefits are measured based on the number of employees expected to accept the offer. Benefits falling due more than twelve months after the balance sheet date are discounted to their present value.

(vi) Bonus plans

The Group recognizes a liability and an expense for bonuses where contractually obliged or where there is a past practice that has created a constructive obligation.

(u) Provisions

Provisions are recognized when: the Group has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognized for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow of resources will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow of resources with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure to be required to settle the present obligation at the reporting date. The pre-tax discount rate used to determine the present value refl ects current market assessments of the time value of money and the risks specifi c to the liability. The increase in the provision due to the passage of time is recognized as interest expense.

(v) Contingent liabilities

A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Group. It can also be a present obligation arising from past events that is not recognized because it is not probable that an outflow of economic resources will be required or the amount of the obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the consolidated financial statements unless the probability of outflow of resources embodying economic benefits is remote. When a change in the probability of an outflow occurs so that the outflow is probable, it will then be recognized as a provision.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(w) Gaming promoter commissions

Commissions to gaming promoters are calculated based on certain percentages of net gaming wins or rolling amounts and are recognized when the relevant services have been rendered by the gaming promoters. Gaming promoters are entities that bring in high-roller customers to casinos and loan them rolling chips.

(x) Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group’s activities.

The Group recognizes revenue when the amount of revenue can be reliably measured; when it is probable that future economic benefits will flow to the entity; and when specific criteria have been met for each of the Group’s activities as described below. The amount of revenue is not considered to be reliably measurable until all contingencies relating to the sale have been resolved. The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

(i) Casino revenue

Casino revenue is the aggregate of gaming wins and losses. Commissions rebated directly or indirectly through gaming promoters to customers, cash discounts and other cash incentives to customers related to gaming play are recorded as a reduction of gross casino revenue.

(ii) Lease/right of use income

Lease/right of use income from the grant of right of use (net of any incentives given to tenants/retailers) is recognized on a straight-line basis over the terms of the lease/right of use. Turnover fees are recognized when earned.

(iii) Mall management fee

Mall management fee is recognized when services are rendered.

(iv) Hotel revenue

Hotel revenue is recognized at the time of occupancy.

(v) Food and beverage revenue

Food and beverage revenue is recognized when services are rendered.

(vi) Convention revenue

Convention revenue is recognized when the event is held or the related services are rendered.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(x) Revenue recognition (continued)

(vii) Retail sales

Sales of goods are recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the products are delivered to customers and title has passed.

The Group has a goods return policy. Sales are recorded net of returns and discounts.

(viii) Entertainment revenue

Entertainment revenue derived from theater shows, concerts and sporting events is recognized at the time of performance.

(ix) Ferry ticket sales

Ferry ticket sales are recognized when the services are rendered.

(x) Commission revenues

Commission revenues from the selling of tickets and travel packages and providing destination marketing services are recognized when services are rendered.

(xi) Management fee income

Income from management services provided by the Group to LVS group companies is recognized when services are rendered.

(xii) Interest income

Interest income is recognized on a time-proportion basis using the effective interest method.

(y) Frequent players program

The Group has established promotional clubs to encourage repeat business from frequent and active slot machine customers and table games patrons. Members earn points primarily based on gaming activity and such points can be redeemed for free play and other free goods and services. The award points are recognized as a separately identifiable component of the initial sale transaction by allocating the fair value of the consideration received between the award points and the other components of the sale such that the award points are initially recognized as deferred income at their fair value. Revenue from the award points is recognized when the points are redeemed. The amount of revenue is based on the number of points redeemed relative to the total number expected to be redeemed. If membership is inactive for a 12-month consecutive period, any points accumulated will be forfeited and cancelled.

(z) Pre-opening expenses

Pre-opening expenses represent personnel and other costs incurred prior to the opening of new properties and are expensed as incurred.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(aa) Leases/right of use

(i) As the lessor/grantor for operating leases/right of use

When assets are leased/granted out under an agreement for the right of use, the asset is included in the consolidated balance sheet based on the nature of the asset. Lease rental/income from right of use (net of any incentives given to tenants or to retailers) is recognized over the terms of the lease/right of use on a straight- line basis. Turnover fees arising under operating leases/right of use are recognized as income in the period in which they are earned.

(ii) As the lessee for operating leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated income statement on a straight-line basis over the period of the lease.

(iii) As the lessee for fi nance leases

The Group leases land and certain equipment. Leases of land and equipment where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalized at the leases’ commencement at the lower of the fair value of the leased assets and the present value of the minimum lease payments.

Each lease payment is allocated between the liability and finance charges. The corresponding rental obligations, net of finance charges, are included in borrowings. The interest element of the finance cost is charged to the consolidated income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The land and equipment acquired under a finance lease are depreciated over the shorter of the useful life of the asset and the lease term.

(ab) Dividend distributions

Dividend distributions to the Company’s Shareholders are recognized as a liability in the Group’s and the Company’s fi nancial statements in the period in which the dividends are approved by the Company’s Shareholders or directors, where appropriate.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT

(a) Financial risk factors

The Group’s activities expose it to a variety of fi nancial risks: market risk, credit risk and liquidity risk. The Group’s overall risk management program, mainly carried out by a central treasury department and approved by the Board of Directors, focuses on the unpredictability of fi nancial markets and seeks to minimize potential adverse effects on the Group’s fi nancial performance.

(i) Market risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates and foreign currency exchange rates.

Interest rate risk

The Group’s primary exposure to market risk is interest rate risk associated with its long-term borrowings, which are all issued at variable rates. The Group currently does not have a policy on hedging of interest rate risks. However, management monitors interest rate exposures and will consider hedging signifi cant interest rate risk should the need arise. During the year ended December 31, 2015, the Group’s borrowings at variable rates were denominated in US$, Hong Kong dollars (“HK$”) and MOP.

As at December 31, 2015, if interest rates on US$-denominated borrowings had been 50 basis-points higher/ lower with all other variables held constant, pre-tax profi t for the year would have been US$6.6 million (2014: US$7.0 million) lower/higher. As at December 31, 2015, if interest rates on HK$-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant, pre-tax profi t for the year would have been US$7.8 million (2014: US$6.4 million) lower/higher. As at December 31, 2015, if interest rates on MOP-denominated borrowings had been 50 basis-points higher/lower with all other variables held constant, pre-tax profi t would have been US$2.5 million (2014: US$2.7 million) lower/higher. This analysis does not include the effect of interest capitalized.

The Group does not hold or issue financial instruments for trading purposes and does not enter into derivative transactions that would be considered speculative positions.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED)

(a) Financial risk factors (continued)

(i) Market risk (continued)

Foreign exchange risk

The Group’s foreign currency transactions are mainly denominated in US$. The majority of assets and liabilities are denominated in US$, HK$ and MOP, and there are no significant assets and liabilities denominated in other currencies. The Group is subject to foreign exchange rate risk arising from future commercial transactions and recognized assets and liabilities that are denominated in a currency other than MOP, which is the functional currency of the major operating companies within the Group. The Group currently does not have a foreign currency hedging policy.

For companies with MOP as their functional currency, as at December 31, 2015, if the US$ had weakened/ strengthened by 1% against the MOP with all other variables held constant, pre-tax profi t for the year would have been higher/lower by approximately US$12.8 million (2014: US$13.7 million), mainly as a result of the translation of US$-denominated cash and cash equivalents, deposits and borrowings (2014: same). If the HK$ had weakened/strengthened by 1% against the MOP with all other variables held constant, pre-tax profi t for the year would have been lower/higher by approximately US$2.2 million (2014: US$13.2 million), mainly as a result of the translation of HK$-denominated cash and cash equivalents, deposits, trade receivables and borrowings (2014: same).

(ii) Credit risk

Financial instruments, which potentially subject the Group to concentrations of credit risk, consist principally of cash and cash equivalents, restricted cash and cash equivalents and trade and other receivables.

The Group maintains cash and cash equivalents and restricted cash and cash equivalents with various creditworthy financial institutions in Macao, Hong Kong and the PRC. Management monitors this credit risk on an on-going basis and does not believe that the Group has any other significant exposure to any individual or institution as at December 31, 2015 and 2014.

Trade receivables are principally comprised of casino, mall and hotel receivables. The Group extends credit to approved customers, tenants and gaming promoters following background checks and investigations of creditworthiness. Business or economic conditions, the legal enforceability of gaming debts, or other significant events in foreign countries could affect the collectability of receivables from customers and gaming promoters residing in these countries.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED)

(a) Financial risk factors (continued)

(ii) Credit risk (continued)

The Group maintains an allowance for doubtful casino, mall and hotel accounts and regularly evaluates the balances. The Group specifically analyzes the collectability of each account with a balance over a specifi ed dollar amount, based upon the age of the account, the customer’s fi nancial condition, collection history and any other known information, and the Group makes an allowance for trade receivables specifically identified as doubtful. The Group also monitors regional and global economic conditions and forecasts in its evaluation of the adequacy of the recorded allowances. Table games play is primarily cash play, as credit play represented approximately 23.1% (2014: 23.0%) of total table games play for the year ended December 31, 2015. In view of the reduced liquidity of gaming promoters and a decrease in Rolling Chip play in 2015, the Group has aligned the credit lines granted to gaming promoters accordingly. The credit extended to gaming promoters can be offset by the commissions payable to and front money made by these gaming promoters, which is considered in the establishment of the allowance for doubtful accounts. The Group believes that the concentration of its credit risk in casino receivables is mitigated substantially by its credit evaluation process, credit policies, credit control and collection procedures, and also believes that no significant credit risk is inherent in the Group’s trade receivables not provided for as at December 31, 2015 and 2014 (see Note 19 for further details).

(iii) Liquidity risk

Liquidity risk is the financial risk arising from the difficulty in meeting obligations associated with financial liabilities that are settled by cash or other financial assets.

The credit agreement entered into by VML US Finance LLC (“VMLF”), a wholly owned subsidiary (the “Borrower”), and Venetian Macau Limited (“VML”), a wholly owned subsidiary, and certain other subsidiaries within the Group (collectively, the “Guarantors”) dated September 22, 2011 (the “2011 VML Credit Facility”), which was amended in March 2014, as well as a joinder agreement (the “Joinder Agreement”) to the 2011 VML Credit facility that was entered in April 2015, requires VML and its restricted subsidiaries (collectively, the “Restricted Group”) to comply with certain financial covenants, including maintaining a maximum leverage ratio of debt to Adjusted EBITDA (as defined in the 2011 VML Credit Facility). The maximum leverage ratio, as amended, is 4.0:1.0 for the quarterly periods ending December 31, 2015 through March 31, 2017, and then decreases to, and remains at, 3.5:1.0 for all quarterly periods thereafter through maturity. If the Restricted Group is unable to maintain compliance with the financial covenants under this credit facility, the Restricted Group would be in default. Any defaults under the agreement would allow the lenders to exercise their rights and remedies as defined under the agreement. If the lenders were to exercise their rights to accelerate the due dates of the indebtedness outstanding, there can be no assurance that the Group would be able to repay or refinance any amounts that may become due and payable under such agreement, which could force the Group to restructure or alter its operations or debt obligations.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED)

(a) Financial risk factors (continued)

(iii) Liquidity risk (continued)

The Group's financial liabilities, based on the contractual undiscounted cash flows are as follows:

	Within the first year	In the second year	In the third to fifth year US$'000	Over the fifth year	Total
At December 31, 2015					
Bank borrowings	**61,666**	**239,884**	**2,980,332**	**341,459**	**3,623,341**
Finance lease liabilities on leasehold interests in land	**5,260**	**5,260**	**15,779**	**215,718**	**242,017**
Other finance lease liabilities	**2,695**	**1,411**	**379**	**—**	**4,485**
Trade and other payables	**1,142,560**	**21,360**	**38,022**	**3,838**	**1,205,780**
At December 31, 2014					
Bank borrowings	47,017	47,146	1,698,715	1,637,924	3,430,802
Finance lease liabilities on leasehold interests in land	5,080	5,260	15,779	220,978	247,097
Other finance lease liabilities	2,423	2,204	1,311	—	5,938
Trade and other payables	1,302,104	11,423	45,444	7,089	1,366,060

(b) Capital risk management

The Group's primary objective when managing capital is to safeguard the Group's ability to continue as a going concern in order to provide returns for Shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in the consolidated balance sheet), net of cash and cash equivalents, and equity attributable to Shareholders, comprising issued share capital and reserves as disclosed in Notes 23 and 24, respectively.

142

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. FINANCIAL RISK MANAGEMENT (CONTINUED)

(b) Capital risk management (continued)

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

	December 31,	
	2015	2014
	US$'000	
Interest bearing borrowings, net of deferred financing costs	**3,305,452**	3,115,447
Less: cash and cash equivalents	**(1,283,102)**	(2,535,315)
restricted cash and cash equivalents	**(7,901)**	(6,538)
Net debt	**2,014,449**	573,594
Total equity	**5,838,605**	6,429,347
Total capital	**7,853,054**	7,002,941
Gearing ratio	**25.7%**	8.2%

The increase in the gearing ratio during the year ended December 31, 2015 was primarily due to the decrease in our operating results.

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a) Development projects

The Group's primary projects under development are The Parisian Macao, the remainder of Sands Cotai Central and Four Seasons apart-hotel. The Group may elect to arrange additional financing to fund the balance of these Cotai Strip developments. If the Group is unable to obtain sufficient funding or applicable government approvals such that completion of the projects is not probable, or should management decide to abandon certain projects, all or a portion of the investment to date on the projects could be lost and would result in an impairment charge. This could adversely affect the financial condition, results of operations or cash flows from these planned facilities.

143

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (CONTINUED)

(a) Development projects (continued)

Development of The Parisian Macao and Sands Cotai Central

Under the land concession for The Parisian Macao, the Group is required to complete the development by November 2016. The land concession for Sands Cotai Central contains a similar requirement that the development be completed by December 2016. Should the Group determine that it is unable to complete The Parisian Macao or Sands Cotai Central by their respective deadlines, the Group would then expect to apply for another extension from the Macao Government. If the Group is unable to meet the current deadlines and the deadlines for either development are not extended, the Group could lose its land concessions for The Parisian Macao or Sands Cotai Central, which would prohibit the Group from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$1.68 billion or US$4.97 billion in capitalized construction costs. including land, as at December 31, 2015, related to The Parisian Macao and Sands Cotai Central, respectively.

(b) Useful lives of investment properties and property and equipment

The Group depreciates investment properties and property and equipment on a straight-line basis over their estimated useful lives. The estimated useful lives are based on the nature of the assets, as well as current operating strategy and legal considerations, such as contractual life. Future events, such as property expansions, property developments, new competition or new regulations, could result in a change in the manner in which the Group uses certain assets and could have an impact on the estimated useful lives of such assets.

(c) Impairment of assets

The Group follows the guidance of International Accounting Standard (“IAS”) 36 “Impairment of Assets” to determine when assets are impaired, which requires significant judgment. In making this judgment, the Group evaluates, among other factors, the duration and extent to which the recoverable amount of assets is less than their carrying balance, including factors such as the industry performance and changes in operational and financing cash flows. The recoverable amount of the CGU has been determined based on value-in-use calculations. These calculations require the use of estimates, including operating results, income and expenses of the business, future economic conditions on growth rates and future returns.

Changes in the key assumptions on which the recoverable amount of the assets is based could signifi cantly affect the Group’s fi nancial condition and results of operations.

(d) Allowance for doubtful trade receivables

The allowance for doubtful trade receivables represents the Group’s best estimate of the amount of probable credit losses in the Group’s existing trade receivables balance. The Group determines the allowance based on specific customer information, historical write-off experience and current industry and economic data. Account balances are charged off against the allowance when the Group believes it is probable the recoverable amount of the receivables will be less than their carrying amounts. Management believes that there are no concentrations of credit risk for which an allowance has not been established. Although management believes that the allowance is adequate, it is possible that the estimated amount of cash collections with respect to trade receivables could change.

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (CONTINUED)

(e) Litigation provisions

The Group is subject to various claims and legal actions. The accruals for these claims and legal actions are estimated in accordance with IAS 37 “Provisions, Contingent Liabilities and Contingent Assets”. Based on consultations with legal counsel, management estimated that no significant loss would be incurred beyond the amounts provided. Actual results could differ from these estimates.

(f) Share-based compensation

The Group’s employees participate in equity award plans of LVS and/or the Company. Management of the Group uses the Black-Scholes option-pricing model to determine the total fair value of the options granted, which is based on fair value and various attributes of the underlying shares of LVS and the Company, depending on the type of the equity award plan. Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield, volatility of the underlying shares and the expected life of the options. The total fair value of options, restricted shares (“RSs”) and restricted share units (“RSUs”) granted is measured on the grant date based on the fair value of the underlying shares. In addition, the Group is required to estimate the expected percentage of grantees that will remain in employment with the Group at the end of the vesting period. The Group only recognizes an expense for those options, RSs or RSUs expected to vest over the vesting period during which the grantees become unconditionally entitled to the options, RSs or RSUs. These estimates and assumptions could have a material effect on the determination of the fair value of the share options, RSs and RSUs and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share-based compensation expense.

The fair value of the options, RSs and RSUs at the time of grant is to be expensed over the vesting period of the options, RSs and RSUs based on an accelerated graded attribution approach. Under the accelerated graded attribution approach, each vesting installment of a graded vesting award is treated as a separate share option, RSs or RSUs grant, which means that each vesting installment will be separately measured and attributed to expense, resulting in accelerated recognition of share-based compensation expense.

ANNUAL REPORT 2015

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. NET REVENUES AND INTEREST INCOME

Year ended December 31,

2015 2014

US$’000

Net revenues

Casino 5,736,368 8,361,699

Mall

— Income from right of use 343,837 334,422

— Management fee and other 52,912 45,942

Rooms 299,829 346,445

Food and beverage 151,002 175,075

Convention, ferry, retail and other 236,130 241,647

6,820,078 9,505,230

Interest income

Bank deposits 11,662 21,964

Total net revenues and interest income 6,831,740 9,527,194

6. SEGMENT INFORMATION

Management has determined the operating segments based on the reports reviewed by a group of senior management that makes strategic decisions. The Group considers the business from a property and service perspective.

The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area in which the Group is domiciled. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and ferry and other operations. The Group’s primary projects under development are The Parisian Macao, the remainder of Sands Cotai Central and the Four Seasons apart-hotel.

Revenue is comprised of turnover from the sale of goods and services in the ordinary course of the Group’s activities. The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and The Parisian Macao once in operation, derive their revenue primarily from casino, mall, hotel, food and beverage, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao.

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

The Group's segment information is as follows:

	Year ended December 31, 2015 US$'000	2014
Net revenues		
The Venetian Macao	**2,978,991**	4,023,741
Sands Cotai Central	**2,161,708**	3,105,995
The Plaza Macao	**688,939**	1,103,838
Sands Macao	**869,560**	1,161,154
Ferry and other operations	**149,310**	140,598
The Parisian Macao	**—**	—
Inter-segment revenues[(i)]	**(28,430)**	(30,096)
	6,820,078	9,505,230

(i) Inter-segment revenues are charged at prevailing market rates.

	Year ended December 31, 2015 US$'000	2014
Adjusted EBITDA (Unaudited) (Note)		
The Venetian Macao	**1,081,425**	1,547,903
Sands Cotai Central	**650,646**	999,151
The Plaza Macao	**243,425**	374,645
Sands Macao	**225,362**	337,081
Ferry and other operations	**22,112**	2,268
The Parisian Macao	**—**	—
	2,222,970	3,261,048

Note: Adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment, investment properties and intangible assets, fair value losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group's properties and to compare the operating performance of the Group's properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group's IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

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6. SEGMENT INFORMATION (CONTINUED)

	Year ended December 31, 2015	2014
	US$'000	
Depreciation and amortization		
The Venetian Macao	**160,271**	151,524
Sands Cotai Central	**284,133**	282,278
The Plaza Macao	**39,860**	40,624
Sands Macao	**37,098**	35,304
Ferry and other operations	**13,774**	13,728
The Parisian Macao	**—**	—
	535,136	523,458

The following is a reconciliation of adjusted EBITDA to profit for the year attributable to equity holders of the Company:

	Note	Year ended December 31, 2015	2014
		US$'000	
Adjusted EBITDA (Unaudited)		**2,222,970**	3,261,048
Share-based compensation, net of amount capitalized[i]		**(18,538)**	(23,120)
Corporate expense	(a)	**(86,580)**	(60,067)
Pre-opening expense	(b)	**(44,665)**	(24,700)
Depreciation and amortization		**(535,136)**	(523,458)
Net foreign exchange gains/(losses)		**819**	(2,297)
Loss on disposal of property and equipment, investment properties and intangible assets		**(20,098)**	(3,209)
Fair value losses on financial assets at fair value through profit or loss		**—**	(15)
Operating profit		**1,518,772**	2,624,182
Interest income		**11,662**	21,964
Interest expense, net of amounts capitalized		**(59,806)**	(71,980)
Loss on modification or early retirement of debt		**—**	(17,964)
Profit before income tax		**1,470,628**	2,556,202
Income tax expense		**(11,186)**	(8,498)
Profit for the year attributable to equity holders of the Company		**1,459,442**	2,547,704

(i) Amount includes share-based compensation of US$2,466,000 and US$1,084,000 (2014: nil and US$660,000) related to corporate expense and pre-opening expense, respectively.

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6. SEGMENT INFORMATION (CONTINUED)

(a) Corporate expense

Year ended December 31,

2015 2014

Note US$’000

Royalty fees 30(a)(v) 54,560 48,800

Management fees 30(a)(ii) 12,967 5,182

Employee benefit expenses 5,066 578

Other support services 11,335 5,079

Other expenses 2,652 428

86,580 60,067

(b) Pre-opening expense

Year ended December 31,

2015 2014

Note US$’000

Employee benefit expenses 23,795 9,727

Advertising and promotions 5,427 1,401

Contract labor and services 4,575 4,553

Management fees 30(a)(ii) 3,947 3,185

Utilities and operating supplies 2,282 1,500

Other support services 1,762 2,409

Other expenses 2,877 1,925

44,665 24,700

ANNUAL REPORT 2015

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. SEGMENT INFORMATION (CONTINUED)

	Year ended December 31, 2015	2014
	US$'000	
Capital expenditures		
The Venetian Macao	**82,373**	125,439
Sands Cotai Central	**396,681**	345,006
The Plaza Macao	**14,771**	41,434
Sands Macao	**21,293**	40,402
Ferry and other operations	**3,669**	2,416
The Parisian Macao	**746,624**	382,173
	1,265,411	936,870

	December 31, 2015	2014
	US$'000	
Total assets		
The Venetian Macao	**2,960,463**	3,854,834
Sands Cotai Central	**4,470,465**	4,830,193
The Plaza Macao	**1,063,190**	1,181,298
Sands Macao	**374,833**	416,562
Ferry and other operations	**221,318**	229,253
The Parisian Macao	**1,681,422**	835,451
	10,771,691	11,347,591

	December 31, 2015	2014
	US$'000	
Total non-current assets		
Held locally	**8,785,257**	7,956,622
Held in foreign countries	**162,097**	172,113
Deferred income tax assets	**23,547**	23,910
	8,970,901	8,152,645

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS)

	Year ended December 31, 2015	2014
	US$'000	
Wages, salaries, bonus and termination costs	**949,858**	937,770
Staff meals	**51,737**	54,684
Pension costs — defined contribution plan	**33,455**	31,412
Share-based compensation, net of amount capitalized	**18,538**	23,120
Other employee benefit expenses	**31,125**	27,680
	1,084,713	1,074,666

Total amounts of share-based compensation and the amounts capitalized are as below:

	Note	Year ended December 31, 2015	2014
		US$'000	
Share-based compensation costs:			
Charged by LVS	31	**690**	544
Incurred under the Equity Award Plan of the Company	31	**19,400**	24,225
Remeasurement of cash-settled awards		**(1,341)**	—
Less: amount capitalized as part of property and equipment		**(211)**	(1,649)
Share-based compensation expensed in the consolidated income statement		**18,538**	23,120

(a) Pension costs — defined contribution plan

Contributions totaling US$5.2 million (2014: US$5.6 million) remained payable to the provident fund as at December 31, 2015. Forfeited contributions totaling US$5.1 million (2014: US$5.7 million) were utilized during the year leaving US$1.6 million (2014: US$1.3 million) available at year end to reduce future contributions.

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS) (CONTINUED)

(b) Directors' emoluments

The remuneration of the Company's Directors is as follows:

	Fees	Salaries	Discretionary bonuses[1]	Pension costs/ amounts paid upon retirement	Estimated money value of other benefits[2]	Total
			US$'000			
Year ended December 31, 2015						
Executive Directors						
Sheldon Gary Adelson[3]	—	—	—	—	—	—
Toh Hup Hock[4]	—	906	696	45	996	2,643
Edward Matthew Tracy[5]	—	422	—	1,524	478	2,424
Non-Executive Directors						
Robert Glen Goldstein[6]	—	—	—	—	—	—
Michael Alan Leven	130	—	—	—	—	130
Charles Daniel Forman[7]	100	—	—	—	—	100
Independent Non-Executive Directors						
Iain Ferguson Bruce[8]	100	—	—	—	—	100
Chiang Yun	100	—	—	—	—	100
David Muir Turnbull[9]	130	—	—	—	—	130
Victor Patrick Hoog Antink	130	—	—	—	—	130
Steven Zygmunt Strasser	100	—	—	—	—	100
	790	1,328	696	1,569	1,474	5,857

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS) (CONTINUED)

(b) Directors' emoluments (continued)

	Fees	Salaries	Discretionary bonuses[1]	Pension costs	Estimated money value of other benefits[2]	Total
			US$'000			
Year ended December 31, 2014						
Executive Directors						
Edward Matthew Tracy[5]	—	1,508	1,508	76	1,536	4,628
Toh Hup Hock[4]	—	905	724	45	973	2,647
Non-Executive Directors						
Sheldon Gary Adelson[3]	—	—	—	—	—	—
Michael Alan Leven	—	—	—	—	—	—
Charles Daniel Forman[7]	59	—	—	—	—	59
Robert Glen Goldstein[6]	—	—	—	—	—	—
Jeffrey Howard Schwartz[10]	42	—	—	—	—	42
Irwin Abe Siegel[11]	42	—	—	—	—	42
Lau Wong William[12]	42	—	—	—	—	42
Independent Non-Executive Directors						
Iain Ferguson Bruce[8]	114	—	—	—	—	114
Chiang Yun	100	—	—	—	—	100
David Muir Turnbull[9]	130	—	—	—	—	130
Victor Patrick Hoog Antink	115	—	—	—	—	115
Steven Zygmunt Strasser	100	—	—	—	—	100
	744	2,413	2,232	121	2,509	8,019

(1) The discretionary bonuses are determined by reference to the individual performance of the Directors and the Chief Executive and the Group's performance, and approved by the Remuneration Committee.
(2) Other benefits mainly include share-based compensation, accommodation, meals, home leave tickets and medical insurance.
(3) Sheldon Gary Adelson, the Chairman and a Non-Executive Director, was appointed as the Chief Executive Officer and re-designated as an Executive Director, in each case, with effect from March 6, 2015.
(4) Toh Hup Hock will resign as the Chief Financial Officer and Executive Vice President and an Executive Director with effect from April 15, 2016.
(5) Edward Matthew Tracy was an Executive Director who was also the Chief Executive. He retired as the President and Chief Executive Officer and an Executive Director with effect from March 6, 2015.
(6) Robert Glen Goldstein was elected as a Non-Executive Director at the annual general meeting held on May 30, 2014. He was appointed as the Interim President and re-designated as an Executive Director, in each case, with effect from March 6, 2015. He was re-designated as a Non-Executive Director and ceased to be the Interim President, in each case, with effect from November 1, 2015.
(7) Charles Daniel Forman was elected as a Non-Executive Director at the annual general meeting held on May 30, 2014.
(8) Iain Ferguson Bruce resigned as an Independent Non-Executive Director with effect from March 11, 2016.
(9) David Muir Turnbull resigned as an Independent Non-Executive Director with effect from March 7, 2016.
(10) Jeffrey Howard Schwartz resigned as a Non-Executive Director with effect from May 30, 2014.
(11) Irwin Abe Siegel retired as a Non-Executive Director at the annual general meeting on May 30, 2014.
(12) Lau Wong William retired as a Non-Executive Director at the annual general meeting on May 30, 2014.

The Executive Directors' emoluments shown above were for their services in connection with the management of the affairs of the Group.

In addition to the Directors' emoluments disclosed above, Sheldon Gary Adelson, Michael Alan Leven and Robert Glen Goldstein received emoluments (inclusive of share-based compensation) from LVS of US$0.8 million, nil and US$9.6 million, respectively, in respect of their services to the Group for the year ended December 31, 2015 (2014: US$0.6 million, US$0.2 million and nil, respectively). The amount of US$9.6 million was charged to the Group in respect of the management and administrative services provided by LVS to the Group for the year ended December 31, 2015.

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. EMPLOYEE BENEFIT EXPENSES (INCLUDING DIRECTORS' EMOLUMENTS) (CONTINUED)

(b) Directors' emoluments (continued)

No emoluments were paid to any Directors as an inducement to join or upon joining the Group or as compensation for loss of office during the year (2014: nil).

None of the Directors waived or has agreed to waive any emoluments during the year (2014: nil).

(c) Five highest paid individuals

The five individuals whose emoluments were the highest in the Group include three (2014: two) Directors whose emoluments are reflected in the analysis presented above. The emoluments payable to the remaining two (2014: three) individuals during the year are as follows:

	Year ended December 31,	
	2015	2014
	US$'000	
Basic salaries, allowances and benefits in kind	**2,806**	4,413
Bonus	**1,584**	1,973
Pension costs	**94**	108
	4,484	6,494

The emoluments of the above mentioned individuals fall within the following bands:

	Year ended December 31,	
	2015	2014
	Number of individuals	
HK$15,500,001 (approximately US$2,000,000) — HK$16,000,000 (approximately US$2,065,000)	**—**	1
HK$16,000,001 (approximately US$2,065,000) — HK$16,500,000 (approximately US$2,129,000)	**—**	1
HK$17,000,001 (approximately US$2,194,000) — HK$17,500,000 (approximately US$2,258,000)	**2**	—
HK$18,500,001 (approximately US$2,387,000) — HK$19,000,000 (approximately US$2,452,000)	**—**	1
	2	3

No emoluments were paid to any of the five highest paid individuals as an inducement to join or upon joining the Group or as compensation for loss of office during the year ended December 31, 2015 (2014: nil).

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. OTHER EXPENSES AND LOSSES

(a) An analysis of the operating expenses is as follows:

Year ended December 31,

2015 2014

Note US$’000

Gaming tax 2,641,812 3,950,346

Employee benefit expenses 1,084,713 1,074,666

Depreciation and amortization 535,136 523,458

Gaming promoter/agency commissions 153,705 316,653

Inventories consumed 80,977 102,233

Other expenses and losses(i) 804,963 913,692

Operating expenses 5,301,306 6,881,048

(i) Analysis of other expenses and losses is as follows:

Year ended December 31,

2015 2014

Note US$’000

Utilities and operating supplies 174,017 217,195

Advertising and promotions 118,963 169,910

Contract labor and services 103,011 118,369

Repairs and maintenance 62,162 63,969

Royalty fees 60,127 54,491

Management fees 30(a)(ii) 54,137 54,814

Operating lease payments 37,083 37,903

Loss on disposal of property and equipment,

investment properties and intangible assets 20,098 3,209

Provision for doubtful accounts 17,173 17,245

Auditor’s remuneration 2,006 1,944

Net foreign exchange (gains)/losses(819) 2,297

Fair value losses on financial assets at fair value

through profit or loss — 15

Other support services 121,146 146,499

Other operating expenses 35,859 25,832

804,963 913,692

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. OTHER EXPENSES AND LOSSES (CONTINUED)

(b) The operating expenses can also be analyzed as follows:

Year ended December 31,

2015 2014

US$’000

Casino 3,618,335 5,149,039

Mall 35,383 39,711

Rooms 70,035 77,425

Food and beverage 126,238 141,800

Convention, ferry, retail and other 186,250 217,841

Provision for doubtful accounts 17,173 17,245

General and administrative expense 558,682 623,581

Corporate expense 89,046 60,067

Pre-opening expense 45,749 25,360

Depreciation and amortization 535,136 523,458

Net foreign exchange (gains)/losses(819) 2,297

Loss on disposal of property and equipment,

investment properties and intangible assets 20,098 3,209

Fair value losses on financial assets at fair value

through profit or loss — 15

Operating expenses 5,301,306 6,881,048

9. INTEREST EXPENSE, NET OF AMOUNTS CAPITALIZED

Year ended December 31,

2015 2014

US$’000

Bank borrowings 51,697 48,769

Amortization of deferred financing costs 20,527 20,238

Finance lease liabilities 5,927 6,790

Standby fee and other financing costs 9,964 6,359

88,115 82,156

Less: interest capitalized(28,309)(10,176)

Interest expense, net of amounts capitalized 59,806 71,980

A capitalization rate of 1.9% to 2.2% (2014: 1.8% to 2.3%) was used, representing the effective finance costs of the loans to finance the assets under construction.

ANNUAL REPORT 2015

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAX EXPENSE

	Year ended December 31, 2015	2014
	US$'000	
Current income tax		
Lump sum in lieu of Macao complementary tax on dividends	**5,310**	5,308
Other overseas taxes	**334**	452
(Over)/under provision in prior years		
Macao complementary tax	**—**	2
Other overseas taxes	**(163)**	(53)
Deferred income tax	**5,705**	2,789
Income tax expense	**11,186**	8,498

(a) Macao complementary tax

Macao complementary tax is levied at progressive rates ranging from 3% to 9% on the taxable income above MOP32,000 (equivalent to US$4,000) but below MOP300,000 (equivalent to US$37,500), and thereafter at a fixed rate of 12%. For the year ended December 31, 2015, a special complementary tax incentive was provided to the effect that the tax free income threshold was increased from MOP32,000 to MOP600,000 (equivalent to US$4,000 to US$75,000) with the profit above MOP600,000 (equivalent to US$75,000) being taxed at a fixed rate of 12% (2014: same).

Pursuant to the Despatch No. 320/2013 issued by the Chief Executive of Macau on October 3, 2013, VML was granted an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, effective from the tax year 2014 to the tax year 2018. Regarding the other subsidiaries, during the year ended December 31, 2015, Macao complementary tax is calculated progressively at a maximum of 12% of the estimated assessable profit (2014: same).

(b) Lump sum in lieu of Macao complementary tax on dividends

VML entered into a Shareholder Dividend Tax Agreement with the Macao Government. The agreement provides for an annual payment in lieu of Macao complementary tax otherwise due by VML's shareholders on dividend distributions to them from gaming profits, effective through the end of 2013. In May 2014, VML entered into another Shareholder Dividend Tax Agreement with the Macao Government for an extension of the agreement through 2018 to correspond to the Macao complementary tax exemption on its gaming activities (see also Note 10(a)).

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4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAX EXPENSE (CONTINUED)

(c) Hong Kong profits tax

The Company's subsidiaries that carry on business in Hong Kong are subject to the Hong Kong profits tax rate at 16.5% for the year ended December 31, 2015 (2014: same).

The tax on the Group's profit before income tax differs from the theoretical amount that would arise using the domestic tax rates applicable to profits of the consolidated entities in the respective jurisdictions as follows:

	Year ended December 31,	
	2015	2014
	US$'000	
Profit before income tax	**1,470,628**	2,556,202
Tax calculated at domestic rates applicable to profits in the respective jurisdictions	**182,203**	610,509
Tax effects of:		
Income not subject to tax[i]	**(737,128)**	(1,346,717)
Expenses not deductible for tax purposes[i], [ii]	**495,001**	680,414
Amortization of pre-opening expenses previously not recognized	**(7,635)**	(7,628)
Origination and reversal of temporary difference	**23,382**	18,046
Tax losses for which no deferred income tax assets were recognized	**50,320**	48,403
Lump sum in lieu of Macao complementary tax of dividends	**5,310**	5,308
Other	**(267)**	163
Income tax expense	**11,186**	8,498

(i) During the year ended December 31, 2015, VML was exempt from Macao complementary tax on its gaming activities (see also Note10(a)). In addition, lease/right of use income recorded in VML, Venetian Cotai Limited ("VCL") and Venetian Orient Limited ("VOL") were subject to property tax (Note (ii)), and should, therefore, also be excluded from Macao complementary tax calculations. Accordingly, casino revenues and lease/right of use income and their corresponding expenses incurred were presented as "Income not subject to tax" and "Expenses not deductible for tax purposes", respectively, in the calculations above (2014: same).

Additionally, during the year ended December 31, 2015, the Company received dividend income from a subsidiary. The dividend income is not subject to Hong Kong profits tax (2014: same).

(ii) Lease/right of use income recorded in VML, VCL and VOL are exempt from property tax for the first four and six years for the newly constructed buildings in Macao and on Cotai, respectively, pursuant to Article 9(1)(a) of Lei no. 19/78/M. If the buildings in Macao and on Cotai also qualify for Tourism Utility Status, the property tax exemption can be extended by another four and six years, respectively, pursuant to Article 15(a) of Lei no. 81/89/M. The exemption for the Sands Macao expired in August 2012. Regarding The Venetian Macao, The Plaza Macao and Sands Cotai Central, the procedures for registration at the tax department are being completed and the exact date of expiration of the exemption cannot be determined at this stage.

158
ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.	EARNINGS PER SHARE

Basic earnings per share is calculated by dividing the profit for the year attributable to equity holders of the Company by the weighted average number of ordinary shares outstanding during the year.

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the year ended December 31, 2015, the Company had outstanding share options and restricted share units that will potentially dilute the ordinary shares.

The calculation of basic and diluted earnings per share is based on the following:

Year ended December 31,

2015 2014

Profit attributable to equity holders of the Company (US$’000) 1,459,442 2,547,704

Weighted average number of shares for basic earnings per share

(thousand shares) 8,068,742 8,065,321

Adjustments for share options and restricted share units

(thousand shares) 1,830 7,422

Weighted average number of shares for diluted earnings

per share (thousand shares) 8,070,572 8,072,743

Earnings per share, basic US18.09 cents US31.59 cents

Earnings per share, basic(i) HK140.21 cents HK245.08 cents

Earnings per share, diluted US18.08 cents US31.56 cents

Earnings per share, diluted(i) HK140.13 cents HK244.85 cents

(i) The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7508 (2014: US$1.00 to HK$7.7582).

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. DIVIDENDS

Year ended December 31,

2015 2014

US$’000

2015 interim dividend of HK$0.99 (equivalent to US$0.128)

per ordinary share declared on January 22, 2016 and paid 1,030,835 —

2015 final dividend of HK$1.00 (equivalent to US$0.129)

per ordinary share proposed on March 11, 2016 1,038,714 —

2014 interim dividend of HK$0.99 (equivalent to US$0.128)

per ordinary share declared on January 23, 2015 and paid — 1,030,278

2014 final dividend of HK$1.00 (equivalent to US$0.129)

per ordinary share declared on June 17, 2015 and paid — 1,041,130

2,069,549 2,071,408

On January 22, 2016, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.128) per share payable to Shareholders whose names appeared on the register of members of the Company on February 9, 2016. This interim dividend, amounting in aggregate to HK$7.99 billion (equivalent to US$1.03 billion), was paid on February 26, 2016.

On March 11, 2016, the Board proposed the payment of a final dividend of HK$1.00 (equivalent to US$0.129) per share, which is subject to the approval of the Shareholders at the forthcoming annual general meeting. Based on the ordinary shares and share-based awards in issue as at February 29, 2016, the total amount of the fi nal dividend to be distributed is estimated to be approximately HK$8.07 billion (equivalent to US$1.04 billion).

Both the interim and final dividends referred to above have not been recognized as a liability as at December 31, 2015. They will be re? ected as appropriations of reserves during 2016.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13. INVESTMENT PROPERTIES, NET

	Completed	Under development	Total
		US$'000	
At January 1, 2014			
Cost	1,033,320	—	1,033,320
Accumulated depreciation	(142,090)	—	(142,090)
At January 1, 2014	891,230	—	891,230
Year ended December 31, 2014			
Opening net book amount	891,230	—	891,230
Additions	61,704	154,083	215,787
Adjustments to project costs	15,283	—	15,283
Disposals	(58)	—	(58)
Transfer from property and equipment	1,212	56,164	57,376
Depreciation	(35,953)	—	(35,953)
Exchange difference	(356)	(87)	(443)
Closing net book amount	933,062	210,160	1,143,222
At January 1, 2015			
Cost	1,127,563	210,160	1,337,723
Accumulated depreciation	(194,501)	—	(194,501)
At January 1, 2015	933,062	210,160	1,143,222
Year ended December 31, 2015			
Opening net book amount	**933,062**	**210,160**	**1,143,222**
Additions	**25,197**	**127,079**	**152,276**
Adjustments to project costs	**(74)**	**—**	**(74)**
Disposals	**(22)**	**—**	**(22)**
Transfer from property and equipment	**—**	**20,320**	**20,320**
Depreciation	**(38,758)**	**—**	**(38,758)**
Exchange difference	**845**	**220**	**1,065**
Closing net book amount	**920,250**	**357,779**	**1,278,029**
At December 31, 2015			
Cost	**1,153,185**	**357,779**	**1,510,964**
Accumulated depreciation	**(232,935)**	**—**	**(232,935)**
At December 31, 2015	**920,250**	**357,779**	**1,278,029**

161

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	INVESTMENT PROPERTIES, NET (CONTINUED)

The Group’s investment properties, which are located in Macao, are revalued by an independent professional qualified valuer, Knight Frank Petty Limited (2014: CBRE Pte. Ltd.), on an annual basis. Both Knight Frank Petty Limited and CBRE Pte. Ltd. are professionally qualified independent external valuers, and had appropriate recent experience in the relevant location and category of the properties being valued. In determining the fair value of the investment properties, the valuers use assumptions and estimates that refl ect, amongst other factors, comparable market transactions in an active market, lease/right of use income from current leases/rights of use and assumptions about lease/right of use income from future leases/rights of use in light of current market conditions, capitalization rates, terminal yield and reversionary income potential. Valuations were based on income and an open market value approach for all completed properties as follows:

December 31,

2015 2014

US$’000

Fair value of the investment properties 7,581,000 6,021,000

In estimating the fair value of the properties, the highest and best use of the properties is their current use. The fair value of the Group’s investment properties was measured on Level 3 fair value measurement.

For the fair value of certain investment properties under development, which are the mall at The Parisian Macao and St. Regis apart-hotel, the valuation is determined by taking into account the capital value of the proposed development assuming completion as at the date of valuation and then deducting from that amount the estimated costs to complete the development. The fair value of these properties as at December 31, 2015 is US$1.3 billion, while no fair value estimation was made as at December 31, 2014, due to the fair value of these properties with carrying amounts of approximately US$210.2 million not being reliably measurable at that stage.

The following amounts have been recognized in the consolidated income statement:

Year ended December 31,

2015 2014

US$’000

Mall income 396,749 380,364

Direct operating expenses arising from investment properties that generate right of use income 34,989 38,250

Direct operating expenses that did not generate right of use income 702 1,832

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. PROPERTY AND EQUIPMENT, NET

The movements of property and equipment for the year are as follows:

	Leasehold interests in land	Land improvements	Buildings and building improvements	Leasehold improvements	Vehicles	Ferries	Furniture, fittings & equipment	Construction-in-progress	Total
					US$'000				
At January 1, 2014									
Cost	615,888	259,203	5,948,308	6,781	40,744	249,574	1,131,003	442,594	8,694,095
Accumulated depreciation	(55,893)	(69,730)	(1,001,678)	(6,438)	(20,655)	(66,638)	(750,477)	—	(1,971,509)
At January 1, 2014	559,995	189,473	4,946,630	343	20,089	182,936	380,526	442,594	6,722,586
Year ended December 31, 2014									
Opening net book amount	559,995	189,473	4,946,630	343	20,089	182,936	380,526	442,594	6,722,586
Additions	869	—	1,175	97	737	828	67,340	684,793	755,839
Adjustments to project costs	(6,225)	(796)	(18,932)	(5)	(667)	—	(5,934)	12,123	(20,436)
Disposals	—	—	(586)	—	(10)	—	(1,710)	(999)	(3,305)
Transfers	(26,885)	345	131,850	10	—	—	44,257	(206,953)	(57,376)
Depreciation	(12,851)	(16,974)	(285,804)	(287)	(4,088)	(12,503)	(149,215)	—	(481,722)
Exchange difference	12	(72)	(1,999)	(10)	(5)	—	(146)	(392)	(2,612)
Closing net book amount	514,915	171,976	4,772,334	148	16,056	171,261	335,118	931,166	6,912,974
At January 1, 2015									
Cost	583,659	258,643	6,059,065	6,803	38,926	250,402	1,173,808	931,166	9,302,472
Accumulated depreciation	(68,744)	(86,667)	(1,286,731)	(6,655)	(22,870)	(79,141)	(838,690)	—	(2,389,498)
At January 1, 2015	514,915	171,976	4,772,334	148	16,056	171,261	335,118	931,166	6,912,974
Year ended December 31, 2015									
Opening net book amount	**514,915**	**171,976**	**4,772,334**	**148**	**16,056**	**171,261**	**335,118**	**931,166**	**6,912,974**
Additions	**1,811**	**—**	**2,860**	**547**	**674**	**979**	**67,202**	**1,127,215**	**1,201,288**
Adjustments to project costs	**(1,318)**	**(12)**	**(820)**	**—**	**—**	**—**	**27**	**840**	**(1,283)**
Disposals	**—**	**—**	**(15,189)**	**—**	**(498)**	**(3)**	**(1,444)**	**(3,625)**	**(20,759)**
Transfers	**—**	**10,062**	**387,483**	**—**	**—**	**—**	**88,399**	**(506,264)**	**(20,320)**
Depreciation	**(13,350)**	**(17,151)**	**(293,954)**	**(143)**	**(4,510)**	**(12,580)**	**(147,683)**	**—**	**(489,371)**
Exchange difference	**—**	**162**	**4,465**	**(1)**	**13**	**—**	**275**	**1,018**	**5,932**
Closing net book amount	**502,058**	**165,037**	**4,857,179**	**551**	**11,735**	**159,657**	**341,894**	**1,550,350**	**7,588,461**
At December 31, 2015									
Cost	**584,152**	**268,943**	**6,438,420**	**7,302**	**37,489**	**251,376**	**1,305,371**	**1,550,350**	**10,443,403**
Accumulated depreciation	**(82,094)**	**(103,906)**	**(1,581,241)**	**(6,751)**	**(25,754)**	**(91,719)**	**(963,477)**	**—**	**(2,854,942)**
At December 31, 2015	**502,058**	**165,037**	**4,857,179**	**551**	**11,735**	**159,657**	**341,894**	**1,550,350**	**7,588,461**

Interest expense of US$28.3 million (Note 9) (2014: US$10.2 million) and other direct costs of US$25.3 million (2014: US$27.2 million) have been capitalized for the year ended December 31, 2015.

163

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.	PROPERTY AND EQUIPMENT, NET (CONTINUED)

Equipment includes the following amounts where the Group is the lessee under finance leases:

December 31,

2015 2014

US$’000

Cost 11,081 10,292

Accumulated depreciation(5,801)(4,034)

Net book amount 5,280 6,258

The Group leases various equipment under non-cancelable finance lease agreements. The lease terms are between three and five years (2014: two and five years) and ownership of the assets resides with the Group.

The Group received land concessions from the Macao Government to build on the sites on which the Sands Macao, The Venetian Macao, The Plaza Macao, Sands Cotai Central and The Parisian Macao are located. The Group does not own these land sites; however, the land concessions, which have an initial term of 25 years and are renewable at the Group’s option, in accordance with Macao law, grant the Group exclusive use of the land. As specifi ed in the land concessions, the Group is required to pay premiums for each parcel as well as annual rent for the term of the land concessions, which may be revised every five years by the Macao Government. The land lease premiums for all parcels have been fully paid. The finance lease obligations for land are disclosed in Note 27(a).

Other than the land concession for Parcel 3, the Group’s rights arising from its land concessions are collateralized by a first-priority security for the Group’s indebtedness under the 2011 VML Credit Facility (see Note 26). In addition, the Group’s rights over the parcels of land are charged as security to a fi nancial institution for issuing a bank guarantee to the Macao Government to guarantee the annual rent payments.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.	FINANCIAL INSTRUMENTS BY CATEGORY

Loans and receivables

December 31,

2015 2014

Note US$’000

Assets

Trade and other receivables, net 19 455,160 589,791

Restricted cash and cash equivalents 20 7,901 6,538

Cash and cash equivalents 22 1,283,102 2,535,315

Deposits 18 2,028 1,548

Total 1,748,191 3,133,192

Financial liabilities at amortized cost

December 31,

2015 2014

Note US$’000

Liabilities

Trade and other payables 25 1,205,780 1,366,060

Borrowings 26 3,385,298 3,200,186

Total 4,591,078 4,566,246

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.	INTANGIBLE ASSETS, NET

Trademarks Computer software Total

US$’000

At January 1, 2014

Cost 171 42,252 42,423

Accumulated amortization(131)(22,145)(22,276)

At January 1, 2014 40 20,107 20,147

Year ended December 31, 2014

Opening net book amount 40 20,107 20,147

Additions — 6,518 6,518

Adjustments to project costs(13)(133)(146)

Disposals —(24)(24)

Amortization(9)(5,774)(5,783)

Exchange difference —(7)(7)

Closing net book amount 18 20,687 20,705

At December 31, 2014

Cost 158 48,378 48,536

Accumulated amortization(140)(27,691)(27,831)

At December 31, 2014 18 20,687 20,705

Year ended December 31, 2015

Opening net book amount 18 20,687 20,705

Additions — 14,158 14,158

Amortization(8)(6,999)(7,007)

Exchange difference — 14 14

Closing net book amount 10 27,860 27,870

At December 31, 2015

Cost 159 62,575 62,734

Accumulated amortization(149)(34,715)(34,864)

At December 31, 2015 10 27,860 27,870

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17.	DEFERRED INCOME TAX ASSETS AND LIABILITIES

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off and when the deferred income taxes relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

The movements of the deferred taxes are as follows:

Deferred tax assets

Decelerated/ Accrued

(Accelerated) employee

depreciation benefit

allowance Tax losses expenses Total

US$’000

At January 1, 2014 58 11 126 195

(Charge)/credit for the year(31,148) 54,775 88 23,715

At December 31, 2014(31,090) 54,786 214 23,910

Currency translation differences(32) 61(6) 23

(Charge)/credit for the year(3,526) 3,301(161)(386)

At December 31, 2015(34,648) 58,148 47 23,547

Deferred tax liabilities

Accelerated

depreciation

allowance

US$’000

At January 1, 2014 —

Charge for the year 26,504

At December 31, 2014 26,504

Currency translation differences 25

Charge for the year 5,319

At December 31, 2015 31,848

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17.	DEFERRED INCOME TAX ASSETS AND LIABILITIES (CONTINUED)

Deferred tax assets are recognized for tax loss carryforwards to the extent that realization of the related tax benefit through future taxable profi ts is probable. The unrecognized deferred income tax assets in respect of losses that can be carried forward against future taxable income and pre-opening expenses are as follows:

December 31,

2015 2014

US$’000

Arising from unused tax losses 185,577 200,822

Arising from pre-opening expenses 17,185 24,793

202,762 225,615

As at December 31, 2015, subject to the agreement by tax authorities, out of the total unrecognized tax losses of approximately US$1,488.6 million (2014: US$1,615.1 million), approximately US$154.4 million (2014: US$155.6 million) can be carried forward indefi nitely. The remaining amount of approximately US$1,334.2 million (2014: US$1,459.5 million) will expire in one to three years (2014: same).

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18. OTHER ASSETS, NET

December 31,

2015 2014

US$’000

Tenant improvement allowance 17,578 19,119

Less: amortization of tenant improvement allowance(11,811)(12,019)

Deferred leasing fees 5,071 4,234

Less: amortization of deferred leasing fees(1,834)(1,555)

Other deferred incentive allowance 5,941 5,935

Less: amortization of other deferred incentive allowance(3,076)(2,640)

Deposits 2,028 1,548

Other 17,486 15,884

31,383 30,506

The maximum exposure to credit risk at the reporting date for deposits and others is their carrying values. No impairment charges related to these assets were recorded during the year ended December 31, 2015 (2014: same).

The deposits are denominated in the following currencies:

December 31,

2015 2014

US$’000

HK$ 1,031 1,151

MOP 728 353

Renminbi (“RMB”) 269 37

US$ — 7

2,028 1,548

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET

December 31,

2015 2014

Note US$’000

Trade receivables 637,390 757,408

Less: provision for doubtful trade receivables(186,082)(179,771)

Trade receivables, net(a) 451,308 577,637

Other receivables 3,704 12,139

Receivables from related companies — non-trade 30(b) 148 15

Other receivables 3,852 12,154

Prepayments 39,351 44,240

Deferred rent 54,291 58,690

Less: amortization of deferred rent(29,012)(31,176)

provision for doubtful deferred rent(295)(1,037)

Prepayments, net 64,335 70,717

Trade and other receivables and prepayments, net 519,495 660,508

Less: non-current portion:

prepayments(3,319)(2,138)

deferred rent(18,292)(19,190)

(21,611)(21,328)

Current portion 497,884 639,180

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED)

The trade and other receivables, net of provision for doubtful accounts, are denominated in the following currencies:

December 31,

2015 2014

US$’000

HK$ 422,637 554,986

MOP 32,284 34,207

US$ 213 342

Other currencies 26 256

455,160 589,791

(a) Trade receivables, net

The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows:

December 31,

2015 2014

US$’000

0–30 days 310,107 515,852

31–60 days 57,445 35,199

61–90 days 34,450 10,651

Over 90 days 49,306 15,935

451,308 577,637

The carrying values of trade receivables approximate their fair values at each balance sheet date. The maximum exposure to credit risk is the fair values of trade receivables at each balance sheet date.

Trade receivables mainly consist of casino receivables. The Group extends credit to approved casino customers following background checks and investigations of creditworthiness. Credit is granted to certain gaming promoters on a revolving basis. All gaming promoter credit lines are generally subject to monthly review and regular settlement procedures to evaluate the current status of liquidity and financial health of these gaming promoters. Credit is granted based on the performance and financial background of the gaming promoter and, if applicable, the gaming promoter’s guarantor. The receivables from gaming promoters can be offset against the commissions payable and front money deposits made by the gaming promoters. Absent special approval, the credit period granted to selected premium and mass market players is typically 7–15 days, while for gaming promoters, the receivable is typically repayable within one month following the granting of the credit, subject to terms of the relevant credit agreement. The Group generally does not charge interest for credit granted, but requires a personal check or other acceptable forms of security.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED)

(a) Trade receivables, net (continued)

The Group currently has a legally enforceable right to offset the commission payable and front money deposits against the casino receivables and intends to settle on a net basis. As at December 31, 2015, the gross amount of casino receivables of US$446.0 million (2014: US$543.0 million) was offset by commission payable and front money deposits in an aggregate amount of US$82.1 million (2014: US$86.3 million), resulting in net amounts of casino receivables after provision for doubtful accounts of US$363.9 million (2014: US$456.7 million).

There is a concentration of credit risk related to net casino receivables as 50.9% (2014: 55.9%) of the casino receivables as at December 31, 2015 were from the top five customers. Other than casino receivables, there is no other concentration of credit risk with respect to trade receivables as the Group has a large number of customers. The Group has policies to mitigate concentration of credit risk (see Note 3(a)(ii)) and believes its provision is adequate.

As at December 31, 2015, net trade receivables of approximately US$163.5 million (2014: US$86.1 million) were past due but not impaired. These relate to a number of independent customers that have a good track record with the Group. Extension of the credit period, with terms and conditions subject to special approvals, has been granted to these customers. The aging analysis of these trade receivables that were past due but not impaired based on the original terms is as follows:

December 31,

2015 2014

US$’000

Past due 1–30 days 60,115 53,625

Past due 31–60 days 28,864 9,276

Past due 61–90 days 46,086 5,267

Past due over 90 days 28,415 17,962

163,480 86,130

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED)

(a) Trade receivables, net (continued)

As at December 31, 2015, trade receivables of US$244.8 million (2014: US$180.6 million) were past due and partially impaired. As at December 31, 2015, the amount of the provision was US$166.0 million (2014: US$149.8 million). The receivables mainly relate to casino customers and mall retailers, which are in unexpected diffi cult economic situations. It was assessed that a portion of the receivables is expected to be recovered and thus not impaired. The aging of these past due receivables is as follows:

December 31,

2015 2014

US$’000

Past due 1–30 days 2,728 16

Past due 31–60 days 18,801 8,079

Past due 61–90 days 39,398 5,737

Past due over 90 days 183,873 166,784

244,800 180,616

The Group maintains an allowance for doubtful accounts and regularly evaluates the balances. The factors the Group considered in determining whether an allowance for doubtful accounts was to be made are disclosed in Note 3(a)(ii).

Movements of provision of doubtful trade receivables are as follows:

December 31,

2015 2014

US$’000

At beginning of year 179,771 171,957

Provision made for the year 48,922 41,795

Amounts written back(32,126)(24,702)

Amounts written-off(10,662)(9,206)

Exchange difference 177(73)

At end of year 186,082 179,771

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19. TRADE AND OTHER RECEIVABLES AND PREPAYMENTS, NET (CONTINUED)

(b) Other receivables and deferred rent

The carrying values of other receivables approximate their fair values at each balance sheet date, which also represent the Group’s maximum exposure to credit risk as at December 31, 2015. The Group holds security deposits, bank guarantees and letters of credit for certain other receivables and deferred rent. Impairment charges of US$0.4 million (2014: US$0.2 million) related to deferred rent were recorded for the year ended December 31, 2015 and included in “Other expenses and losses” in the consolidated income statement. Amounts are charged to the provision account and generally written off when the recoverability is remote.

20. RESTRICTED CASH AND CASH EQUIVALENTS

December 31,

2015 2014

US$’000

Cash at bank 1,513 1,032

Short-term bank deposit 6,388 5,506

7,901 6,538

Restricted cash and cash equivalents represent sinking funds set aside to cover the cost of capital expenses, including repairs, renovations, replacements and maintenance of a substantial but infrequent or irregular nature of the Group’s shopping malls. The restricted cash and cash equivalents are denominated in MOP (2014: same).

As at December 31, 2015, the effective interest rate on the short-term bank deposit is 0.9% (2014: 1.30%). The deposit has a maturity of 87 days (2014: 88 days).

The maximum exposure to credit risk is the carrying amount of restricted cash and cash equivalents at each balance sheet date.

21. INVENTORIES

December 31,

2015 2014

US$’000

Food and beverage 6,495 7,259

Retail products 2,105 3,045

Ferry parts 1,607 1,583

General operating supplies and other 1,696 2,026

11,903 13,913

As at December 31, 2015, all inventories were carried at cost (2014: same).

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22. CASH AND CASH EQUIVALENTS

December 31,

2015 2014

US$’000

Cash at bank and on hand 607,014 567,290

Short-term bank deposits 676,088 1,968,025

1,283,102 2,535,315

The cash and cash equivalents are denominated in the following currencies:

December 31,

2015 2014

US$’000

HK$ 1,101,166 2,425,273

MOP 75,518 64,847

US$ 62,458 25,999

Singapore dollar 24,978 4,406

Japanese Yen 13,508 9,660

RMB 5,474 5,130

1,283,102 2,535,315

As at December 31, 2015, the effective interest rates on short-term bank deposits ranged from 0.4% to 1.15% (2014:

1.0% to 2.0%) per annum. These deposits have maturities ranging from 7 to 34 days (2014: 29 to 88 days).

The carrying values of cash equivalents are their fair values as at December 31, 2015 (2014: same).

The maximum credit exposure of cash and cash equivalents of the Group as at December 31, 2015 amounted to US$1,148.6 million (2014: US$2,381.6 million).

ANNUAL REPORT 2015

SANDS CHINA LTD.
4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

23. SHARE CAPITAL

	Ordinary shares of US$0.01 each	US$'000
Authorized		
At January 1, 2014, December 31, 2014 and December 31, 2015	16,000,000,000	160,000
Issued and fully paid:		
At January 1, 2014	8,063,193,845	80,632
Shares issued upon exercise of share options	4,507,700	45
At December 31, 2014	8,067,701,545	80,677
Shares issued upon exercise of share options	1,599,300	16
At December 31, 2015	**8,069,300,845**	**80,693**

24. RESERVES

The amount of the Group's reserves and the movements therein for the current and prior years are set out in the consolidated statement of changes in equity.

(i) Capital reserve

The capital reserve represents the combined share premium of Venetian Venture Development Intermediate Limited ("VVDIL") and Cotai Services (HK) Limited.

(ii) Statutory reserve

The statutory reserve represents amounts set aside from the income statement that are not distributable to Shareholders/quotaholders of the group companies incorporated.

The Macao Commercial Code #432 requires that companies incorporated in Macao that are limited by shares should set aside a minimum of 10% of the company's profit after taxation to the statutory reserve until the balance of the reserve reaches a level equivalent to 25% of the company's capital.

For companies incorporated in Macao that are limited by quotas, the Macao Commercial Code #377 requires that a company should set aside a minimum of 25% of the company's profit after taxation to the statutory reserve until the balance of the reserve reaches a level equivalent to 50% of the company's capital.

176
ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

25. TRADE AND OTHER PAYABLES

December 31,

2015 2014

Note US$’000

Trade payables 29,112 35,771

Outstanding chips and other casino liabilities 407,176 606,592

Deposits 271,323 290,231

Construction payables and accruals 270,721 196,930

Other tax payables 230,517 250,935

Accrued employee benefit expenses 118,747 134,546

Interest payables 42,341 37,601

Payables to related companies — non-trade 30(b) 12,116 4,383

Other payables and accruals 128,485 128,921

1,510,538 1,685,910

Less: non-current portion(81,176)(77,566)

Current portion 1,429,362 1,608,344

The trade and other payables are denominated in the following currencies:

December 31,

2015 2014

US$’000

HK$ 618,930 839,495

MOP 537,260 472,691

US$ 47,269 50,428

Other currencies 2,321 3,446

1,205,780 1,366,060

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

25. TRADE AND OTHER PAYABLES (CONTINUED)

The aging analysis of trade payables is as follows:

December 31,

2015 2014

US$’000

0–30 days 20,189 22,556

31–60 days 5,905 9,214

61–90 days 1,763 2,070

Over 90 days 1,255 1,931

29,112 35,771

26. BORROWINGS

December 31,

2015 2014

Note US$’000

Non-current portion

Bank loans, secured 3,389,490 3,208,268

Finance lease liabilities on leasehold interests

in land, secured 27 72,009 75,500

Other finance lease liabilities, secured 27 1,759 3,422

3,463,258 3,287,190

Less: deferred financing costs(84,038)(92,821)

3,379,220 3,194,369

Current portion

Finance lease liabilities on leasehold interests

in land, secured 27 3,485 3,545

Other finance lease liabilities, secured 27 2,593 2,272

6,078 5,817

Total borrowings 3,385,298 3,200,186

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26. BORROWINGS (CONTINUED)

The Group’s borrowings are denominated in the following currencies:

December 31,

2015 2014

US$’000

HK$ 1,535,705 1,241,871

US$ 1,292,385 1,351,187

MOP 557,208 607,128

3,385,298 3,200,186

The maturities of bank loans are as follows:

December 31,

2015 2014

US$’000

Repayable between 1 and 2 years 179,217 —

Repayable between 2 and 5 years 2,870,294 1,576,241

Repayable after 5 years 339,979 1,632,027

3,389,490 3,208,268

The amounts due are based on the scheduled repayment dates set out in the loan agreement.

The estimated fair value of the Group’s bank loans as at December 31, 2015 was approximately US$3.26 billion (2014:

US$3.09 billion).

2011 VML Credit Facility

On September 22, 2011, two subsidiaries of the Group, VMLF, the Borrower, and VML, as guarantor, entered into the

2011 VML Credit Facility, which provided for up to US$3.7 billion (or the equivalent in HK$ or MOP) and consisted of a

US$3.2 billion term loan (the “2011 VML Term Facility”) that was fully drawn on November 15, 2011, and a US$500.0 million revolving facility (the “2011 VML Revolving Facility”), that was available until October 15, 2016. Borrowings under the facility were used to repay outstanding indebtedness under previous credit facilities (the “VML Credit Facility” and the

“VOL Credit Facility”) and would be used for working capital requirements and general corporate purposes, including for the development, construction and completion of certain components of Sands Cotai Central.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26. BORROWINGS (CONTINUED)

2011 VML Credit Facility (continued)

During March 2014, the Group amended its 2011 VML Credit Facility to, among other things, modify certain fi nancial covenants, as discussed further below. In addition to the amendment, certain lenders extended the maturity of US$2.39 billion in aggregate principal amount of the 2011 VML Term Facility to March 31, 2020 (the “Extended 2011 VML Term Facility”), and, together with new lenders, provided US$2.0 billion in aggregate principal amount of revolving loan commitments (the “Extended 2011 VML Revolving Facility”). A portion of the revolving proceeds was used to pay down the US$819.7 million in aggregate principal balance of the 2011 VML Term Facility loans that were not extended. The Group recorded an US$18.0 million loss on modifi cation or early retirement of debt during the year ended December 31, 2014, in connection with the pay down and extension. Borrowings under the Extended 2011 VML Revolving Facility are being used to fund the development, construction and completion of Sands Cotai Central and The Parisian Macao, and for working capital requirements and general corporate purposes. As at December 31, 2015, the Group had US$2.0 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility.

In April 2015, the Group entered into a Joinder Agreement to the 2011 VML Credit Facility. Under the Joinder Agreement, certain lenders agreed to provide term loan commitments of US$1.0 billion (the “2011 VML Accordion Term”), which was funded on April 30, 2015 (the “Joinder Funding Date”).

The indebtedness under the 2011 VML Credit Facility is guaranteed by VML, VCL, VOL and certain of the Group’s other foreign subsidiaries (collectively, the “2011 VML Guarantors”). The obligations under the 2011 VML Credit Facility are collateralized by a fi rst-priority security interest in substantially all of the Borrower’s and the 2011 VML Guarantors’ assets, other than (1) capital stock and similar ownership interests, (2) certain furniture, fi xtures, fi ttings and equipment and (3) certain other excluded assets. The aggregate net book value of the property and equipment, investment properties and intangible assets pledged as at December 31, 2015 was US$7.04 billion (2014: US$7.06 billion).

Commencing with the quarterly period ending June 30, 2017, and at the end of each subsequent quarter through March 31, 2018, the 2011 VML Credit Facility, as amended, requires the Borrower to repay the outstanding Extended 2011 VML Term Facility on a pro rata basis in an amount equal to 2.5% of the aggregate principal amount outstanding as at March 31, 2014 (the “Restatement Date”). Commencing with the quarterly period ending on June 30, 2018, and at the end of each subsequent quarter through March 31, 2019, the Borrower is required to repay the outstanding Extended 2011 VML Term Facility on a pro rata basis in an amount equal to 5.0% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly periods ending on June 30 through December 31, 2019, the Borrower is required to repay the outstanding Extended 2011 VML Term Facility on a pro rata basis in an amount equal to 12.0% of the aggregate principal amount outstanding as at the Restatement Date. The remaining balance on the Extended 2011 VML Term Facility is due on the maturity date. The Extended 2011 VML Revolving Facility has no interim amortization payments and matures on March 31, 2020.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

26. BORROWINGS (CONTINUED)

2011 VML Credit Facility (continued)

Commencing with the quarterly period ending June 30, 2018, and at the end of each subsequent quarter through March 31, 2019, the Joinder Agreement requires the Borrower to repay the outstanding 2011 VML Accordion Term on a pro rata basis in an amount equal to 2.5% of the aggregate principal amount outstanding as at the Joinder Funding Date. Commencing with the quarterly period ending on June 30, 2019, and at the end of each subsequent quarter through March 31, 2020, the Borrower is required to repay the outstanding 2011 VML Accordion Term on a pro rata basis in an amount equal to 5.0% of the aggregate principal amount outstanding as at the Joinder Funding Date. For the quarterly periods ending on June 30 through December 31, 2020, the Borrower is required to repay the outstanding 2011 VML Accordion Term on a pro rata basis in an amount equal to 12.0% of the aggregate principal amount outstanding as at the Joinder Funding Date. The remaining balance on the 2011 VML Accordion Term is due on the maturity date, which is March 30, 2021.

Borrowings for all loans bear interest, as amended, at the Group’s option, at either the adjusted Eurodollar rate or Hong Kong Interbank Offered Rate (“HIBOR”), plus a credit spread, or an alternative base rate, plus a credit spread, which credit spread in each case is determined based on the maximum leverage ratio as set forth in the respective agreements. The credit spread for all borrowings ranges from 0.25% to 1.125% per annum for loans accruing interest at the base rate and from 1.25% to 2.125% per annum for loans accruing interest at an adjusted Eurodollar or HIBOR rate (interest rates set at 1.9% and 1.7% for loans accruing interest at an adjusted Eurodollar and HIBOR rate, respectively, as at December 31, 2015). The Borrower will also pay standby fees of 0.5% per annum on the undrawn amounts under the Extended 2011 VML Revolving Facility. The weighted average interest rate on the 2011 VML Credit Facility was 1.6% (2014: 1.5%) for the year ended December 31, 2015.

The 2011 VML Credit Facility, as amended, contains affirmative and negative covenants customary for such financings, including, but not limited to, limitations on liens, loans and guarantees, investments, acquisitions and asset sales, restricted payments and other distributions, affiliate transactions, and use of proceeds from the facility. The 2011 VML Credit Facility also requires the Borrower and VML to comply with financial covenants, including maximum ratios of total indebtedness to Adjusted EBITDA and minimum ratios of Adjusted EBITDA to net interest expense. The maximum leverage ratio, as amended, is 4.0:1.0 for the quarterly periods ending December 31, 2015 through March 31, 2017, and then decreases to, and remains at, 3.5:1.0 for all quarterly periods thereafter through maturity. The 2011 VML Credit Facility also contains events of default customary for such financings.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27. FINANCE LEASE LIABILITIES

The Group is a lessee under finance leases for land and equipment.

Lease liabilities are effectively secured as the rights of the leased assets will revert to the lessor in the event of default.

(a) The future minimum lease payments (including interest) and the present value of the minimum lease payments under finance lease obligations for land are as follows:

December 31,

2015 2014

US$’000

Minimum finance lease payments:

No later than 1 year 5,260 5,080

Later than 1 year and no later than 2 years 5,260 5,260

Later than 2 years and no later than 5 years 15,779 15,779

Later than 5 years 215,718 220,978

242,017 247,097

Future finance charges on finance lease obligations(166,523)(168,052)

Present value of finance lease liabilities 75,494 79,045

Present value of minimum finance lease payments:

No later than 1 year 3,485 3,545

Later than 1 year and no later than 2 years 3,314 3,485

Later than 2 years and no later than 5 years 9,002 9,482

Later than 5 years 59,693 62,533

75,494 79,045

(b) The future minimum lease payments (including interest) and the present value of the minimum lease payments under finance lease obligations for equipment are as follows:

December 31,

2015 2014

US$’000

Minimum finance lease payments:

No later than 1 year 2,695 2,423

Later than 1 year and no later than 2 years 1,411 2,204

Later than 2 years and no later than 5 years 379 1,311

4,485 5,938

Future finance charges on finance lease obligations(133)(244)

Present value of finance lease liabilities 4,352 5,694

Present value of minimum finance lease payments:

No later than 1 year 2,593 2,272

Later than 1 year and no later than 2 years 1,383 2,131

Later than 2 years and no later than 5 years 376 1,291

4,352 5,694

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28. NOTE TO CONSOLIDATED STATEMENT OF CASH FLOWS

Cash generated from operations is as follows:

Year ended December 31,

2015 2014

US$’000

Profit before income tax 1,470,628 2,556,202

Adjustments for:

Interest income(11,662)(21,964)

Interest and other finance costs 39,279 51,742

Depreciation and amortization 535,136 523,458

Amortization of deferred financing costs 20,527 20,238

Amortization of deferred rent 8,263 7,515

Amortization of other assets 2,677 2,705

Loss on disposal of property and equipment, investment properties and intangible assets 20,098 3,209

Loss on modification or early retirement of debt — 17,964

Provision for doubtful accounts 17,173 17,245

Share-based compensation expense, net of amounts capitalized 19,879 23,120

Fair value losses on financial assets at fair value through profit or loss — 15

Net foreign exchange (gains)/losses(1,102) 1,861

Changes in working capital:

Other assets(3,527)(760)

Inventories 2,023(560)

Trade and other receivables and prepayments 113,506 152,128

Trade and other payables(259,675)(128,247)

Cash generated from operations 1,973,223 3,225,871

29. COMMITMENTS AND CONTINGENCIES

(a) Capital commitments

Property and equipment commitments not provided for are as follows:

December 31,

2015 2014

US$’000

Contracted but not provided for 868,777 1,884,478

Authorized but not contracted for 970,251 1,161,299

1,839,028 3,045,777

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

29. COMMITMENTS AND CONTINGENCIES (CONTINUED)

(b) Operating lease commitments

(i) The Group as the lessee

The Group had future aggregate minimum lease payments under non-cancelable operating leases for property and equipment as follows:

December 31,

2015 2014

US$’000

No later than 1 year 6,956 3,726

Later than 1 year and no later than 5 years 432 36

7,388 3,762

(ii) The Group as the lessor/grantor of the right of use

The future aggregate minimum lease/base fee receivables under non-cancelable agreements are as follows:

December 31,

2015 2014

US$’000

No later than 1 year 311,711 282,183

Later than 1 year and no later than 5 years 698,554 712,372

Later than 5 years 217,076 269,385

1,227,341 1,263,940

Turnover fees earned during the year ended December 31, 2015 were US$38.5 million (2014: US$84.7 million).

(c) Litigation

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on the Group’s fi nancial condition, results of operations or cash fl ows.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

29. COMMITMENTS AND CONTINGENCIES (CONTINUED)

(d) Cotai Strip development projects

Under the land concession for The Parisian Macao, the Group is required to complete the development by November 2016. The land concession for Sands Cotai Central contains a similar requirement that the development be completed by December 2016. Should the Group determine that it is unable to complete The Parisian Macao or Sands Cotai Central by their respective deadlines, the Group would then expect to apply for another extension from the Macao Government. If the Group is unable to meet the current deadlines and the deadlines for either development are not extended, the Group could lose its land concessions for The Parisian Macao or Sands Cotai Central, which would prohibit the Group from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$1.68 billion or US$4.97 billion in capitalized construction costs. including land , as at December 31, 2015, related to The Parisian Macao and Sands Cotai Central, respectively.

(e) Concession and Subconcession

On June 26, 2002, the Macao Government granted a concession to operate casinos in Macao through June 26, 2022, subject to certain qualifications, to Galaxy, a consortium of Macao and Hong Kong-based investors. During December 2002, VML and Galaxy entered into a subconcession agreement that was recognized and approved by the Macao Government and allows VML to develop and operate casino projects, including The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and The Parisian Macao, once opened, separately from Galaxy. Beginning on December 26, 2017, the Macao Government may redeem the subconcession agreement by providing the Group at least one year’s prior notice.

Under the subconcession, the Group is obligated to pay to the Macao Government an annual premium with a fixed portion and a variable portion based on the number and type of gaming tables it employs and gaming machines it operates. The fixed portion of the premium is equal to MOP30.0 million (approximately US$3.8 million at the exchange rate in effect on December 31, 2015). The variable portion is equal to MOP300,000 per gaming table reserved exclusively for certain kinds of games or players, MOP150,000 per gaming table not so reserved and MOP1,000 per electrical or mechanical gaming machine, including slot machines (approximately US$37,578, US$18,789 and US$125, respectively, at the exchange rate in effect on December 31, 2015), subject to a minimum of MOP45.0 million (approximately US$5.6 million at the exchange rate in effect on December 31, 2015). The Group is also obligated to pay a special gaming tax of 35% of gross gaming revenues and applicable withholding taxes. The Group must also contribute 4% of its gross gaming revenue to utilities designated by the Macao Government, a portion of which must be used for promotion of tourism in Macao. Based on the number and types of gaming tables employed and gaming machines in operation as at December 31, 2015, the Group was obligated under its subconcession to make minimum future payments of approximately US$39.6 million in each of the next fi ve years and approximately US$59.4 million thereafter. These amounts are expected to increase when the Group opens The Parisian Macao, which is anticipated to open in the second half of 2016, subject to the Macao Government approval.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

29. COMMITMENTS AND CONTINGENCIES (CONTINUED)

(f) Construction labor

The Group has utilized an imported construction labor quota granted to it and its appointed construction manager, Hsin Chong Engineering (Macau) Limited, by the Human Resources Offi ce of the Macao Government for purposes of completing outstanding areas within Sands Cotai Central (including the St. Regis tower) and The Parisian Macao project and for additions and alterations work in The Venetian Macao, Four Seasons Serviced Apartments and Plaza Casino at The Plaza Macao and within Sands Cotai Central (the “Group Quota”). The Group Quota covers the importation of overseas staff and workers that represents only part of the imported staff and labor required to complete the construction work. The remainder of the imported staff and labor are covered by separate quotas awarded by the Human Resources Offi ce of the Macao Government directly to the various construction companies contracted by the Group for the construction work (the “Contractor Quota”).

The Group is primarily liable for all employer costs associated with persons employed under the Group Quota. Such employees are managed and supervised by the Group’s contractors. The contractors utilizing the Group Quota are contractually obligated to pay all employer costs and to indemnify the Group for any costs they may incur as a result of the persons employed. In addition, the Group has the right of recovering such costs they may incur against any amounts due to the contractors. The Group, however, may still have a contingency for the payments to the construction labor if the contractors fail to pay the salaries and the Group is unable to fully recover the amounts due to the construction labor from the contractors. As at December 31, 2015, the Group continues to employ imported staff and labor under the Group Quota.

The Group is not directly liable for employer costs associated with staff and labor imported by contractors under the Contractor Quota.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30. RELATED PARTY TRANSACTIONS

For the purposes of these consolidated financial statements, parties are considered to be related to the Group if the party has the ability, directly or indirectly, to exercise significant influence over the Group in making financial and operating decisions, or vice versa. Related parties may be individuals (being members of key management personnel, significant Shareholders and/or their close family members) or other entities, and include entities which are under the significant influence of related parties of the Group where those parties are individuals. The Group’s immediate holding company is VVDI (II). LVS is the Group’s ultimate holding company. Related companies represent the group companies of the LVS group.

Save as disclosed elsewhere in the consolidated financial statements, the Group had the following transactions with related parties during the year:

(a) Transactions during the year

(i) Management fee income

Year ended December 31,

2015 2014

US$’000

LVS 1,462 1,026

Intermediate holding companies 412 522

Fellow subsidiaries 3,211 2,829

5,085 4,377

Management services are provided by the Group to LVS group companies. These services include, but are not limited to, accounting services, information technology support, sourcing of goods and services, and design, development and construction consultancy services. Management fees are charged at actual costs incurred or on a cost-plus basis, allowing a margin of 5%.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30. RELATED PARTY TRANSACTIONS (CONTINUED)

(a) Transactions during the year (continued)

(ii) Management fee expense

Year ended December 31,

2015 2014

US$’000

LVS 22,952 20,016

Intermediate holding company 200 254

Fellow subsidiaries 14,057 15,606

37,209 35,876

Management services are provided by LVS group companies. These services include, but are not limited to, human resources support, accounting services, sourcing of goods and services, sourcing of tenants for the malls, other various types of marketing and promotion activities for the Group, and design, development and construction consultancy services. Management fees are charged at actual costs incurred or on a cost-plus basis, allowing a margin of 5%.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30. RELATED PARTY TRANSACTIONS (CONTINUED)

(a) Transactions during the year (continued)

(ii) Management fee expense (continued)

Management fee expense disclosed below can be reconciled to the management fees as disclosed in Note 6(a), Note 6(b) and Note 8(a)(i) as follows:

Year ended December 31,

2015 2014

Note US$’000

Total management fees disclosed in

“Related party transactions” 37,209 35,876

Less: amounts capitalized as

“Construction-in-progress”(4,193)(5,990)

Net amounts expensed in the

consolidated income statement 33,016 29,886

Represented by management fees

presented within:

Segment information — Corporate expense 6(a) 12,967 5,182

Segment information — Pre-opening expense 6(b) 3,947 3,185

Other operating and administrative departments 16,102 21,519

33,016 29,886

Reconciled to management fees

presented with “Other expenses

and losses” as below:

Net management fees charged by

related parties and expensed through

the consolidated income statement 33,016 29,886

Management fees charged by third parties 21,121 24,928

Total management fees expensed 8(a)(i) 54,137 54,814

(iii) Expenses billed to/paid by other LVS group companies

During the year, the Group incurred certain expenses on behalf of other LVS group companies, or vice versa. The Group charged/reimbursed other LVS group companies for these expenses at cost.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30. RELATED PARTY TRANSACTIONS (CONTINUED)

(a) Transactions during the year (continued)

(iv) Key management personnel remuneration

No transactions have been entered into with the Directors of the Company (being the key management personnel) during the year ended December 31, 2015 other than the emoluments paid to them (being the key management personnel remuneration) as disclosed in Note 7 (2014: same).

(v) Royalty fees

In November 2009, the Group entered into an agreement with Las Vegas Sands, LLC (“LVSLLC”), an intermediate holding company incorporated in the United States of America, for the use of the trademarks and other intellectual property rights as defined in the agreement. For each of the full fiscal years through the full fiscal year ended December 31, 2012, the Group was required to pay LVSLLC an annual royalty in the amount of 1.5% of non-gaming revenue and Paiza-related gaming revenue of the Sands Macao, 1.5% of all revenue of The Venetian Macao, and 1.5% of all gaming revenue of the Plaza Casino at The Plaza Macao (the “Relevant Royalty”), provided that the total royalty payable in connection with these three properties in each fiscal year was capped at US$20.0 million per full fi scal year. For each of the subsequent full fiscal years through the full fiscal year ending December 31, 2022, the Group is required to pay an annual royalty being the lesser of the Relevant Royalty or the annual caps reflecting an increase of 20.0% for each subsequent year. Each subsequent Casino Gaming property that the Group operates which utilizes any of the licensed marks in connection with generating the relevant revenue will pay for each of the first three fi scal calendar years after commencement of operations of each subsequent property, a royalty fee of 1.5% of the respective gross revenues of the operations in connection with which such licensed marks are used (each, the “Subsequent Casino Gaming Property Royalty”), subject to a US$20.0 million cap per fi scal year. For the fi scal calendar years thereafter until expiration of the initial term, the Group will pay LVSLLC an annual royalty being the lesser of the Subsequent Casino Gaming Property Royalty or the annual caps reflecting an increase of 20.0% for each subsequent year. After the commencement of the operation of Sands Cotai Central in April 2012, the Group is required to pay a royalty fee in connection with this property. During the year ended December 31, 2015, the Group incurred US$54.6 million (2014: US$48.8 million) of royalty fees.

(vi) Share-based compensation

The Group participates in the share-based compensation plan of LVS (Notes 7 and 31).

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

30. RELATED PARTY TRANSACTIONS (CONTINUED)

(b) Year-end balances between the Group and related companies

December 31,

2015 2014

Note US$’000

Receivables from related companies:

Intermediate holding companies 71 15

Fellow subsidiary 77 —

19 148 15

Payables to related companies:

LVS 11,182 3,305

Intermediate holding company — 101

Fellow subsidiaries 934 977

25 12,116 4,383

31. SHARE-BASED COMPENSATION

(a) Share options of the Company

The Company adopted the Equity Award Plan for grants of options to purchase ordinary shares of the Company.

The purpose of the Equity Award Plan is to give the Company a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide the Company with a share plan providing incentives directly related to increases in its Shareholder value. Subject to certain criteria as defined in the

Equity Award Plan, the Company’s subsidiaries’ or affiliates’ employees, directors or officers and many of its consultants are eligible for awards under the Equity Award Plan. The Equity Award Plan provides for an aggregate of 804,786,508 shares of the Company’s ordinary shares to be available for awards, representing 10% of the outstanding shares upon completion of the Global Offering. The Equity Award Plan has a term of ten years and no further awards may be granted after the expiration of the term. The Company’s Remuneration Committee may grant awards of share options, share appreciation rights, restricted share awards, restricted share units, share bonus awards, performance compensation awards or any combination of the foregoing. As at December 31, 2015, there were 756,474,620 shares available for grant under the Equity Award Plan.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31. SHARE-BASED COMPENSATION (CONTINUED)

(a) Share options of the Company (continued)

Share option awards are granted with an exercise price not less than (i) the closing price of the Company’s ordinary shares on the date of grant or (ii) the average closing price of the Company’s ordinary shares for the fi ve business days immediately preceding the date of grant. The outstanding share options generally vest over four years and have ten-year contractual terms. Compensation cost for all share option grants, which all have graded vesting, is net of estimated forfeitures and is recognized on an accelerated granted attribution approach over the awards’ respective requisite service periods. The Company estimates the fair value of share options using the Black-Scholes option-pricing model. For share options granted subsequent to December 31, 2014, expected volatilities are based on the Company’s historical volatility for a period equal to the expected life of the share options. For share options granted on or before December 31, 2014, expected volatilities are based on a combination of the Company’s historical volatilities and the historical volatilities from a selection of companies from the Company’s peer group due to the Company’s lack of historical information. The expected option life is based on the contractual term of the option as well as historical exercise and forfeiture behavior. The risk-free interest rate for periods equal to the expected term of the share option is based on the Hong Kong Government Bond rate in effect at the time of the grant for share options granted subsequent to March 31, 2015 and based on the Hong Kong Exchange Fund Note rate in effect at the time of the grant for share options granted on or before March 31, 2015. The expected dividend yield is based on the estimate of annual dividends expected to be paid at the time of the grant. The Group has no legal or constructive obligation to repurchase or settle the options in cash.

A summary of the share option activity for the Company’s Equity Award Plan is presented below:

Year Ended December 31,

2015

Weighted

Number of average

options exercise price

’000 US$

Outstanding at January 1 23,250 5.50

Granted 6,744 3.92

Exercised(1,599) 2.21

Forfeited(2,921) 6.49

Outstanding at December 31 25,474 5.17

Exercisable at December 31 9,062 4.47

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31. SHARE-BASED COMPENSATION (CONTINUED)

(a) Share options of the Company (continued)

Year Ended December 31,

2014

Weighted

Number of average

options exercise price

’000 US$

Outstanding at January 1 17,607 3.49

Granted — —

Exercised(113) 2.07

Forfeited(245) 7.02

Outstanding at February 14 17,249 3.45

Outstanding at February 15(i) 17,249 3.35

Granted 11,661 7.43

Exercised(4,395) 2.36

Forfeited(1,265) 4.83

Outstanding at December 31 23,250 5.50

Exercisable at December 31 5,139 2.90

(i) As a result of the special dividend declared on January 24, 2014, the exercise prices of the outstanding share options granted under the Equity Award Plan as at February 14, 2014 have been reduced by HK$0.77 (equivalent to US$0.099) per share option. For details, please refer to the Company’s announcement dated January 24, 2014.

The weighted average share price at the date of exercise for share options exercised during the year was US$4.25 (2014: US$6.63).

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31. SHARE-BASED COMPENSATION (CONTINUED)

(a) Share options of the Company (continued)

The range of exercise prices and the weighted average remaining contractual life of the above share options outstanding as at the dates indicated are as follows:

	December 31,			
	2015		2014	
Range of exercise prices US$	**Number of options outstanding '000**	**Weighted average remaining contractual life (years)**	Number of options outstanding '000	Weighted average remaining contractual life (years)
1.01–2.00	**1,352**	**4.36**	2,016	5.37
2.01–3.00	**1,459**	**5.63**	2,369	6.57
3.01–4.00	**6,838**	**8.46**	3,247	7.49
4.01–5.00	**5,195**	**8.33**	2,451	8.21
5.01–6.00	**592**	**7.82**	787	8.71
6.01–7.00	**2,629**	**8.43**	3,815	9.32
7.01–8.00	**4,573**	**8.27**	5,326	9.27
8.01–9.00	**2,836**	**8.21**	3,239	9.21
	25,474	**7.97**	23,250	8.28

The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year ended December 31,	
	2015	2014
Expected volatility	**40.4%**	65.1%
Expected life (years)	**4.0**	6.3
Risk-free annual interest rate	**0.7%**	1.3%
Expected dividends	**5.6%**	3.0%
Weighted average share price (US$)	**3.86**	7.34
Weighted average exercise price (US$)	**3.92**	7.43
Weighted average fair value of each share option granted by the Company (US$)	**0.76**	3.40

194

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31. SHARE-BASED COMPENSATION (CONTINUED)

(b) Restricted share units of the Company

The grant date fair value of restricted share units is the fair value of the ordinary shares of the Company. The number of unvested equity-settled restricted share units represents the number of ordinary shares of the Company to be given to the employees upon vesting.

Summaries of the unvested restricted share units under the Company’s Equity Award Plan are presented below:

Year Ended December 31,

2015 2014

Weighted Weighted

Number of average Number of average

restricted grant date restricted grant date

share units fair value share units fair value

’000 US$ ’000 US$

Equity-settled

Unvested at January 1 2,971 6.66 2,608 6.64

Granted 119 4.90 363 6.81

Modified to cash-settled(1,604) 5.94 — —

Forfeited(84) 7.37 — —

Unvested at December 31 1,402 7.29 2,971 6.66

Year Ended December 31,

2015 2014

Weighted Weighted

Number of average Number of average

restricted grant date restricted grant date

share units fair value share units fair value

’000 US$ ’000 US$

Cash-settled

Unvested at January 1 —— — —

Granted —— — —

Modified from equity-settled 1,604 5.94 — —

Vested(806) 5.99 — —

Unvested at December 31 798 5.89 — —

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31. SHARE-BASED COMPENSATION (CONTINUED)

(b) Restricted share units of the Company (continued)

As a result of the Company cash-settling and planning to cash-settle certain future unvested restricted share units on their vesting dates, 1,603,849 outstanding restricted share units under the Equity Award Plan were modifi ed from equity awards to cash-settled liability awards during the year ended December 31, 2015. The modifi cation affected four employees and resulted in no additional compensation expense. The fair value of these awards is remeasured each reporting period until the vesting dates. Upon settlement, the Group will pay the grantees an amount in cash calculated based on the higher of (i) the closing price of the Company’s shares on the vesting date, and (ii) the average closing price of the Company’s shares for the fi ve trading days immediately preceding the vesting date. During the year ended December 31, 2015, the Company paid US$3.3 million to settle vested restricted share units that were previously classifi ed as equity awards. The accrued liability associated with these cash-settled restricted share units was US$1.9 million as at December 31, 2015.

(c) Share options of LVS

The Group participates in the equity-settled share-based compensation plan of LVS and is a party to a nonqualified share option plan, the 2004 Plan, which is described below. The plan provides for the granting of share options pursuant to the applicable provisions of the Internal Revenue Code and regulations in the United States of America.

LVS adopted the 2004 Plan, to which the Group is a party, for grants of options to purchase its common shares. The purpose of the 2004 Plan is to give LVS and its subsidiaries (collectively the “LVS Group”) a competitive edge in attracting, retaining, and motivating employees, directors and consultants and to provide the LVS Group with a share plan providing incentives directly related to increases in its shareholder value. Any of the LVS Group’s employees, directors or officers and many of its consultants are eligible for awards under the 2004 Plan. The 2004 Plan provides for an aggregate of 26,344,000 shares of LVS’s common shares to be available for awards. The 2004 Plan originally had a term of ten years, but in June 2014, the LVS’s board of directors approved an amendment to the 2004 Plan, extending the term to December 2019. LVS’s compensation committee may grant awards of nonqualifi ed share options, incentive (qualifi ed) share options, share appreciation rights, restricted share awards, restricted share units, share bonus awards, performance compensation awards or any combination of the foregoing. As at December 31, 2015, there were 4,379,164 shares available for grant under the 2004 Plan.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31. SHARE-BASED COMPENSATION (CONTINUED)

(c) Share options of LVS (continued)

Share option awards are granted with an exercise price equal to the fair market value (as defi ned in the 2004 Plan) of LVS’s share on the date of grant. The outstanding share options generally vest over four years and have ten-year contractual terms. Compensation cost for all share option grants, which all have graded vesting, is net of estimated forfeitures and is recognized on an accelerated granted attribution approach over the awards’ respective requisite service periods. LVS estimates the fair value of share options using the Black-Scholes option-pricing model. Expected volatilities are based on LVS’s historical volatility for a period equal to the expected life of the share options. The expected option life is based on the contractual term of the option as well as historical exercise and forfeiture behavior. The risk-free interest rate for periods equal to the expected term of the share options is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is based on the estimate of annual dividends expected to be paid at the time of the grant. LVS has no legal or constructive obligation to repurchase or settle the options in cash.

For the purpose of financial reporting of the Group, share-based compensation expense arising from the granting of share options by LVS to the Directors and employees of the Group, to the extent of services rendered to the Group, is deemed to have been allocated to the Group as its expense with the corresponding increase in the share option reserve under equity in the relevant companies comprising the Group.

A summary of the share option activity for the 2004 Plan operated by LVS is presented below:

Year Ended December 31,

2015 2014

Weighted Weighted

Number of average Number of average

options exercise price options exercise price

’000 US$ ’000 US$

Outstanding at January 1 497 70.39 671 65.23

Granted —— — —

Transfer-in(i) 77 61.58 — —

Exercised(13) 13.83(162) 48.09

Expired(14) 78.72(12) 84.03

Outstanding at December 31 547 70.33 497 70.39

Exercisable at December 31 505 70.96 497 70.39

(i) Transfer-in and transfer-out represent movement of options owned by grantees who transferred from other subsidiaries of LVS to the Group, or vice versa.

There were no options granted under the 2004 Plan during the years ended December 31, 2015 and 2014.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31. SHARE-BASED COMPENSATION (CONTINUED)

(c) Share options of LVS (continued)

The range of exercise prices and the weighted average remaining contractual life of the above share options outstanding as at the dates indicated are as follows:

	December 31,			
	2015		2014	
Range of exercise prices US$	**Number of options outstanding '000**	**Weighted average remaining contractual life (years)**	Number of options outstanding '000	Weighted average remaining contractual life (years)
0.00–10.00	**—**	**—**	10	4.46
20.01–30.00	**31**	**4.40**	24	5.39
30.01–40.00	**10**	**0.92**	13	1.69
40.01–50.00	**10**	**0.12**	10	1.12
50.01–60.00	**24**	**6.28**	—	—
60.01–70.00	**134**	**3.52**	104	3.31
70.01–80.00	**187**	**1.27**	182	2.27
80.01–90.00	**136**	**2.23**	139	3.23
90.01–100.00	**5**	**1.65**	5	2.65
110.01–120.00	**10**	**1.86**	10	2.86
	547	**2.44**	497	2.93

Options exercised during the year ended December 31, 2015 resulted in 13,400 (2014: 162,271) shares of LVS being issued at a weighted average price of US$13.83 (2014: US$48.09). The related weighted average share price at the time of exercise was US$57.96 (2014: US$80.33) during the year.

198

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31. SHARE-BASED COMPENSATION (CONTINUED)

(d) Restricted shares and Units of LVS

Grant date fair value of the restricted shares and units is the fair value of the ordinary shares of LVS. The number of unvested restricted shares and units represents the number of ordinary shares of LVS to be given to the employees upon vesting.

A summary of the unvested restricted shares and units under the 2004 Plan operated by LVS is presented below:

Year Ended December 31,

2015 2014

Number of Weighted Number of Weighted

restricted average restricted average

shares and grant date shares and grant date

units fair value units fair value

’000 US$ ’000 US$

Unvested at January 1 13 56.30 15 53.91

Granted 1 54.99 1 76.18

Transfer-in(i) 35 64.78 — —

Vested(1) 76.18(3) 51.18

Forfeited(2) 47.14 — —

Unvested at December 31 46 62.73 13 56.30

(i) Transfer-in and transfer-out represent movement of restricted shares held by grantees who transferred from other subsidiaries of LVS to the Group, or vice versa.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32. COMPANY BALANCE SHEET

December 31,

2015 2014

Note US$’000

ASSETS

Non-current assets

Interests in subsidiaries 1,600,907 1,523,352

Total non-current assets 1,600,907 1,523,352

Current assets

Other receivables and prepayments 168,223 168

Cash and cash equivalents 19,426 36,052

Total current assets 187,649 36,220

Total assets 1,788,556 1,559,572

EQUITY

Capital and reserves attributable to equity holders

of the Company

Share capital 80,693 80,677

Reserves(a) 1,686,611 1,467,966

Total equity 1,767,304 1,548,643

LIABILITY

Current liability

Trade and other payables 21,252 10,929

Total current liability 21,252 10,929

Total equity and liability 1,788,556 1,559,572

Net current assets 166,397 25,291

Total assets less current liability 1,767,304 1,548,643

Approved by the Board of Directors on March 11, 2016 and signed on behalf of the Board by

Sheldon Gary Adelson Wong Ying Wai Toh Hup Hock

Chairman of the Board and President and Chief Operating Chief Financial Officer and

Chief Executive Officer Officer Executive Vice President

Director Director Director

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

32. COMPANY BALANCE SHEET (CONTINUED)

(a) The movement of reserves during the year are as follows

(Accumulated

Share-based Currency losses)/

Capital Share compensation translation retained

reserve premium reserves reserve earnings Total

US$’000

Balance at January 1, 2014 105,533 2,180,495 16,654(1,398)(75,349) 2,225,935

Profit for the year — — — — 1,808,542 1,808,542

Other comprehensive loss

for the year, net of tax — — —(805) —(805)

Total comprehensive income — — —(805) 1,808,542 1,807,737

Exercise of share options — 10,632 — — — 10,632

Transfer to share premium upon

exercise of share options — 6,438(6,438) — — —

Share-based compensation

of the Company — — 24,225 — — 24,225

Dividends to equity holders

of the Company —(800,563) — —(1,800,000)(2,600,563)

Balance at December 31, 2014 105,533 1,397,002 34,441(2,203)(66,807) 1,467,966

Profit for the year — — — — 2,272,313 2,272,313

Other comprehensive income

for the year, net of tax — — — 1,364 — 1,364

Total comprehensive income — — — 1,364 2,272,313 2,273,677

Exercise of share options — 3,547 — — — 3,547

Reclassification of certain

share-based compensation

awards from equity-settled

to cash-settled — —(6,571) — —(6,571)

Transfer to share premium upon

exercise of share options — 2,255(2,255) — — —

Forfeiture of share options — —(1,274) — 1,274 —

Share-based compensation

of the Company — — 19,400 — — 19,400

Dividends to equity holders

of the Company (Note 12) — — — —(2,071,408)(2,071,408)

Balance at December 31, 2015 105,533 1,402,804 43,741(839) 135,372 1,686,611

ANNUAL REPORT 2015

SANDS CHINA LTD.
4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33. PRINCIPAL SUBSIDIARIES

Details of the Group's principal subsidiaries as at December 31, 2015 are as follows:

Name	Place and date of incorporation/ establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
Directly held:				
Venetian Venture Development Intermediate Limited	Cayman Islands, June 21, 2002	Investment holding	US$1	100%
SCL IP Holdings, LLC	United States of America, September 29, 2009	Holder of trademark licenses	US$100	100%
Indirectly held:				
Cotai Ferry Company Limited	Macao, July 19, 2007	High speed ferry transportation services	MOP10,000,000	100%
Cotai Strip Lot 2 Apart Hotel (Macau) Limited	Macao, October 27, 2008	Hotel apartments	MOP4,100,000 MOP3,121,000 (preference shares)	100% 100%
Cotai Strip Lot 7 & 8 Development Limited	Macao, April 29, 2010	Hotels, restaurants, shopping mall, and conference and convention (dormant since 2013)	MOP100,000	100%
Cotai Services (HK) Limited	Hong Kong, July 11, 2007	Investment holding	HK$1	100%
CotaiJet 311 Ltd.	Cayman Islands, August 14, 2007	Ferry leasing	US$1	100%
CotaiJet 312 Ltd.	Cayman Islands, August 14, 2007	Ferry leasing	US$1	100%
CotaiJet 313 Ltd.	Cayman Islands, August 14, 2007	Ferry leasing	US$1	100%
CotaiJet 314 Ltd.	Cayman Islands, September 12, 2007	Ferry leasing	US$1	100%

202
ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33. PRINCIPAL SUBSIDIARIES (CONTINUED)

Name	Place and date of incorporation/ establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
CotaiJet 315 Ltd.	Cayman Islands, September 12, 2007	Ferry leasing	US$1	100%
CotaiJet 316 Ltd.	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 317 Ltd.	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 318 Ltd.	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 319 Ltd.	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 320 Ltd.	Cayman Islands, October 8, 2007	Ferry leasing	US$1	100%
CotaiJet 350 Ltd.	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet 351 Ltd.	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet 352 Ltd.	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
CotaiJet 353 Ltd.	Cayman Islands, January 21, 2008	Ferry leasing	US$1	100%
Cotaiwaterjet Sea Bridge 1 Ltd.	Cayman Islands, October 27, 2015	Pontoon leasing	US$1	100%
Cotaiwaterjet Sea Bridge 2 Ltd.	Cayman Islands, October 27, 2015	Pontoon leasing	US$1	100%
Sands Cotai East Holdings Limited	Cayman Islands, May 25, 2011	Holder of hotel franchise agreement	US$1	100%

203

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33. PRINCIPAL SUBSIDIARIES (CONTINUED)

Name	Place and date of incorporation/ establishment	Principal activities	Particulars of issued share/ registered capital	Effective interests held
Sands Cotai West Holdings Limited	Cayman Islands, May 25, 2011	Holder of hotel franchise agreement	US$1	100%
Sands Venetian Security Limited	Macao, June 22, 2011	Security services	MOP1,000,000	100%
Venetian Cotai Hotel Management Limited	Macao, March 12, 2008	Human resources administration	MOP500,000	100%
Venetian Cotai Limited	Macao, November 11, 2004	Hotels, restaurants, shopping mall, and conference and convention	MOP200,000,000	100%
Venetian Macau Finance Company	Cayman Islands, July 25, 2003	Financing (dormant since May 2005)	US$1	100%
Venetian Macau Limited (Note (i))	Macao, June 21, 2002	Gaming and other related activities	MOP200,000,000	100%
Venetian Orient Limited	Macao, February 2, 2006	Hotels, restaurants, shopping mall, and conference and convention	MOP100,000	100%
Venetian Retail Limited	Macao, June 15, 2007	Mall management	MOP1,500,000	100%
Venetian Travel Limited	Macao, October 16, 2006	Travel and tourism agency services	MOP2,100,000	100%
V-HK Services Limited	Hong Kong, September 6, 2004	Marketing and customer development services for VML	HK$1	100%
VML US Finance LLC	United States of America, January 3, 2006	Financing	Nil	100%

204

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.3 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

33. PRINCIPAL SUBSIDIARIES (CONTINUED)

Place and date Particulars of Effective

of incorporation/ issued share/ interests

Name establishment Principal activities registered capital held

Zhuhai Cotai Information PRC, Outsourcing services, including US$800,000 100%

Services Outsourcing September 30, 2010 information technology,

Company Limited accounting,

(Note (ii)) hotel reservation and

marketing

Zhuhai Cotai Logistics PRC, Procurement, US$4,500,000 100%

Hotel Services September 27, 2007 marketing and

Company Limited administrative

(Note (ii)) services

Notes:

(i) 10% of the company’s issued share capital is held through an usufruct agreement whereby VVDIL has the sole and exclusive benefi t.

Accordingly, the profits and losses and assets and liabilities of the company have been consolidated as to 100% thereof into the consolidated financial statements.

(ii) These entities are wholly foreign owned enterprises established in the PRC.

ANNUAL REPORT 2015

SANDS CHINA LTD.

4.4 FINANCIAL SUMMARY

CONSOLIDATED INCOME STATEMENTS

	Year ended December 31,				
	2011	2012	2013	2014	**2015**
			US$'000		
Net revenues	4,880,787	6,511,374	8,907,859	9,505,230	**6,820,078**
Operating profit	1,202,272	1,281,163	2,290,120	2,624,182	**1,518,772**
Profit before income tax	1,135,321	1,237,523	2,216,786	2,556,202	**1,470,628**
Income tax expense	(2,271)	(1,842)	(1,904)	(8,498)	**(11,186)**
Profit for the year attributable to equity holders of the Company	1,133,050	1,235,681	2,214,882	2,547,704	**1,459,442**

CONSOLIDATED BALANCE SHEETS

	December 31,				
	2011	2012	2013	2014	**2015**
			US$'000		
Assets					
Non-current assets	7,065,066	7,634,709	7,682,111	8,152,645	**8,970,901**
Current assets	3,062,619	2,752,770	3,783,389	3,194,946	**1,800,790**
Total assets	10,127,685	10,387,479	11,465,500	11,347,591	**10,771,691**
Equity and liabilities					
Equity	5,515,772	5,586,126	6,449,882	6,429,347	**5,838,605**
Non-current liabilities	3,349,513	3,247,210	3,082,521	3,298,439	**3,492,244**
Current liabilities	1,262,400	1,554,143	1,933,097	1,619,805	**1,440,842**
Total liabilities	4,611,913	4,801,353	5,015,618	4,918,244	**4,933,086**
Total equity and liabilities	10,127,685	10,387,479	11,465,500	11,347,591	**10,771,691**

206

ANNUAL REPORT 2015

SANDS CHINA LTD.

5. CORPORATE INFORMATION

(as at the Latest Practicable Date)

DIRECTORS

Executive Directors

Mr. Sheldon Gary Adelson

(Chairman of the Board and Chief Executive Officer)

Dr. Wong Ying Wai

(President and Chief Operating Officer)

Mr. Toh Hup Hock*

(Chief Financial Officer and Executive Vice President)

Non-Executive Directors

Mr. Robert Glen Goldstein Mr. Michael Alan Leven Mr. Charles Daniel Forman

Independent Non-Executive Directors

Ms. Chiang Yun

Mr. Victor Patrick Hoog Antink Mr. Steven Zygmunt Strasser

REGISTERED OFFICE IN CAYMAN ISLANDS

Intertrust Corporate Services (Cayman) Limited 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands

PRINCIPAL PLACE OF BUSINESS AND HEAD OFFICE IN MACAO

The Venetian Macao-Resort-Hotel Executive Offices, L2

Estrada da Baia de N. Senhora da Esperanca, s/n Taipa, Macao

PRINCIPAL PLACE OF BUSINESS IN HONG KONG

Level 54, Hopewell Centre 183 Queen’s Road East Hong Kong

COMPANY’S WEBSITE

www.sandschinaltd.com

COMPANY SECRETARY

Mr. Dylan James Williams

BOARD COMMITTEES

Audit Committee

Mr. Victor Patrick Hoog Antink (Chairman) Ms. Chiang Yun Mr. Steven Zygmunt Strasser

Remuneration Committee

Mr. Victor Patrick Hoog Antink Mr. Steven Zygmunt Strasser Dr. Wong Ying Wai

Nomination Committee

Mr. Sheldon Gary Adelson (Chairman)

Sands China Capital Expenditure Committee

Mr. Robert Glen Goldstein (Chairman) Mr. Michael Alan Leven Mr. Victor Patrick Hoog Antink Dr. Wong Ying Wai

AUTHORIZED REPRESENTATIVES

Mr. Toh Hup Hock* Mr. Dylan James Williams The Venetian Macao-Resort-Hotel Executive Offices, L2

Estrada da Baia de N. Senhora da Esperanca, s/n Taipa, Macao

CAYMAN ISLANDS PRINCIPAL SHARE REGISTRAR AND TRANSFER OFFICE

Intertrust Corporate Services (Cayman) Limited 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited Shops 1712–1716, 17th Floor Hopewell Centre 183 Queen’s Road East Wanchai Hong Kong

PRINCIPAL BANKERS

Banco Nacional Ultramarino S.A. Avenida Almeida Ribeiro, 22 Macao

Bank of China Limited, Macao Branch Bank of China Building Avenida Doutor Mario Soares Macao

STOCK CODE

1928

* Mr. Toh Hup Hock will resign as the Chief Financial Officer and Executive Vice President, an Executive Director and Authorized Representative, and a director of various subsidiaries of the Company, in each case, with effect from April 15, 2016. For details, please refer to the announcement of the Company dated October 18, 2015. On March 11, 2016, Dr. Wong Ying Wai was appointed by the Board as Authorized Representative with effect from April 15, 2016.

ANNUAL REPORT 2015

SANDS CHINA LTD.

6. CONTACT US

ANNUAL REPORT

This 2015 Annual Report is printed in English and Chinese languages and is available on our website at www.sandschinaltd.com and was posted to Shareholders.

Those Shareholders who (a) received our 2015 Annual Report electronically and would like to receive a printed copy or vice versa; or (b) received our 2015 Annual Report in either English or Chinese language only and would like to receive a printed copy of the other language version or to receive printed copies of both language versions in the future, may at any time change their means of receipt or choice of the language of the Company’s corporate communications free of charge by reasonable notice in writing to the Company c/o the Hong Kong Share Registrar by post at Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong or by email to sandschina.ecom@computershare.com.hk.

Those Shareholders who have chosen to receive this 2015 Annual Report by electronic means and who, for any reason, have difficulty in receiving or gaining access to this 2015 Annual Report, may also request to be sent a copy of this 2015 Annual Report in printed form free of charge by submitting a written request to the Company c/o the Hong Kong Share Registrar by post or by email.

REGISTER OF MEMBERS

The Register of Members of the Company will be closed on the following dates:

Book Closure Period/Date Purpose Final Lodging Date

May 17, 2016 to May 27, 2016 To determine the identity of Shareholders May 16, 2016 who are entitled to attend and vote at the AGM

June 3, 2016 To determine the identity of Shareholders June 2, 2016 who are entitled to the final dividend

ANNUAL GENERAL MEETING

To be held on May 27, 2016. The notice of the AGM, which constitutes part of the circular to Shareholders, and the proxy form will be sent to the Shareholders together with this 2015 Annual Report. The notice of the AGM and the proxy form will also be available on the Company’s website.

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited

Address: Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong

Telephone: +852 2862 8628

Facsimile: +852 2865 0990

Email: hkinfo@computershare.com.hk

CONTACT US

Address: Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong

Telephone: +853 8118 2888

Facsimile: +853 2888 3382

Email: scl-enquiries@sands.com.mo

ANNUAL REPORT 2015

SANDS CHINA LTD.

7. GLOSSARY

“adjusted EBITDA” adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization,

net foreign exchange gains or losses, gain or loss on disposal of property and equipment,

investment properties and intangible assets, fair value gains or losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax expense. With respect to adjusted EBITDA for each of our properties, we make allocations of the shared support expenses based on revenue attributable to each property.

Adjusted EBITDA is used by management as the primary measure of operating performance of our Group’s properties and to compare the operating performance of our Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of our IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA presented in the report may not be comparable to other similarly titled measures of other companies. In addition, our adjusted

EBITDA presented in the report may differ from adjusted EBITDA presented by LVS for its

Macao segment in its filings with the U.S. Securities and Exchange Commission

“ADR” the average daily rate per occupied room in a given time period, calculated as room revenue divided by the number of rooms sold

“Board” the board of directors of the Company

“cage” a secure room within a casino with a facility that allows patrons to exchange cash for chips required to participate in gaming activities, or to exchange chips for cash

“CAGR” compound annual growth rate

“Capex Committee” Sands China Capital Expenditure Committee of the Company

“casino(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games

“Chief Executive” a person who either alone or together with one or more other persons is or will be responsible under the immediate authority of the board of directors for the conduct of the business of the

Company

“China” or the “PRC” the People’s Republic of China excluding, for the purpose of this Annual Report only, Hong

Kong, Macao and Taiwan, unless the context otherwise requires

“chip(s)” tokens issued by a casino to players in exchange for cash or credit, which may be used to place bets on gaming tables, in lieu of cash

ANNUAL REPORT 2015

“Code”

“Company”, “our”, “we”, “us”, or “Sands China”

“Company Code”

“Concessionaire(s)”

“Controlling Shareholder(s)”

“Cotai” “Cotai Strip” “DICJ”

“Director(s)” “DSEC” “Deloitte” “EBITDA” “Equity Award Plan”

SANDS CHINA LTD.

7. GLOSSARY

Corporate Governance Code contained in Appendix 14 of the Listing Rules

Sands China Ltd., a company incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability and, except where the context otherwise requires, all of its subsidiaries, or where the context refers to the time before it became the holding company of its present subsidiaries, its present subsidiaries. When used in the context of gaming operations or the Subconcession, “we”, “us”, or “our” refers exclusively to VML the Company’s own securities trading code for securities transactions by the Directors and relevant employees the holder(s) of a concession for the operation of casino games in the MSAR. As at the Latest Practicable Date, the Concessionaires were Galaxy, SJM and Wynn Resorts Macau has the meaning ascribed to it under the Listing Rules and, with respect to our Company, the controlling Shareholders as referred to in “Relationship with Our Controlling Shareholders” of our Prospectus the name given to the land reclamation area in the MSAR between the islands of Coloane and Taipa integrated resort projects on Cotai being developed by us and inspired by the Las Vegas Strip in Las Vegas, Nevada, U.S.A. LVS has registered the Cotai Strip trademark in Hong Kong and Macao

Gaming Inspection and Coordination Bureau (“Direcção de Inspecção e Coordenação de Jogos”) under the Secretary for Economy and Finance of the MSAR member(s) of the board of directors of the Company the Statistics and Census Service of the MSAR Deloitte Touche Tohmatsu earnings before interest, taxes, depreciation and amortization the Equity Award Plan conditionally adopted by our Company on November 8, 2009 and amended on February 19, 2016

ANNUAL REPORT 2015

SANDS CHINA LTD.

7. GLOSSARY

“Exchange Rate”

“First Trademark License Agreement”

“Four Seasons Hotel” “Galaxy” “gaming area(s)” “gaming promoter(s)”

“GDP”

“Global Offering”

“Group”

“HIBOR”

“HK$” or “HK dollars”

save as otherwise stated, amounts denominated in U.S. dollars, MOP and Hong Kong dollars have been converted, for the purposes of illustration only, in this Annual Report at: US$1.00: HK$7.7508 US$1.00: MOP7.9833 HK$1.00: MOP1.03

the trademark license agreement dated May 25, 2006 entered into between VML and Venetian Cotai Limited (as licensees) with LVS, Las Vegas Sands, LLC and Venetian Casino Resort, LLC (as licensors)

refers to the Four Seasons Hotel Macao, Cotai Strip®, which is managed and operated by FS Macau Lda., an affiliate of Four Seasons Hotels Limited

Galaxy Casino S.A. (also known as Galaxy Casino Company Limited), a company incorporated in Macao on November 30, 2001 and one of the three Concessionaires a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games but has not been designated as a casino by the Macao Government individuals or corporations licensed by and registered with the Macao Government to promote games of fortune and chance to patrons, through the arrangement of certain services, including extension of credit (regulated by Law No. 5/2004), transportation, accommodation, dining and entertainment, whose activity is regulated by Administrative Regulation No. 6/2002 gross domestic product

the offer of Shares in the Company by subscription for cash at HK$10.38 on November 30, 2009 on and subject to the terms outlined in the Prospectus our Company and its subsidiaries and, in respect of the period before our Company became the holding company of such subsidiaries, the entities that carried on the business of the present Group at the relevant time the Hong Kong Interbank Offered Rate

Hong Kong dollars, the lawful currency of Hong Kong

ANNUAL REPORT 2015

SANDS CHINA LTD.

7. GLOSSARY

“Hong Kong” or “HKSAR” “IFRS” “integrated resort(s)”

“Latest Practicable Date” “LIBOR” “Listing” “Listing Date”

“Listing Rules”

“LVS”

“LVS Group” “Macao” or “MSAR” “Macao Government”

“Main Board”

“mass market player(s)”

“Melco Crown”

the Hong Kong Special Administrative Region of the PRC

International Financial Reporting Standards

a resort which provides customers with a combination of hotel accommodations, casinos or gaming areas, retail and dining facilities, MICE space, entertainment venues and spas

March 17, 2016

London Interbank Offered Rate

the listing of the Shares on the Main Board on November 30, 2009

November 30, 2009, the date on which dealings in the Shares first commenced on the Main Board the Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time)

Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A. in August 2004 and the common stock of which is listed on the New York Stock Exchange

LVS and its subsidiaries (excluding our Group)

the Macao Special Administrative Region of the PRC

the local government of the MSAR, established on December 20, 1999 and the local administration before this date the stock exchange (excluding the option market) operated by the Stock Exchange which is independent of and operated in parallel with the Growth Enterprise Market of the Stock Exchange

Non-Rolling Chip and slot players

Melco Crown Jogos (Macau), S.A., a private company limited by shares (“sociedade anónima”) incorporated on May 10, 2006 under the laws of Macao and one of the three Subconcessionaires

ANNUAL REPORT 2015

SANDS CHINA LTD.

7. GLOSSARY

“MGM Grand Paradise” “MICE” “Model Code”

“MOP” or “pataca(s)”

“Parcel 1”

“Parcel 2” “Parcel 3” “Parcels 5 and 6” “premium player(s)” “Prospectus”

“RMB” or “Renminbi” “Rolling Chip play” “Rolling Chip volume”

MGM Grand Paradise, S.A. (also known as MGM Grand Paradise Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 17, 2004 under the laws of Macao and one of the three Subconcessionaires

Meetings, Incentives, Conventions and Exhibitions, an acronym commonly used to refer to tourism involving large groups brought together for an event or corporate meeting

Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules

Macao pataca, the lawful currency of Macao

a land parcel on Cotai totaling 290,562 square meters described under Registration No. 23225 by the Macau Property Registry, on which The Venetian Macao has been constructed a land parcel on Cotai totaling 53,303 square meters described under Registration No. 23223 by the Macau Property Registry, on which The Plaza Macao has been constructed a land parcel on Cotai totaling 61,681 square meters described under Registration No. 23224 by the Macau Property Registry, on which The Parisian Macao is being developed land parcels on Cotai totaling 150,134 square meters, including 44,576 square meters designated as a tropical garden, described under Registration No. 23288 by the Macau Property Registry, on which Sands Cotai Central has been constructed

Rolling Chip players who have a direct relationship with gaming operators and typically participate in gaming activities in casinos or gaming areas without the use of gaming promoters our Listing prospectus dated November 16, 2009, which is available from our website at www.sandschinaltd.com

Renminbi, the lawful currency of China

play by VIP and premium players (excludes Paiza cash players) using non-negotiable chips casino revenue measurement, measured as the sum of all non-negotiable chips wagered and lost by VIP and premium players (excludes Paiza cash players)

ANNUAL REPORT 2015

SANDS CHINA LTD.

7. GLOSSARY

“Sands Cotai Central”

“Sands Macao”

“Sands Resorts Cotai Strip Macao”

“Second Trademark Sub-License Agreement”

“SFO”

“Shared Services Agreement”

“Share(s)” “Shareholder(s)” “SJM”

“Stock Exchange”

“Subconcession” or “Subconcession Contract”

Our integrated resort development on Parcels 5 and 6. On April 11, 2012, the first hotel tower on parcel 5 opened and features 636 rooms and suites under the Conrad hotel brand and 1,224 rooms under the Holiday Inn hotel brand. The Group also opened significant gaming, MICE, retail space and other integrated resort amenities, all of which are operated by the Group. On September 20, 2012, the first hotel tower on parcel 6 opened and features 1,796 Sheraton- branded hotel rooms and suites, along with additional gaming area, retail, entertainment, dining and MICE facilities, which are operated by the Group. On January 28, 2013, the second hotel tower on parcel 6 opened and features 2,067 additional Sheraton-branded hotel rooms and suites. The Group further expanded Sheraton towers featuring an extra 105 rooms and suites in November 2015. On December 18, 2015, the second hotel tower on parcel 5 opened and features 400 St. Regis- branded hotel rooms and suites, and dining and meeting facilities the Sands Macao, which includes gaming areas, a hotel tower, restaurants and a theater the name given to our integrated resorts on Cotai

the trademark sub-license agreement dated November 8, 2009 entered into between Las Vegas Sands, LLC and SCL IP Holdings, LLC the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong) as amended, supplemented or otherwise modified from time to time the shared services agreement dated November 8, 2009 and most recently renewed on December 12, 2014, entered into between LVS and our Company to regulate their relationship with respect to the provision of certain shared services ordinary shares in our Company with a nominal value of US$0.01 each holder(s) of Shares

Sociedade de Jogos de Macau, S.A., a private company limited by shares (“sociedade anónima”), incorporated on November 28, 2001 under the laws of Macao and one of the three Concessionaires

The Stock Exchange of Hong Kong Limited

the tripartite Subconcession Contract for the operation of casino games dated December 26, 2002 among Galaxy, the Macao Government and VML

ANNUAL REPORT 2015

SANDS CHINA LTD.

7. GLOSSARY

“Subconcessionaire(s)” “table games” “The Parisian Macao” “The Plaza Macao” “The Venetian Macao” “TTFT”

“United States”, “U.S.” or “U.S.A.”

“US$” or “U.S. dollars” “U.S. GAAP” “VIP player(s)”

“VIP room(s)”

“visit(s)” or “visitation(s)”

the holder(s) of a subconcession for the operation of casino games in the MSAR. As at the Latest Practicable Date, the Subconcessionaires were VML (one of our subsidiaries), Melco Crown and MGM Grand Paradise typical casino games, including card games such as baccarat, blackjack and hi-lo (also known as “sic bo”) as well as craps and roulette an integrated resort being developed on Parcel 3, which will include a gaming area, hotel, a shopping mall and other integrated resort amenities an integrated resort which includes (i) the Four Seasons Hotel; (ii) the Plaza Casino gaming area operated by VML; (iii) the Paiza Mansions, the Shoppes at Four Seasons, restaurants and a spa, each of which are operated by us; and (iv) a luxury apart-hotel tower, which is anticipated to be branded and serviced by Four Seasons; except where the context indicates otherwise

The Venetian® Macao-Resort-Hotel, an integrated resort that includes casino and gaming areas, a hotel, MICE space, the Shoppes at Venetian, over 50 different restaurants and food outlets, a 15,000-seat arena and other entertainment venues the Taipa Temporary Ferry Terminal, a ferry terminal in Taipa, Macao, which was developed and is owned by the Macao Government. The terminal opened in October 2007 and is an interim facility. It is expected to be replaced by a permanent ferry terminal in Taipa, which is currently under construction by the Macao Government the United States of America, including its territories and possessions and all areas subject to its jurisdiction

United States dollars, the lawful currency of the United States accounting principles generally accepted in the United States

Rolling Chip players who play almost exclusively in dedicated VIP rooms or designated casino or gaming areas and are sourced from gaming promoters rooms or designated areas within a casino or gaming area where VIP players and premium players gamble with respect to visitation of our properties, the number of times a property is entered during a fixed time period. Estimates of the number of visits to our properties is based on information collected from digital cameras placed above every entrance in our properties, which use video signal image processor detection and include repeat visitors to our properties on a given day

ANNUAL REPORT 2015

SANDS CHINA LTD.

7. GLOSSARY

“VML” “VOL” “VVDIL” “VVDI (II)”

“Wynn Resorts Macau”

our subsidiary, Venetian Macau, S.A. (also known as Venetian Macau Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 21, 2002 under the laws of Macao, one of the three Subconcessionaires and the holder of the Subconcession

Venetian Orient Limited, a wholly owned subsidiary of the Company and owner and developer of Sands Cotai Central our subsidiary, Venetian Venture Development Intermediate Limited, a company incorporated in the Cayman Islands on June 21, 2002 as an exempted company with limited liability

Venetian Venture Development Intermediate II, a company incorporated in the Cayman Islands on January 23, 2003 as an exempted company with limited liability and an indirect, wholly owned subsidiary of LVS and our immediate Controlling Shareholder

Wynn Resorts (Macau) S.A., a private company limited by shares (“sociedade anónima”) incorporated on October 17, 2001 under the laws of Macao and one of the three Concessionaires

ANNUAL REPORT 2015

www.sandschinaltd.com

This annual report is printed on recycled paper using soy ink